Exhibit 10.1

EXECUTION VERSION

$375,000,000

CREDIT AGREEMENT

among

ESH HOSPITALITY, INC.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

GOLDMAN SACHS BANK USA, CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES, INC. AND J.P. MORGAN SECURITIES LLC,

as Syndication Agents,

and

GOLDMAN SACHS BANK USA,

as Administrative Agent

Dated as of June 23, 2014

GOLDMAN SACHS BANK USA, CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES, INC. AND J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners

-ii-

	4.3	Existence; Compliance with Law	63
	4.4	Power; Authorization; Enforceable Obligations	63
	4.5	No Legal Bar	63
	4.6	Litigation	64
	4.7	No Default	64
	4.8	Ownership of Property; Liens	64
	4.9	Intellectual Property	64
	4.10	Taxes	64
	4.11	Federal Regulations	64
	4.12	ERISA	64
	4.13	Investment Company Act; Other Regulations	65
	4.14	Subsidiaries	65
	4.15	Use of Proceeds	65
	4.16	Environmental Matters	66
	4.17	Accuracy of Information, etc.	67
	4.18	Collateral Documents	67
	4.19	Insurance	68
	4.20	Anti-Corruption Laws and Sanctions	68
	4.21	Certain Documents	68

Section	5.	Conditions Precedent	68

	5.1	Conditions to Initial Extension of Credit	68
	5.2	Conditions to Each Extension of Credit	72

Section	6.	Affirmative Covenants	72

	6.1	Financial Statements	72
	6.2	Certificates; Other Information	73
	6.3	Payment of Obligations	74
	6.4	Taxes	74
	6.5	Maintenance of Existence; Compliance	75
	6.6	Maintenance of Property; Insurance	75
	6.7	Inspection of Property; Books and Records; Discussions	75
	6.8	Notices	75
	6.9	Environmental Laws	76
	6.10	Additional Collateral, etc.	77
	6.11	Use of Proceeds	78
	6.12	Know Your Customer	78
	6.13	Further Assurances	78
	6.14	[Reserved.]	79
	6.15	Trigger Event	79
	6.16	Cash Management Account	79

Section	7.	Negative Covenants	79

	7.1	[Reserved.]	79

iii

	7.2	Indebtedness	79
	7.3	Liens	82
	7.4	Fundamental Changes	85
	7.5	Restricted Payments	87
	7.6	Transactions with Affiliates	87
	7.7	Amendments to Mortgage Loan Documents	87
	7.8	No Further Negative Pledges	88
	7.9	Restrictions on Subsidiary Distributions	89
	7.10	Investments	91
	7.11	Disposal of Subsidiary Interests	93
	7.12	Asset Sales	94
	7.13	Sales and Lease Backs	95

Section	8.	Events of Default	96

	8.1	Events of Default	96

Section	9.	The Agents	99

	9.1	Appointment	99
	9.2	Delegation of Duties	99
	9.3	Exculpatory Provisions	99
	9.4	Reliance by Administrative Agent	100
	9.5	Notice of Default	100
	9.6	Non-Reliance on Agents and Other Lenders	100
	9.7	Indemnification	101
	9.8	Agent in Its Individual Capacity	101
	9.9	Successor Administrative Agent	101
	9.10	Lead Arrangers; Joint Bookrunners; Syndication Agents	102
	9.11	Agents May File Proofs of Claim	102
	9.12	Agents under Collateral Documents and Subsidiary Guarantee	103
	9.13	Intercreditor Agreements	103

Section	10.	Miscellaneous	104

	10.1	Amendments and Waivers	104
	10.2	Notices	105
	10.3	No Waiver; Cumulative Remedies	108
	10.4	Survival of Representations and Warranties	108
	10.5	Payment of Expenses; Damages Waiver	109
	10.6	Successors and Assigns; Participations and Assignments	110
	10.7	Adjustments; Set-off	117
	10.8	Counterparts	118
	10.9	Severability	118
	10.10	Integration	118
	10.11	GOVERNING LAW	118
	10.12	Submission To Jurisdiction; Waivers	119

iv

10.13	Acknowledgements	119
10.14	Interest Rate Limitation	119
10.15	Releases of Liens	120
10.16	Confidentiality	120
10.17	WAIVERS OF JURY TRIAL	121
10.18	USA Patriot Act	121

SCHEDULES:

1.1A	Term Commitments
1.1B	Immaterial Subsidiaries
4.4	Consents, Authorizations, Filings and Notices
4.14	Subsidiaries
4.18	Collateral Filings
6.16	Mortgaged Properties
7.2	Indebtedness
7.3	Liens
7.9	Restrictions
7.10	Investments

EXHIBITS:

A	Form of Subsidiary Guarantee
B	Form of Security Agreement
C	[Reserved]
D	Form of Secretary’s Certificate
E	Form of Assignment and Assumption
F	Form of Exemption Certificates (1-4)
G	[Reserved]
H	[Reserved]
I	Form of Account Control Agreement
J	Form of Conditional Account Control Agreement
K	Form of Subsidiary Perfection Certificate
L	Form of Notice to Cash Management Agent
M	Form of Funding Notice
N	Form of Conversion/Continuation Notice
O	Form of Intercompany Note
P	Modified Dutch Auction Procedures

v

CREDIT AGREEMENT (this “Agreement”), dated as of June 23, 2014, among ESH HOSPITALITY, INC., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), GOLDMAN SACHS BANK USA, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES, INC. AND J.P. MORGAN SECURITIES LLC, as syndication agents (in such capacities, the “Syndication Agents”), and GOLDMAN SACHS BANK USA, as administrative agent.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Accepting Lender”: as defined in Section 2.22(d)(ii).

“Account”: the deposit account of Borrower numbered ******* located at the Account Bank.

“Account Bank”: JPMorgan Chase Bank, N.A., or such other bank acceptable to the Administrative Agent.

“Account Control Agreement”: the Account Control Agreement, substantially in the form of Exhibit I.

“Additional Lender”: at any time, any Assignee permitted under Section 10.6 that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.22(c).

“Adjusted Trigger Event”: an “Adjusted Trigger Event” as defined in the Existing REIT Credit Facility as in effect on the Closing Date.

“Administrative Agent”: Goldman Sachs Bank, USA as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or is a director or officer of such Person or of an Affiliate of such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliate Assignment Agreement”: an Assignment and Assumption Agreement substantially in the form of Annex C to Exhibit P, with such amendments or modifications as may be approved by Administrative Agent.

“Agents”: the collective reference to the Syndication Agents and the Administrative Agent.

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries concerning or relating to bribery or corruption.

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

ABR Loans	Eurodollar Loans
3.25%	4.25%

“Applicable Percentage”: with respect to any Lender, the percentage of the total Loans represented by such Lender’s Loans.

“Approved Electronic Communications”: any notice, demand, communication, information, document or other material that any Loan Party provides to Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Agents or Lenders by means of electronic communications pursuant to Section 10.2(b).

“Approved Fund”: as defined in Section 10.6(b).

“Asset Sale”: a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with (any such transaction, a “Disposition”), any Person (other than Borrower or any Subsidiary Guarantors), in one transaction or a series of transactions, of all or any part of Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Capital Stock of any of Borrower’s Subsidiaries, other than (i) inventory sold, leased or licensed out in the ordinary course of business of (x) the Borrower and its Subsidiaries or (y) other real estate investment trusts (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and (ii) sales, leases or licenses out of other assets for aggregate consideration of less than $15,000,000 with respect to any transaction or series of related transactions and less than $35,000,000 in the aggregate during any fiscal year of Borrower.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E or an Affiliate Assignment Agreement.

“Auction Manager”: Administrative Agent, any Lead Arranger or any other financial institution or advisor engaged by Borrower.

“Award”: any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Supplemental Property.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower Remainder Subaccount”: as defined in the Domestic Cash Management Agreement.

“Borrowing Date”: any Business Day specified by Borrower as a date on which Borrower requests the relevant Lenders to make Loans hereunder.

“BREP”: collectively, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners VI.F L.P. and Blackstone Real Estate Holdings VI L.P., each a Delaware limited partnership, together with their respective permitted successors and/or assigns.

“Business”: as defined in Section 4.16(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs) and non-recurring expenses associated with rebranding and repositioning (including signage, marketing, advertising and naming) relating to the Supplemental Properties.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that Capital Lease Obligations shall not include any obligations of any Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as in effect on the Closing Date.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, bankers’ acceptances, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended.

“Cash Management Agent”: the “Agent” as defined in the Mortgage Loan Agreement.

“Casualty”: a fire or other casualty that damages or destroys, in whole or in part, any Supplemental Property.

“Centerbridge”: Centerbridge Capital Partners, L.P., a Delaware limited partnership, together with its permitted successors and assigns.

“Change in Law”: the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Parent and the Sponsor or any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Class”: when used in reference to any Loan, shall refer to whether such Loan is an Existing Loan or Extended Loan (of the same Extension Series) or New Term Loan or Loan with respect to Credit Agreement Refinancing Indebtedness.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is June 23, 2014.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Collateral Documents.

“Collateral Documents”: collectively, the Security Agreement, the Account Control Agreement, the Conditional Account Control Agreement, and any other account control agreements, pledge agreements or other similar agreements delivered to the Administrative Agent.

“Condemnation”: a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Supplemental Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Supplemental Property or any part thereof.

“Conditional Account Control Agreement”: the Conditional Account Control Agreement, substantially in the form of Exhibit J, or in such other form as is reasonably acceptable to the Administrative Agent.

“Conditional Controlled Account”: the deposit account of Borrower numbered ******* located at the Conditional Controlled Account Bank or any successor account that is subject to a Conditional Account Control Agreement executed by Borrower, the Administrative Agent and the applicable Conditional Controlled Account Bank.

“Conditional Controlled Account Bank”: Bank of America, N.A. or such other depositary bank reasonably acceptable to the Administrative Agent.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures”: for any period, the aggregate of all expenditures of Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries.

“Consolidated Current Assets”: as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees, derivative financial instruments and any assets in respect of Swap Agreement, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to this Agreement, or any consummated acquisition.

“Consolidated Current Liabilities”: as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of long term debt (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves or severance, (E) revolving credit loans, swingline loans and letter of credit obligations under the ESH Revolving Credit Agreement, or any Permitted Refinancing thereof, or any other revolving loans, swingline loans and letter of credit obligations under any other revolving credit facility, (F) the current portion of any Capital Lease Obligation, (G) deferred revenue arising from cash receipts that are earmarked for specific projects, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term debt or liabilities, (J) accrued litigation settlement costs and (K) any liabilities in respect of Swap Obligations, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to this Agreement or any consummated acquisition.

“Consolidated EBITDA”: for any Reference Period, the Net Operating Income for such Reference Period (a) plus, without duplication, the sum of (i) any recurring cash income of Borrower or any of its Subsidiaries, (ii) to the extent reflected as a charge in the statement of such Net Operating Income for such Reference Period, any non-cash expenses or losses and (iii) to the extent reflected as a charge in the statement of such Net Operating Income for such Reference Period, any non-recurring or extraordinary expenses or losses, provided, that the amounts referred to in this clause (a)(iii) shall not exceed $100,000,000 in the aggregate after the Closing Date (net of any deductions pursuant to clause (b)(iii) below), and (b) minus the sum of (i) all actual non-property level management, marketing and other allocated general and administrative expenses of Borrower or any Subsidiary thereof and all other expenses that appear on the income statement of Borrower, (ii) to the extent included in the statement of such Net Operating Income for such Reference Period, any non-cash income or gains, (iii) to the extent included in the statement of such Net Operating Income for such Reference Period, any non-recurring or extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Net Operating Income for such Reference Period, gains on the sales of assets outside of the ordinary course of business), and (iv) any cash payments made during such Reference Period in respect of items described in clause (a)(iii) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Net Operating Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Net Leverage Ratio or Consolidated Leverage Ratio, (i) if at any time during such Reference Period Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the

Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if at any time during such Reference Period Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Borrower or any of its Subsidiaries in excess of $1,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to Borrower or any of its Subsidiaries in excess of $1,000,000.

“Consolidated Excess Cash Flow”: for any period, an amount (if positive) equal to:

(i) the sum, without duplication, of the amounts for such period of (a) Net Operating Income, plus, (b) to the extent reducing Net Operating Income, the sum, without duplication, of amounts for non-Cash charges reducing Net Operating Income, including for depreciation and amortization (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash gain that was paid in a prior period), plus (c) decreases in Consolidated Working Capital (except as a result of the reclassification of items from short term to long term or vice versa) for such period (other than any such decreases arising from acquisitions or Dispositions outside the ordinary course of assets, business units or property by the Borrower or any Subsidiary completed during such period or the application of recapitalization or purchase accounting), plus (d) an amount equal to the aggregate net non-Cash loss on Dispositions by the Borrower and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Net Operating Income), minus

(ii) the sum, without duplication, of (to the extent not deducted in determining Net Operating Income), (a) all voluntary prepayments (other than with respect to the Loans to the extent deducted pursuant to Section 2.9(d) and, in the case of the Existing REIT Credit Facility or any other revolving credit facility, unless such prepayments are accompanied by a corresponding permanent reduction of commitments thereunder) and scheduled repayments of Indebtedness and Capital Lease Obligations except to the extent funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities) during such period plus (b) to the extent increasing Net Operating Income, the sum, without duplication, of amounts for non-Cash gains increasing Net Operating Income, (c) Consolidated Capital Expenditures, except to the extent funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities), during such period plus (d) all Taxes payable in Cash by Borrower and its Subsidiaries plus (e) all Consolidated Interest Expense in respect of Indebtedness to the extent payable in Cash by Borrower and its Subsidiaries during such period plus (f) increases in Consolidated Working Capital (except as a result of the reclassification of items from short term to long term or vice versa) for such period (other than any such increases arising from acquisitions or Dispositions outside the ordinary course by the Borrower and its Subsidiaries during such period or the application of recapitalization or purchase accounting) plus (g) without duplication for amounts deducted for any prior period, any Cash payments on accord of acquisitions permitted under Section 7.10 and Investments pursuant to Section 7.10 (other than Investments in (x) Cash and Cash Equivalents and (y) Borrower or any of its Subsidiaries) and, at the option of Borrower, any Cash payments in respect of acquisitions and other Investments permitted by Section 7.10 (other than Investments in (x) Cash and Cash Equivalents and (y) Borrower or any of its Subsidiaries) made after such period and prior to the date of the applicable Consolidated Excess Cash Flow payment for such period except to the extent funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities), plus (h) an amount of Restricted Payments permitted under Section 7.5 paid during such period plus (i) an amount equal to the aggregate net non-Cash gain on a Disposition by the Borrower and the Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Net Operating Income plus (j) Cash payments by the Borrower and its Subsidiaries during such period in respect of long term liabilities of the Borrower and its Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Net Operating Income plus (k) the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries during such period except to the extent funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities), including expenditures for the payment of financing fees, to the extent that such expenditures are not expensed during such period or are not deducted in calculating Net Operating Income.

“Consolidated Fixed Charges”: for any period, the sum, without duplication, of the amounts determined for Borrower and its Subsidiaries on a consolidated basis equal to (i) Consolidated Interest Expense, (ii) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and (iii) all dividends or other distributions paid or accrued (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Consolidated Interest Expense”: for any period, total interest expense (including the interest component of capital leases determined in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit, and giving effect to any net payments under interest rate swap agreements, but, excluding (i) any amount not payable in Cash during the applicable period and (ii) debt issuance costs, debt discount or premium and other financing fees and expenses.

“Consolidated Leverage Ratio”: as of the last day of any Reference Period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such Reference Period.

“Consolidated Net Leverage Ratio”: as of the last day of any Reference Period, the ratio of (a)(i) Consolidated Total Debt on such day minus (ii) Unrestricted Cash on such day to (b) Consolidated EBITDA for such Reference Period.

“Consolidated Senior Debt”: as of any date, Consolidated Total Debt that (x) is Secured Indebtedness (other than Indebtedness incurred under this Agreement, under the Existing REIT Credit Facility or any other Indebtedness that is secured on a pari passu basis with the Obligations) or (y) was incurred by any Subsidiary of Borrower.

“Consolidated Total Assets”: as of any date, the total assets of Borrower and its Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Borrower as of such date.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness (other than Indebtedness under clause (f) and (g) of the definition thereof) of Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital”: as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Notice”: a Conversion/Continuation Notice substantially in the form of Exhibit N.

“Credit Agreement Refinancing Indebtedness”: (a) Permitted Refinancing Notes or (b) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such Credit Agreement Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest, fees and premium thereon plus other reasonable amounts paid, and fees, commissions and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension (including original issue discount, if any), (ii) such Credit Agreement Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Refinanced Debt, (iii) any covenants, events of default and other provisions under any Credit Agreement Refinancing Indebtedness (other than voluntary prepayment or redemption provisions and pricing (including interest rate, fees, funding discounts and prepayment premiums)) shall be substantially identical to or, (taken as a whole) no more favorable to the lenders or holders providing such Credit Agreement Refinancing Indebtedness than the terms applicable to the Refinanced Debt (as determined by the board of directors of Borrower in good faith) (except for (x) covenants and or other provisions applicable only to periods after the Maturity Date at the time of incurrence of such Indebtedness) and (y) for any Previously Absent Repayment and Financial Maintenance Covenant, in which case the Agent shall be given prompt written notice of such Previously Absent Repayment and Financial Maintenance Covenant and the Loan Documentation shall be automatically and without further action deemed modified on or prior to the date of the incurrence of the Credit Agreement Refinancing Indebtedness to include such

Previously Absent Repayment and Financial Maintenance Covenant for the benefit of the Loans, it being understood that upon the amendment of the Loan Documentation to include any such Previously Absent Repayment and Financial Maintenance Covenant, any subsequent amendment, modification or waiver to the Loan Documentation as it pertains to such Previously Absent Repayment and Financial Maintenance Covenant shall only be permitted in Section 10.1), (iv) such Credit Agreement Refinancing Indebtedness may share ratably or less than ratably in any prepayments of the Loans (but shall not share more than ratably) and (v) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans.

“Cumulative Amount”: at any time (the “Cumulative Amount Reference Time”), an amount (which shall not be less than zero) equal to the following:

(i) (x) an amount, not less than zero, determined on a cumulative basis, equal to Consolidated Excess Cash Flow of Borrower and its Subsidiaries for the period from July 1, 2014 to December 31, 2014 and for each fiscal year of Borrower (but not less than zero for any such fiscal year or period) completed after the Closing Date (commencing with the fiscal year ending December 31, 2015) and prior to the Cumulative Amount Reference Time, minus (y) the portion of such Consolidated Excess Cash Flow that has been (or is required to be) applied after the Closing Date and prior to the Cumulative Amount Reference Time to the prepayment of Loans in accordance with Section 2.9(d); plus

(ii) the amount of any Cash or Cash Equivalent capital contributions or net proceeds from the sale or issuance of any Qualified Equity Interests received by Borrower (or any parent entity thereof) and contributed to Borrower and Not Otherwise Applied during the period from and including the Business Day immediately following the Closing Date through and including the Cumulative Amount Reference Time; plus

(iii) the aggregate principal amount of any Indebtedness of Borrower or any Subsidiary of Borrower issued after the Closing Date, which has been converted into or exchanged for Capital Stock of Borrower, or any parent entity that does not constitute Disqualified Capital Stock, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv) the net proceeds received by Borrower or any Subsidiary of Borrower during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition of any Investment made pursuant to Section 7.10(q); minus

(v) the aggregate amount of any Investments made pursuant to Section 7.10(f) and (p) during the period commencing on the Closing Date and ending on or prior to the Cumulative Amount Reference Time (and, for purposes of this clause (v), without taking account of the intended usage of the Cumulative Amount at such Cumulative Amount Reference Time but after giving effect to any return on such Investments determined in accordance with the definition thereof).

“Customary Intercreditor Agreement”: (a) in connection with the incurrence of secured Indebtedness the Liens on the Collateral securing which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations, the Intercreditor Agreement, as it may be amended, amended and restated, restated, waived, supplemented or otherwise modified, or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and (b) to the extent executed in connection with the incurrence of secured Indebtedness the Liens on the Collateral securing which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations at the option of Borrower, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and Borrower, which agreement shall provide, inter alia, that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations.

“Debtor Relief Laws”: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Deposit Account”: a “deposit account” (as defined in the Uniform Commercial Code as in effect in the State of New York from time to time) and also means and includes all demand, time, savings, passbook or similar accounts maintained by a Loan Party with a bank or other financial institution, whether or not evidenced by an instrument, all cash and other funds held therein and all passbooks related thereto and all certificates and instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts, including without limitation the Account and the Conditional Controlled Account.

“Designated Non-Cash Consideration”: the fair market value of non-cash consideration received by a Borrower or a Subsidiary of Borrower in connection with a Disposition pursuant to Section 7.12(p) that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration.

“Disposition”: as defined in the definition of “Asset Sale”.

“Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Maturity Date and except, in the case of clauses (i) and (ii), if as a result of a change of control, initial public offering, Disposition or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control, initial public offering, Disposition or asset sale event are subject to the prior payment in full of all Obligations.

“Disqualified Institution”: any (i) Person designated by Borrower or Sponsor, and accepted by the Administrative Agent, on or before the Closing Date, and (ii)(x) competitor of Borrower and its Subsidiaries that is in the same line of business as Borrower and its Subsidiaries identified in writing by Borrower to Administrative Agent from time to time after the Closing Date by delivery of a notice thereof to Administrative Agent (such notice to be made available to the Lenders (which may be electronic)) setting forth such Person or Persons (or the Person or Persons previously identified to Administrative Agent that are to be no longer considered “Disqualified Institutions”) and (y) with respect to clauses (i) and (ii) above, an Affiliate of such Person to the extent such Affiliate is reasonably identifiable on the basis of such Affiliate’s name or designated in writing by the Borrower from time to time to the Administrative Agent (in each case other than “bona fide” debt funds that are engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which are managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor or Affiliate thereof, as applicable, and for which no personnel involved with the investment in such competitor or Affiliate thereof, as applicable, (i) makes (or has the right to make or participates with others in making) any investment decisions or (ii) has access to any information (other than information publicly available) relating to Borrower and/or its Subsidiaries or any entity that forms a part of Borrower’s business (including any Subsidiary of Borrower)). Notwithstanding the foregoing, no designation of any Person as a Disqualified Institution made pursuant to the foregoing shall have any retroactive effect to the extent any such party is already a Lender hereunder at the time of such designation.

“Disregarded Domestic Person”: any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the equity of one or more Foreign Subsidiaries.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Cash Management Agreement”: as defined in the Mortgage Loan Agreement.

“Domestic Subsidiary”: any Subsidiary that is not a Foreign Subsidiary.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414 of the Code.

“ERISA Event”: (a) any Reportable Event; (b) the existence with respect to any Plan of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA, applicable to such Pension Plan), whether or not waived; (d) the filing of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Group Member or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (e) the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is in “at risk” status (within the meaning of Title IV of ERISA); (g) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by any Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“ESA Conditional Controlled Account”: “Conditional Controlled Account” as defined in the ESA Revolving Credit Agreement.

“ESA Revolving Credit Agreement”: that certain Credit Agreement, dated as of November 18, 2013, by and among Parent, those lenders party thereto, the issuing lender party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended pursuant to the First Amendment to Credit Agreement, dated June 23, 2014.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum (which shall at all times be positive) determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two (2) Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein. Notwithstanding the foregoing, the applicable Eurodollar Base Rate shall at no time be less than 0.75%.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excluded Property”: (a) any fee owned real property with a value of less than $2,000,000, and all leasehold interests (including landlord waivers, estoppels and collateral access letters); (b) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims with a value of less than $2,000,000; (c) pledges and security interests prohibited by law, rule regulation in each case for so long as such prohibition remains in effect, or pursuant to any contractual obligation existing on the Closing Date (or in the case of Indebtedness existing on the Closing Date, pursuant to any Permitted Refinancing thereof); (d) equity interests of any Foreign Subsidiary (other than 65% of the outstanding voting equity interests (and 100% of the non-voting equity interests) of any first-tier Foreign Subsidiary); (e) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code (in each case for so long as such prohibition remains in effect), other than receivables and proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (f) interests in partnerships, joint ventures and non-wholly owned Subsidiaries which cannot be pledged without the consent of one or more third parties; (g) Exempt Deposit Accounts; (h) equity interests of any Immaterial Subsidiaries; (i) those assets as to which the Administrative Agent and Borrower reasonably determine that the burden or cost of obtaining such a security interest or perfection thereof outweighs the benefit to the Lenders of the security to be afforded thereby; (j) assets located or titled in any non-U.S. jurisdiction; and (k) any United States trademark or service mark application filed on the basis of a Loan Party’s intent-to-use such mark, in each case, unless and until evidence of the use of such trademark or service mark in interstate commerce is submitted to, and accepted by, the United States Patent and Trademark Office, but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application or any resulting registration; provided, that, to the extent such application is excluded from the Collateral, then upon the submission of evidence of use of such trademark or service mark to, and acceptance thereof by, the United States Patent and Trademark Office, such trademark or service mark application shall automatically be included in the Collateral, without further action on any party’s part.

“Excluded Subsidiaries”: (a) any Domestic Subsidiary that is prohibited by law, regulation or by any contractual obligation existing on the Closing Date (or in the case of Indebtedness existing on the Closing Date, pursuant to any documentation included with respect to any Permitted Refinancing thereof) or on the date such Subsidiary is acquired (so long as such prohibition is not incurred in contemplation of such acquisition) from providing such guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guaranty or where the provision of such guaranty would result in material adverse tax consequences as reasonably determined by Borrower, (b) any Subsidiary that is a Disregarded Domestic Person, (c) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary and any Domestic Subsidiary that is an indirect Subsidiary of a Disregarded Domestic Person, (d) any Immaterial Subsidiaries, and (e) any subsidiary to the extent that the burden or cost of providing a guaranty outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent and Borrower.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, or a Term Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, or Term Commitment (other than pursuant to an assignment request by Borrower under Section 2.21) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exempt Deposit Accounts”: (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of Borrower to be paid to the Internal

Revenue Service or state or local government agencies with respect to employees of any of the Loan Parties, (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties and (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts, trust or similar accounts and (C) other non-concentration accounts containing less than $100,000 individually and in the aggregate for all such other non-concentration accounts.

“Existing Class”: as defined in Section 2.22(b)(i).

“Existing REIT Credit Facility”: the Credit Agreement, dated as of November 18, 2013, by and among ESH Hospitality, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders, the issuing lender and the swingline lender party thereto, as amended pursuant to the First Amendment to Credit Agreement, dated June 23, 2014.

“Extended Loans”: as defined in Section 2.22(b)(i).

“Extending Lender”: as defined in Section 2.22(b)(ii).

“Extension Amendment”: as defined in Section 2.22(b)(iii).

“Extension Election”: as defined in Section 2.22(b)(ii).

“Extension Request”: as defined in Section 2.22(b)(i).

“Extension Series”: all Extended Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, maturity and other terms.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fixed Charge Coverage Ratio”: as of the last day of any Reference Period, the ratio of (i) Consolidated EBITDA for such Reference Period (ii) Consolidated Fixed Charges for such Reference Period.

“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Group Member or any ERISA Affiliate.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Plan”: each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Group Member or any ERISA Affiliate.

“Foreign Subsidiary”: any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Funded Debt”: all Indebtedness of the Borrowers and the Subsidiaries of Borrower for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“Funding Notice”: a notice substantially in the form of Exhibit M.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governing Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Gross Income from Operations”: the sum of (i) rent payments made under the Operating Lease received by or on behalf of Borrower or any Subsidiary of Borrower, (ii) that portion of the Gross Income from Operations (as defined in the Mortgage Loan Agreement) received by or on behalf of Borrower or any Subsidiary of Borrower, (iii) rent payments made under the Supplemental Lease received by or on behalf of Borrower or any Subsidiary of Borrower and (iv) that portion of the Supplemental Gross Income from Operations received by or on behalf of Borrower or any Subsidiary of Borrower.

“Group Members”: the collective reference to the Loan Parties and their respective Subsidiaries.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Immaterial Subsidiary”: any Subsidiary that, as of the last day of the fiscal quarter of Borrower most recently ended, (i) did not have assets with a value in excess of 2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of Borrower and its Subsidiaries on a consolidated basis as of such date and (ii) when taken together with all other Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 7.5% of the Consolidated Total Assets or revenues representing in excess of 7.5% of total revenues of Borrower and its Subsidiaries on a consolidated basis as of such date. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.1B.

“Increasing Lender”: as defined in Section 2.22(a).

“Increasing Lender Agreement”: an Increasing Lender Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Increasing Repriced Lender”: as defined in Section 2.22(d)(ii).

“Incremental Amount”: at any date of determination, an unlimited aggregate principal amount of New Term Loan Commitments so long as such New Term Loans Commitments (assuming they are fully drawn on such date) can be incurred without causing the Consolidated Leverage Ratio to exceed 5.25:1.00 on a pro forma basis as of the last day of the most recently ended Reference Period after giving effect to the incurrence of such New Term Loan Commitments and the use of proceeds thereof.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (other than customary reservations or retentions of title under agreements entered into in the ordinary cause of business), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) net obligations of such Person in respect of Swap Agreements, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. Notwithstanding the foregoing, Indebtedness shall not include (A) deferred compensation arrangements, (B) earn-out obligations until matured or earned or (C) non-compete or consulting obligations incurred in connection with acquisitions permitted under this Agreement.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, and intellectual property in technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: the Intercompany Note in the form attached hereto as Exhibit O.

“Intercreditor Agreement”: the Intercreditor Agreement, dated as of the date hereof, among, Borrower, the Revolving Agent and the Administrative Agent.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December (or, if an Event of Default is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan, the date of any repayment or prepayment made in respect thereof and (e) the day that such Loan is required to be repaid.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or, if agreed to by all Lenders of the Class participating therein, such other period that is twelve months or less) thereafter, as selected by Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders of the Class participating therein, such other period that is twelve months or less) months thereafter, as selected by Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) Borrower may not select an Interest Period that would extend beyond the Maturity Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Internally Generated Cash”: with respect to any period, any cash of Borrower or any of its Subsidiaries generated during such period, excluding any cash that is generated from an Asset Sale, any casualty, condemnation or similar event, an incurrence of long-term Indebtedness (including Refinancing Indebtedness), an issuance of Capital Stock or through a capital contribution.

“Investment”: (i) any direct or indirect purchase or other acquisition for value by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Capital Stock of any other Person (other than a Subsidiary Guarantor); (ii) any purchase or other acquisition for value, by any Subsidiary of Borrower from any Person (other than Borrower or any Subsidiary Guarantor), of any Capital Stock of such Person or of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person; (iii) any loan, advance or capital contributions by Borrower or any of its Subsidiaries to, or Guarantee Obligations with respect to any obligations of, any other Person (other than Borrower or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Swap Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or any Subsidiary in respect of such Investment.

“Irrevocable Account Direction”: as defined in Section 5.1(r).

“Joint Bookrunners”: the collective reference to Goldman Sachs Bank USA, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC.

“Joint Venture”: a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lead Arrangers”: the collective reference to Goldman Sachs Bank USA, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC.

“Lease”: with the exception of (a) any occupancy agreement with hotel guests at any Supplemental Property, or (b) gas, oil or mineral rights leases with respect to any Supplemental Property provided such lease does not have a material adverse effect on the business operations or value of the applicable Supplemental Property, any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), including, without limitation, the Supplemental Lease, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Supplemental Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lenders”: as defined in the preamble hereto.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Subsidiary Guarantee, the Collateral Documents, the Notes, any Increasing Lender Agreement, any New Lender Agreement, any Refinancing Amendment, any Extension Amendment, any Customary Intercreditor Agreement and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: the collective reference to Borrower and the Subsidiary Guarantors.

“Loan-to-Value Ratio”: with respect to any Reference Period, the percentage determined by the ratio of (a) Consolidated Total Debt as of the last day of such Reference Period to (b) the quotient of (i) the Net Operating Income for such Reference Period divided by (ii) 0.0925.

“Majority in Interest”: when used in reference to Lenders of any Class, means, at any time the holders of more than 50% of the aggregate outstanding principal amount of the Loans of such Class.

“Make-Whole Amount”: with respect to any prepayment of all or any portion of the Loans hereunder made on any date on or prior to the first anniversary of the Closing Date, the sum of (i) the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of all interest that would accrue on the portion of such Loans being prepaid from such date to and including the first anniversary of the Closing Date and (ii) an amount equal to 2.00% of the aggregate principal amount of the Loans prepaid.

“Material Adverse Effect”: any material adverse change to or effect on (a) the business, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: June 24, 2019, as such date may be extended pursuant to Section 2.22(b).

“Mezzanine Loans”: as defined in the Mortgage Loan Agreement.

“Mortgage Loan”: the “Loan” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Agreement”: that certain Loan Agreement, dated as of November 30, 2012, among JPMorgan Chase Bank, National Association, German American Capital Corporation, Citigroup Global Markets Realty Corp., Bank of America, N.A. and Goldman Sachs Mortgage Company, as co-lenders, the Individual Borrowers as identified therein, ESA P Portfolio MD Trust, as the Maryland Owner, ESA Canada Administrator L.L.C., as the Signatory Trustee, ESA Canada Properties Trust, as the Canadian Trust, ESA P Portfolio Operating Lessee Inc. and ESA Canada Operating Lessee Inc., as the Operating Lessee, and New ESA P Portfolio Operating Lessee LLC and New ESA Canada Operating Lessee LLC, as the Operating Lessee Holdco.

“Mortgage Loan Documents”: the “Loan Documents” as defined in the Mortgage Loan Agreement.

“Mortgaged Properties:” the Real Properties owned in fee by the Loan Parties that are set forth on Schedule 6.16 and each additional Real Property encumbered by a Mortgage pursuant to Section 6.10.

“Mortgages”: collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, in the form to be agreed to by Administrative Agent and Borrower, as amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Asset Sale Proceeds”: with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the asset subject to such Asset Sale and that is required to be repaid in connection with such Asset Sale (other than Indebtedness under the Loan Documents), (iv) in the case of any Asset Sale by a non-wholly owned Subsidiary, the pro rata portion of the Net Asset Sale Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary as a result thereof, (v) taxes paid or reasonably estimated to be payable as a result thereof, and (vi) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Asset Sale Proceeds of such Asset Sale occurring on the date of such reduction.

“Net Insurance/Condemnation Proceeds”: an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the asset subject to such event described in clauses (a) or (b) above and that is required to be repaid (and is timely repaid) in connection with such event (other than Indebtedness under the Loan Documents), (iv) in the case of a non-wholly owned Subsidiary, the pro rata portion of the Net Insurance/Condemnation Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary as a result thereof, (v) taxes paid or reasonably estimated to be payable as a result thereof, and (vi) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the liabilities (other than any taxes deducted pursuant to clause (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries.

“Net Operating Income”: for any period the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period, provided that, any calculation of Net Operating Income on or prior to November 18, 2014, shall be calculated on a pro forma basis after giving effect to the Restructuring.

“New Lender”: as defined in Section 2.22(a).

“New Lender Agreement”: a New Lender Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“New Repriced Lender”: as defined in Section 2.22(d)(ii).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Not Otherwise Applied”: with reference to any net proceeds of any cash capital contributions or net proceeds from the sale or issuance of any Capital Stock or any other transaction or event, Consolidated Excess Cash Flow or the Cumulative Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to Section 2.9 and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on the receipt or availability of such amount.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise.

“OFAC”: the U.S. Department of the Treasury Office of Foreign Assets Control.

“Operating Expenses”: the sum of (i) that portion of the Operating Expenses (as defined in the Mortgage Loan Agreement) paid by or on behalf of Borrower or any Subsidiary of Borrower and (ii) that portion of the Supplemental Operating Expenses paid by or on behalf of Borrower or any Subsidiary of Borrower.

“Operating Forecast”: with respect to any Person and any period, a detailed consolidated operating forecast for such Person and its consolidated Subsidiaries for such period (including a projected consolidated balance sheet of such Person and its consolidated Subsidiaries as of the end of such period, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto).

“Operating Lease”: as defined in the Mortgage Loan Agreement.

“Other Charges”: all, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Supplemental Property, now or hereafter levied or assessed or imposed against such Supplemental Property or any part thereof.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Parent”: Extended Stay America, Inc., a Delaware corporation.

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c).

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001).

“Paulson”: Paulson Advantage Plus Master Ltd., an Exempted Company incorporated in the Cayman Islands with limited liability, together with its successors and permitted assigns.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan”: any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

“Permitted Acquisition”: any acquisition, directly or indirectly, whether by purchase, merger, amalgamation, consolidation or otherwise, of all or substantially all of the assets of, any Person, or a business line or unit or a division of any Person or all or substantially all of the Capital Stock of any Person; provided,

(i) immediately prior to, and after giving effect thereto, no Event of Default under Section 8.1(a) or (g) shall have occurred and be continuing or would result therefrom;

(ii) the board of directors (or similar governing body) of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(iii) any Person or assets or division as acquired in accordance herewith shall be in the business of owning hotel properties; and

(iv) the aggregate purchase price paid or funded by the Loan Parties (excluding the amount of the purchase price paid for by the issuance of Capital Stock of Borrower) in connection with acquisitions of (A) the Capital Stock of a Person that is not required to become a Loan Party in accordance with Section 6.10 or (B) assets that will be held by a non-Loan Party, shall not exceed the sum of 2.00% of Consolidated Total Assets determined at the end of the most recently ended Reference Period and the Cumulative Amount immediately prior to the making of such acquisition.

“Permitted Refinancing”: with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that: (i) the principal amount (or accreted value, if applicable) of the modifying, refinancing, refunding, renewing or extending Indebtedness (the “Refinancing Indebtedness”) does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended (the “Refinanced Debt”) except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) the Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness (excluding the effects of nominal amortization in an amount no greater than one percent per annum); (iii) if the Refinanced Indebtedness is subordinated in any respect to the Obligations, (A) to the extent the Refinanced Indebtedness is subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Refinanced Indebtedness, and (B) to the extent Liens securing such Refinanced Debt are subordinated to Liens securing the Obligations, the Liens, if any, securing such Refinancing Indebtedness are subordinated to the Liens securing the Obligations pursuant to a Customary Intercreditor Agreement (and the Customary Intercreditor Agreement may be amended in a manner acceptable to the Administrative Agent to provide for such Liens to be subordinated to the Liens securing the Obligations on a basis consistent with the Intercreditor Agreement prior to such modification, refinancing, refunding, renewal or extension); (iv) the terms relating to principal amount, amortization, maturity and collateral (if any), and other material terms taken as a whole, of any Refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Refinanced Indebtedness; (v) the direct or any contingent obligor on the Refinanced Indebtedness is not changed as a result of or in connection with such modification, refinancing, refunding, renewal or extension; and (vi) the interest rate applicable to any such Refinancing Indebtedness does not exceed the then applicable market interest rate.

“Permitted Refinancing Notes”: any Indebtedness incurred by Borrower (which may be guaranteed by any Loan Party) in the form of senior secured notes that are secured on a pari passu basis with the Obligations (but without regard to the control of remedies), secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans or unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or loans; provided that (a) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (b) if secured, such Indebtedness shall be (x) secured by the Collateral on a pari passu basis or on a second lien (or other junior priority) basis with the Obligations and shall not be secured by any property or assets of Borrower or any Subsidiary of Borrower other than the Collateral, and (y) subject to a Customary Intercreditor Agreement, (c) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal or have mandatory redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity date of such Refinanced Debt, (d) if secured, the security agreements relating to such Indebtedness are substantially the same as the Security Documents and (e) such Indebtedness is not Guaranteed by any person that is not a Loan Party.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Group Member or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Platform” as defined in Section 6.2.

“Previously Absent Repayment and Financial Maintenance Covenant”: at any time, any repayment mechanism or financial maintenance covenant that is not included in the Loan Documents at such time.

“Prime Rate”: the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Private Lenders”: Lenders that wish to receive Private-Side Information.

“Private-Side Information”: any information with respect to Borrower and its Subsidiaries that is not Public-Side Information.

“Prohibited Transaction”: a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

“Properties”: as defined in Section 4.16(a).

“Public Lenders”: Lenders that do not wish to receive Private-Side Information.

“Public-Side Information”: (i) at any time prior to Borrower or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is either (x) of a type that would be made publicly available if Borrower or any of its Subsidiaries were issuing securities pursuant to a public offering or (y) not material non-public information (for purposes of United States federal, state or other applicable securities laws), and (ii) at any time on or after Borrower or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is either (x) available to all holders of Traded Securities of Borrower and its Subsidiaries or (y) not material non-public information (for purposes of United States federal, state or other applicable securities laws).

“Qualified Capital Stock”: of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Real Property”: collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Recipient”: (a) the Administrative Agent and (b) any Lender, as applicable.

“Reference Period”: in effect at any time means the most recent period of four consecutive fiscal quarters of Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.1(a) or (b), as applicable.

“Refinanced Debt”: as such term is defined in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment”: an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and Borrower executed by each of (a) Borrower, (b) the Administrative Agent and (c) each Lender and each Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.22(c).

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“REIT Distribution”: as defined in Section 7.5(c).

“REIT Revolver Loan Documents”: the “Loan Documents” as defined in the Existing REIT Credit Facility.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacements”: as defined in the Mortgage Loan Agreement.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043, with respect to a Pension Plan.

“Repriced Loans”: as defined in Section 2.22(d)(ii).

“Repricing Amendment”: as defined in Section 2.22(d)(iii).

“Repricing Election”: as defined in Section 2.22(d)(ii).

“Repricing Request”: as defined in Section 2.22(d)(i).

“Required Lenders”: at any time, the holders of more than 50% of the aggregate outstanding principal amount of the Loans at such time; provided, however, Sponsor Affiliated Lenders shall be deemed to have voted their interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders (except as provided in Section 10.6(f)(iv)(A)).

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president, vice president or chief financial officer of a Person, or, with respect to a Sponsor, a director, authorized signatory, assistant secretary, managing director or assistant treasurer thereof, but in any event, with respect to financial matters, the vice president of the applicable Loan Party with financial knowledge of such Loan Party.

“Restoration”: the repair and restoration of a Supplemental Property after a Casualty or Condemnation as nearly as possible to the condition the Supplemental Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be made in Borrower’s reasonable discretion.

“Restricted Payments”: as defined in Section 7.5.

“Restructuring”: as defined in the Mortgage Loan Agreement.

“Revolver Agent”: the administrative agent under the Existing REIT Credit Facility or any Permitted Refinancing thereof.

“Revolver Financial Covenants”: the financial covenants set forth in Section 7.1 of the Existing REIT Credit Facility as of the Closing Date.

“Sanctioned Country”: at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section 2.22(b) Additional Amendment”: as defined in Section 2.22(b)(iii).

“Secured Indebtedness”: any Indebtedness secured by a Lien on any asset or property of Borrower or its Subsidiaries.

“Secured Parties”: collectively, the Administrative Agent, the Lenders, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities”: any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options,

warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement”: the Security Agreement to be executed and delivered by the Loan Parties on the Closing Date, substantially in the form of Exhibit B.

“Senior Loan-to-Value Ratio”: with respect to any Reference Period, the percentage determined by the ratio of (a) Consolidated Senior Debt as of the last day of such Reference Period to (b) the quotient of (i) the Net Operating Income for such Reference Period divided by (ii) 0.0925.

“Similar Business”: a business, the majority of whose revenues are derived from the activities of Borrower and its Subsidiaries as of the Closing Date or any business or activity that is reasonably similar or complementary to any business conducted or proposed to be conducted by Borrower and its Subsidiaries as of the Closing Date or a reasonable extension, development or expansion thereof or ancillary thereto.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Terms”: those terms and conditions of the Mortgage Loan Documents that (a) are defined in the Loan Documents with reference to a definition in the Mortgage Loan Documents, and any constituent definitions component thereof, (b) relate to the definition of “Cash Trap Event” (as defined in the Mortgage Loan Document), the result of an occurrence of a Cash Trap Event including the application of funds therefrom and any constituent definitions component thereof, including, without limitation, the percentage of “Debt Yield” (as defined in the Mortgage Loan Agreement) used for purposes of calculating a “Debt Yield Trigger Event” (as defined in the Mortgage Loan Agreement), and (c) upon any amendment, supplement or modification thereof, would result in the aggregate principal amount of Indebtedness under the Mortgage Loan Documents being greater than such Indebtedness immediately prior to such amendment, supplement or modification. Notwithstanding the above, after the occurrence and during the continuation of a Trigger Event or an Adjusted Trigger Event, the terms and conditions of the Mortgage Loan Documents related to the restriction on amendment, termination or other modification or waiver of the Operating Lease, including Section 5.2.12 of the Mortgage Loan Agreement shall be deemed to be “Specified Terms” for the purpose of this definition.

“Sponsor”: individually or collectively, as the context may require, Centerbridge, Paulson and BREP.

“Sponsor Affiliated Institutional Lender”: the Sponsor (directly for its own account) or any affiliate of Sponsor (i) that is a portfolio company that is engaged in the commercial lending business or a fund or other similar pooled investment vehicle whose strategies include making investments in corporate debt, subject to the application of procedures designed to ensure compliance with applicable securities laws and/or other practices applicable to transactions in bank debt or (ii) whose managers have fiduciary duties to the investors of such fund independent of their fiduciary duties to the investors in the Sponsor.

“Sponsor Affiliated Lenders”: any Affiliate of Parent other than (i) Parent or any of its Subsidiaries, (ii) any Sponsor Affiliated Institutional Lender and (iii) any natural person.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the applicable Loan Party.

“Subsidiary Guarantors”: each Domestic Subsidiary of Borrower, whether existing on the Closing Date or formed or acquired thereafter, in each case, other than Excluded Subsidiaries.

“Subsidiary Guarantee”: the Subsidiary Guarantee to be made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit A.

“Subsidiary Properties”: the “Properties” as defined in the Mortgage Loan Agreement.

“Supplemental Gross Income from Operations”: without duplication, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by or on behalf of Borrower, any Subsidiary of Borrower or Supplemental Lessee, or by Supplemental Property Manager on behalf of Borrower, any Subsidiary of Borrower or Supplemental Lessee for the use, occupancy or enjoyment, or license to use, occupy or enjoy the Supplemental Properties, or received by Borrower, any Subsidiary of Borrower or Supplemental Lessee, or by

Supplemental Property Manager on behalf of Borrower, any Subsidiary of Borrower or Supplemental Lessee, for the sale of any goods, services or other items sold on or provided from the Collateral in the ordinary course of the operation of the Collateral, including, without limitation: (i) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Supplemental Properties, if any, including parking revenue; (ii) all income and proceeds received from food and beverage operations and from catering services conducted from the Supplemental Properties, if any, even though rendered outside of the Supplemental Properties; (iii) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Supplemental Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (iv) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Supplemental Properties); (v) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Supplemental Gross Income from Operations” if received in the ordinary course of the operation of the Supplemental Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (vi) interest on credit accounts, rent concessions or credits, and other required pass-throughs and interest on any reserve funds related to such Supplemental Properties; and (vii) all other income from operation of the Supplemental Properties, including, without limitation, laundry and vending income; but excluding, (1) gross receipts received by lessees (other than Supplemental Lessee), licensees or concessionaires of the Supplemental Properties, (2) consideration received at the Supplemental Properties for hotel accommodations, goods and services to be provided at other hotels not constituting, directly or indirectly, a portion of the Supplemental Properties, although arranged by, for or on behalf of Borrower, any Subsidiary of Borrower or Supplemental Lessee or Supplemental Property Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of operation of the Supplemental Properties; (4) Supplemental Hotel Taxes; (5) Awards (except to the extent provided in clause (iv) above); (6) refunds of amounts not included in Supplemental Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the employees at the Supplemental Properties; (8) the proceeds of any permitted financing; (9) other income or proceeds resulting other than from the use or occupancy of the Supplemental Properties, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Supplemental Properties in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (11) rent payments made and received under the Supplemental Leases and (12) proceeds from the sale of any Supplemental Property, including Net Asset Sales Proceeds.

“Supplemental Hotel Tax”: federal, provincial, state and municipal excise, occupancy sales and use taxes collected by or on behalf of Borrower or any Subsidiary of Borrower directly from patrons or guests of the Supplemental Properties as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes and required to be paid to a Governmental Authority.

“Supplemental Lease”: collectively those certain Leases, other than the Operating Leases, entered into from time to time, between Borrower or any Subsidiary thereof, as lessor, and the Supplemental Lessee thereunder, as lessee with respect to the Supplemental Properties.

“Supplemental Lessee”: collectively, those lessees party to the Supplemental Leases from time to time.

“Supplemental Management Agreement”: collectively, those management agreements by and among the Supplemental Property Manager, the Group Members party thereto and those other parties party thereto from time to time.

“Supplemental Operating Expenses”: without duplication, the sum of all costs and expenses of operating, maintaining, directing, managing and supervising the Supplemental Properties (excluding, (i) depreciation and amortization, (ii) any interest payments payable on any mortgage or mezzanine Indebtedness incurred in connection with such Supplemental Properties, (iii) any Capital Expenditures in connection with the Supplemental Properties, (iv) deposits required to be made to any reserve funds related to such Supplemental Properties, and (v) rent paid by Supplemental Lessee under the Supplemental Lease) incurred by any Group Member or Supplemental Lessee (or by Supplemental Property Manager on behalf of Supplemental Lessee pursuant to the Supplemental Management Agreement, for the account of any Group Member or Supplemental Lessee), or as otherwise specifically provided therein, which are properly attributable to the period under consideration under such Group Member’s and/or Supplemental Property Manager’s system of accounting, including, without limitation: (a) the cost of all food and beverages sold or consumed, if any, and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, if any, including such items bearing the name or identifying characteristics of the hotels as such Group Member, Supplemental Lessee and/or Supplemental Property Manager shall reasonably consider appropriate (“Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms) (Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Supplemental Properties to the appropriate operating departments); (b) salaries and wages of personnel of the Supplemental Properties (regardless of whether such personnel are employees of a Group Member, Supplemental Lessee or Supplemental Property Manager), including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program) and the costs of moving (i) employees of the Supplemental Properties whose primary duties consist of the management of the Supplemental Properties or of a recognized department or division thereof or (ii) personnel (A) who customarily and regularly direct the work of five (5) or more other employees of the Supplemental Properties; (B) who have authority with reference to the hiring, firing and advancement of the employees of the Supplemental Properties; (C) who customarily and regularly exercise discretionary powers; (D) who devote at least ninety five percent (95%) of their work time to activities which are directly and closely related to the performance of the work described in clauses (A) through (C) of clause (ii) of this sentence; and (E) who are not compensated on an hourly basis, their families and their belongings to the area in which the Supplemental Properties are located at the commencement of their employment at the Supplemental Properties and all other expenses not otherwise specifically referred to in this definition which are referred to as “Administrative and General Expenses” in the Uniform System of Accounts; (c) the cost of all other goods and services obtained by any Group Member, Supplemental Lessee or Supplemental Property Manager in connection with its operation of the Supplemental Properties including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigerating, built-in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators, if any), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the building for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries, (if any) and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (d) the cost of repairs to and maintenance of the Supplemental Properties; (e) insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of the Supplemental Properties (as distinguished from any property damage insurance on the Supplemental Properties building or its contents) and losses incurred on any self-insured risks of the foregoing types, provided that Group Member and Supplemental Property Manager have specifically approved in advance such self-insurance or insurance is unavailable to cover such risks (premiums on policies for more than one year will be pro-rated over the period of insurance and premiums under blanket policies will be allocated among properties covered); (f) all Taxes and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against any Group Member, Supplemental Lessee or Supplemental Property Manager with respect to the operation of the Supplemental Properties; (g) without duplication of any amount paid or reimbursed under the Supplemental Management Agreement, legal fees and fees of any firm of independent certified public accounts designated from time to time by any Group Member (the “Independent CPA”) for services directly related to the operation of the Supplemental Properties; (h) without duplication of any amount paid or reimbursed under the Supplemental Management Agreement, the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities; (i) without duplication of any amount paid or reimbursed under the Supplemental Management Agreement all expenses for advertising for the Supplemental Properties and all expenses of sales promotion and public relations activities; (j) without duplication of any amount paid or reimbursed under the Supplemental Management Agreement, all out-of-pocket expenses and disbursements determined by the Independent CPA to have been reasonably, properly and specifically incurred by any Group Member, Supplemental Lessee or any of their Affiliates pursuant to, in the course of and directly related to, the management and operation of the Supplemental Properties under the Supplemental Management Agreement (without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, radiogram, cablegram, air express and other incidental expenses, but, shall exclude costs relating to the offices maintained by any Group Member, Supplemental Lessee or any of their Affiliates other than the offices maintained at the Supplemental Property for the management of such Supplemental Property and excluding transportation costs of Group Members, Supplemental Lessee or the Supplemental Property Manager related to meetings between the Group Member, Supplemental Lessee and Supplemental Property Manager with respect to administration of the Supplemental Management Agreement or of the Supplemental Properties involving travel away from such party’s principal executive offices); (k) without duplication of any amount paid or reimbursed under the Supplemental Management Agreement, the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to Supplemental Properties in Group Member’s system; (l) the cost associated with any retail Leases and all costs and expenses of owning, maintaining, conducting and supervising the operation of the Supplemental Properties to the extent such costs and expenses are not included above; and (m) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to Supplemental Property Manager under the Supplemental Management Agreement.

“Supplemental Properties”: Properties other than the Subsidiary Properties.

“Supplemental Property Manager”: collectively, those certain managers engaged to manage the Supplemental Properties.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or any of their respective Subsidiaries shall be a “Swap Agreement”.

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Syndication Agents”: as defined in the preamble hereto.

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment”: the commitment of a Lender to make or otherwise fund a term Loan and “Term Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Commitment, if any, is set forth Schedule 1.1A or in the applicable Assignment and assumption, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Commitments as of the Closing Date is $375,000,000.

“Traded Securities”: any debt or equity Securities issued pursuant to a public offering or Rule 144A offering or other similar private placement.

“Transferee”: any Assignee or Participant.

“Treasury Rate”: with respect to any date of determination, the yield to maturity at such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the first anniversary of the Closing Date; provided, however, that if the period from such date to the first anniversary of the Closing Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained using the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year.

“Trigger Event”: a “Trigger Event” as defined in the Existing REIT Credit Facility as in effect on the Closing Date.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Uniform System of Accounts:” as defined in the Mortgage Loan Agreement.

“United States”: the United States of America.

“Unrestricted Cash”: at any time, all unrestricted Cash and Cash Equivalents held by the Loan Parties at such time that is not required to be used by Borrower to maintain its status as a “real estate investment trust” as defined in Section 856 of the Code for U.S. federal income tax purposes.

“Unsecured Indebtedness”: any Indebtedness of Borrower or any of its Subsidiaries that is not Secured Indebtedness.

“U.S. Person”: any Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.18(f)(ii)(B)(3).

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Weighted Average Yield”: with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan, in each case, incurred or payable by Borrower generally to all the lenders of such indebtedness; provided, that (a) original issue discounts and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness), and (b) shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, ticking fees, consent or amendment fees and any similar fees (regardless of whether shared with, or paid to, in whole or in part, any or all lenders) and any other fees not paid ratably to all lenders of such indebtedness.

“Wholly-Owned”: with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than director’s qualifying shares and nominal holdings) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Yield Covenant”: the financial covenant set forth in Section 7.1(a) of the Existing REIT Credit Facility as of the Closing Date.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Group Member at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns and (iii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

1.3 Classifications of Loans. For purposes of this Agreement, Loans and Commitments may be classified and referred to by Class (e.g., an “Existing Loan”, “Extended Loan”, or “New Term Loan”) or by Type (e.g., an “ABL Loan” or “Eurodollar Loan”).

1.4 Basket Calculation. If any of the baskets set forth in Article VII of this Agreement (including any defined term used therein) are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make on the Closing Date a term loan to Borrower of an amount equal to such Lender’s Term Commitment. Borrower may make only one borrowing under the Term Commitment, which shall be on the Closing Date. Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.22, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date. Each Lender’s Term Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Commitment on such date. Subject to Section 2.14, the Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

2.2 Procedure for Borrowing. Borrower shall deliver to the Administrative Agent a fully executed Funding Notice (which notice shall be irrevocable and must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans (or such shorter period as may be acceptable to the Administrative Agent), or (b) the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Upon receipt of any such notice from Borrower, the Administrative Agent shall promptly notify each

Lender thereof. Each Lender will make the amount of its pro rata share available to the Administrative Agent for the account of Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, such borrowing will then be made available to Borrower by the Administrative Agent crediting the account of Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3 [Reserved.]

2.4 [Reserved.]

2.5 Fees. Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.6 [Reserved.]

2.7 Repayment of Loans; Source of Funds; Evidence of Debt. (a) Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the applicable Maturity Date.

(b) None of the funds or assets of Borrower that are used to pay any amount due on the Loans or any other amounts due under this Agreement shall constitute funds obtained from transactions with or relating to Sanctioned Persons or countries which are the subject of Sanctions.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d) The Administrative Agent shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type and Class of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender or the Administrative Agent hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from Borrower and each Lender’s share thereof.

(e) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (c) and (d) of this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the

Loans made to Borrower in accordance with the terms of this Agreement. Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(f) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.6) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.8 Optional Prepayments.

(a) Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, on such Business Day, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Borrower shall also pay any amounts owing pursuant to Section 2.19; provided, however, if a notice of prepayment is given in connection with a conditional notice of termination, such notice may be revoked, subject to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

(b) Call Protection. In the event all or any portion of the Loan is repaid for any reason (or repriced or effectively refinanced through any amendment of the Loans) prior to the second anniversary of the Closing Date, such repayments or repricings will be made (i) together with the payment of the applicable Make-Whole Amount if such repayment or repricing occurs on or prior to the first anniversary of the Closing Date, (ii) at 102.0% of the principal amount repaid or repriced if such repayment or repricing occurs after the first anniversary of the Closing Date, but on or prior to the date that is 18 months after the Closing Date, (iii) at 101.0% of the principal amount repaid or repriced if such repayment or repricing occurs after the date that is 18 months after the Closing Date but on or prior to the second anniversary of the Closing Date and (iv) at par thereafter. It is expressly agreed that, notwithstanding anything to the contrary herein, no premium, penalty or call protection under this Section 2.8(b) shall be due in connection with a mandatory prepayment of Loans required pursuant to Section 2.9 hereof other than a mandatory prepayment under Section 2.9(c).

2.9 Mandatory Prepayments.

(a) Asset Sales. No later than the fifth Business Day following the date of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds (other than from the Asset Sales permitted by Section 7.12(c), (d), (e), (g), (i), (j), (k), (l), (m), (n) and (o)), Borrower shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within 365 days of receipt thereof (or, if Borrower or its Subsidiaries have contractually committed to reinvest such proceeds within 365 days following receipt thereof, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within the later of such 365 day period and 180 days from the entry into such contractual commitment) in assets useful to the business of Borrower and its Subsidiaries; provided, further, that any such Net Asset Sale Proceeds that have not been so reinvested shall be applied by Borrower to prepay the Loans.

(b) Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Borrower or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within 365 days of receipt thereof (or, if Borrower or its Subsidiaries have contractually committed to reinvest such proceeds within 365 days following receipt thereof, Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Insurance/Condemnation Proceeds within the later of such 365 day period and 180 days from the entry into such contractual commitment) in assets useful to the business of Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided, further, that any such Net Insurance/Condemnation Proceeds that have not been so reinvested shall be applied by Borrower to prepay the Loans.

(c) Issuance of Debt. On the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 7.2), Borrower shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(d) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for the period from July 1, 2014 to December 31, 2014 or for any fiscal year of Borrower (commencing with the fiscal year ending December 31, 2015), Borrower shall, no later than ninety days after the end of such fiscal year, prepay the Loans in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans made pursuant to Section 2.8(a) during such period or fiscal year, as applicable, or prior to the date on which such prepayment is to be made for the prior period or fiscal year, as applicable, with Internally Generated Cash; provided, that if, as of the last day of the most recently ended fiscal year of Borrower, the Consolidated Leverage Ratio (calculating the Consolidated Leverage Ratio as of the last day of such fiscal year) is 4.75:1.00 or less, Borrower shall only be required to make the prepayments otherwise required hereby in an amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans made pursuant to Section 2.8(a) during such period or fiscal year, as applicable, or prior to the date on which such prepayment is to be made for the prior period or fiscal year, as applicable, with Internally Generated Cash; provided, that if, as of the last day of the most recently ended fiscal year of Borrower, the Consolidated Leverage Ratio (calculating the Consolidated Leverage Ratio as of the last day of such fiscal year) is 4.25:1.00 or less, Borrower shall not be required to make the prepayments required.

(e) Excess Cash Flow Prepayment Certificate. Concurrently with any prepayment of the Loans under Section 2.9(d) above, Borrower shall deliver to Administrative Agent a certificate of a Responsible Officer demonstrating the calculation of the amount of the Consolidated Excess Cash Flow.

(f) The application of any prepayment pursuant to Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Each prepayment shall be allocated pro rata to all Lenders according to their respective Applicable Percentages.

(g) Notwithstanding anything herein to the contrary, no prepayment of Loans shall be required pursuant to this Section 2.9 if such prepayment is prohibited at such time by the Intercreditor Agreement.

Notwithstanding anything to the contrary in this Section 2.9, mandatory prepayments in an aggregate amount not to exceed $100,000 in any one fiscal year shall not be required to the extent that if, following such repayment, any Loan Party would have insufficient funds to make a REIT Distribution.

2.10 Conversion and Continuation Options. (a) Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable Conversion/Continuation Notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender of the applicable Class thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period”

set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, and provided, further, that if Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender of the applicable Class thereof.

2.11 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) If all or a portion of the principal amount of, or any interest payable on, any Loan or other amount payable hereunder or under any Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of any other amount, the rate applicable to ABR Loans plus 2%, in each case, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.13 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate or the Federal Funds Effective Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of Borrower, deliver to Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders of any Class that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans with respect to such Class requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans with respect to such Class that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans with respect to such Class shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans with respect to such Class shall be made or continued as such, nor shall Borrower have the right to convert Loans to Eurodollar Loans with respect to such Class.

2.15 Pro Rata Treatment and Payments. (a) Each borrowing by Borrower from the Lenders hereunder shall be made pro rata according to the respective Applicable Percentage of the Lenders.

(b) Each payment (including each prepayment) by Borrower on account of principal of the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Each payment of interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders, except to the extent that this Agreement provides that different Classes of Loans shall have different Applicable Margins, in which case each payment shall be allocated to the Lenders in such Class pro rata according to the respective Applicable Percentages of the relevant Lenders.

(c) All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in

Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from Borrower.

(e) Unless the Administrative Agent shall have been notified in writing by Borrower prior to the date of any payment due to be made by Borrower hereunder that Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against Borrower.

2.16 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall

(a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

2.17 Change in Law. (a) If any Change in Law shall:

(i) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Recipient that is not otherwise included in the determination of the Eurodollar Rate; or

(iii) impose on such Recipient any other condition;

and the result of any of the foregoing is to increase the cost to such Recipient, by an amount that such Recipient deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall promptly pay such Recipient, upon its demand, any additional amounts necessary to compensate such Recipient for such increased cost or reduced amount receivable. If any Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Borrower (with a copy to the Administrative Agent) of a written request therefor, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) If any Lender shall have determined (which determination shall be final and conclusive and binding upon Borrower) that the making, maintaining, converting to or continuation of its Eurodollar Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If Administrative Agent receives a notice from any Lender pursuant to the preceding sentence, then (1) the obligation of such Lender to make Loans as, or to convert Loans to, Eurodollar Loans shall be suspended until such notice shall be withdrawn, (2) to the extent such determination by such Lender relates to a Eurodollar Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) an ABR Loan, (3) such Lender’s obligations to maintain outstanding Eurodollar Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into ABR Loans on the date of such termination.

2.18 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.18, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.18(e).

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.18(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.18(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

2.19 Indemnity. Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) the failure by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) the failure by Borrower in making any prepayment of or conversion from Eurodollar Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of 180 days.

2.20 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17 or 2.18 with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that in the sole judgment of such

Lender, such designation (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.18, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed costs or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

2.21 Replacement of Lenders. If any Lender (a) is entitled to additional compensation under Section 2.17 or 2.18, or (b) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), Borrower, at its sole expense and effort, may cause such Lender to (and, if Borrower so demands, such Lender shall) assign all of its rights and obligations under this Agreement to one or more replacement financial institutions; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of any such replacement resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments, (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) Borrower shall be liable to such replaced Lender under Section 2.19 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent (such consent not to be unreasonably withheld), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6, (vii) until such time as such replacement shall be consummated, Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment shall cease to apply.

2.22 Increase Option; Extension Options; Refinancing Option.

(a) Increase Option. (i) Borrower may, by written notice to the Administrative Agent, from time to time prior to the Maturity Date elect to establish one or more new term loan commitments (“New Term Loan Commitments”) in an aggregate principal amount not to exceed, at the time the time of incurrence (or, at the option of Borrower, in the case of an incurrence to finance a Permitted Acquisition, as of the date the definitive agreements for such Permitted Acquisition are entered into), the Incremental Amount. Each tranche of New Term Loan Commitments shall be in an aggregate principal amount that is not less than $10,000,000. Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Term Commitment, an “Increasing Lender”), and/or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, a “New Lender”). No consent of any Lender (other than the Lenders participating in such increase) shall be required for any New Term Loan Commitment pursuant to this Section 2.22(a). New Term Loan Commitments created pursuant to this Section 2.22(a) shall become effective on the date agreed by Borrower, the Administrative Agent and the relevant Increasing Lenders or New Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no New Term Loan Commitment shall become effective under this paragraph unless, on the proposed date of the effectiveness of such increase, (w) no Default or Event of Default (or, if the proceeds of such New Term Loan Commitment shall be used to finance a Permitted Acquisition or other Investment permitted under Section 7.10, no Default or Event of Default under Section 8.1(a) or (g)) shall have occurred and be continuing or would result after giving effect to such increase, (x) Borrower shall have paid all fees and other amounts (including, without limitation, pursuant to Section 10.5) due and payable by Borrower in connection with such increase, (y) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as the date of such increase, before and after giving effect to such increase, as if made on and as of such date, and (z) the Administrative Agent shall have received (1) documents consistent with those delivered on the Closing Date as to the corporate power and authority of the Loan Parties to enter into the Increasing Lender Agreement and/or New Lender Agreement, as applicable, and to continue perform their obligations under the Loan Documents and (2) Borrower shall have delivered or caused to be delivered customary legal opinions as reasonably requested by the Administrative Agent in connection with any such transaction. Nothing contained in this Section 2.22(a). shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Loans or to provide a New Term Loan Commitment hereunder at any time.

(ii) On any such date on which any New Term Loan Commitments is effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Lender shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Lender shall become a Lender hereunder.

(iii) The terms and provisions of the New Term Loans and New Term Loan Commitments shall be as set forth herein or in the New Lender Agreement. In any event (i) the Weighted Average Life to Maturity of all New Term Loans shall be no shorter than the Weighted Average Life to Maturity of the then existing Loans (whichever is longest), (ii) the applicable Maturity Date shall be no shorter than the latest of the final maturity of the then existing Loans, (iii) the Weighted Average Yield applicable to the New Term Loans shall be determined by Borrower and the applicable New Lenders and shall be set forth in each applicable New Lender Agreement; provided, however, that the Weighted Average Yield applicable to the New Term Loans shall not be greater than the applicable Weighted Average Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Loans plus 0.50% per annum unless the interest rate with respect to the Loan is increased so as to cause the then applicable Weighted Average Yield under this Agreement on the Loans to equal the Weighted Average Yield then applicable to the New Term Loans less 0.50% (iv) the New Term Loans shall rank pari passu in right of payment and security with the Loans; and (v) all other terms of the New Term Loans and New Term Loan Commitments shall be on terms and conditions that are substantially identical to, or no more favorable (taken as a whole) to the Lenders providing such New Term Loan than, those applicable to the Loans except, in each case, (x) for covenants or other provisions applicable only to periods after the latest final Maturity Date of the Loans existing at the time of such refinancing and (y)

for any Previously Absent Repayment and Financial Maintenance Covenant, in which case the Administrative Agent shall be given prompt written notice of such Previously Absent Repayment and Financial Maintenance Covenant and the Loan Documents shall be automatically and without further action deemed modified on or prior to the date of the incurrence of indebtedness under such New Term Loan to include such Previously Absent Repayment and Financial Maintenance Covenant for the benefit of the Loan, it being understood that upon the amendment of the Loan Documents to include any such Previously Absent Repayment and Financial Maintenance Covenant, any subsequent amendment, modification or waiver to the Loan Documents as it pertains to such Previously Absent Repayment and Financial Maintenance Covenant shall only be permitted in the manner described under Section 10.1. Each New Lender Agreement and Increasing Lender Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent to effect the provision of this Section 2.22(a). For the avoidance of doubt, any New Term Loans may be made as an increase to an existing Class of Loans with terms that are identical to such existing Class of Loans. Any New Term Loan shall constitute a separate Class from the then existing Loans.

(b) Extension Options. (i) Borrower may, from time to time, request that all or a portion of the Loans (as used herein, the “Existing Loans”) of any Class (an “Existing Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Existing Loans (any such Existing Loans which have been so extended, “Extended Loans”), provided that any such extension may be requested no later than 30 days prior to the maturity of the applicable Class. Prior to entering into any Extension Amendment with respect to any Extended Loans, Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Class and which such request shall be offered equally to all such Lenders) (an “Extension Request”) setting forth the proposed terms of the Extended Loans to be established thereunder, which terms shall be identical to the Loans of the Existing Class from which they are to be extended except that (w) the scheduled final maturity date of such Extended Loans will be delayed to later dates than the scheduled Maturity Date of such Existing Class, (x) (A) the interest rates, interest margins, rate floors and upfront fees with respect to the Extended Loans may be different than those for the Existing Loans and/or (B) additional fees may be payable to the Lenders providing such Extended Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (y) the Extension Amendment may provide for other covenants and terms that apply to any period after the latest Maturity Date in effect prior to giving effect to such Extension Amendment, and (z) the terms of any Extended Loan may also contain other differences from the Existing Class from which they are to be extended as are approved by the Administrative Agent, acting reasonably, so long as such differences are not material and not adverse to the Lenders of such Existing Class; provided that, notwithstanding anything to the contrary in this Section 2.22(b) or otherwise, (1) the repayment of Loans with respect to any Extended Loans shall be made on a pro rata basis (or less than pro rata basis) with any repayments of the Existing Loans of the Class of Existing Loans from which they were extended (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing procedures of such Class of Existing Loans) and (2) assignments and participations of Extended Loans shall be governed by the same assignment and participation provisions applicable to Existing Classes set forth in Section 10.6. No Lender shall have any obligation to agree to have any of its Existing Loans of any Existing Class converted into Extended Loans pursuant to any Extension Request. Any Extended Loans of any Extension Series shall constitute a separate Class from the Existing Class from which they were converted and from any other existing Loans.

(ii) Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the applicable Existing Class or Existing Classes are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.22(b). Any Lender (an “Extending Lender”) wishing to have all or a portion of its Existing Class or Existing Classes subject to such Extension Request converted into Extended Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Loans (subject to any minimum denomination requirements imposed by the Administrative Agent); provided that if any Lenders of an Existing Class fail to respond, such Lenders will be deemed to have declined to extend their Existing Loans. In the event that the aggregate amount of Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Loans requested pursuant to the Extension Request, Existing Loans of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Loans on a pro rata basis based on the amount of the Loans included in each such Extension Election (subject to rounding).

(iii) Extended Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.22(b)(iii) and notwithstanding anything to the contrary set forth in Section 10.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Loans in an aggregate principal amount that is less than $25,000,000. Notwithstanding anything to the contrary in this Section 2.22(b) and without limiting the generality or applicability of Section 10.1 to any Section 2.22(b) Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.22(b) Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.22(b) Additional Amendments are within the requirements of Section 2.22(b)(i) and do not become effective prior to the time that such Section 2.22(b) Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Loans provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.22(b) Additional Amendments to become effective in accordance with Section 10.1. Such Extension Amendment shall provide that each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such extension, before and after giving effect to such extension, as if made on and as of such date. In connection with any Extension Amendment, Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such Extension Amendment, including the Extended Loans provided for therein, does not conflict with or violate the terms and provisions of Section 10.1 of this Agreement and (iii) covering such other matters as the Administrative Agent may reasonably request in connection therewith.

(iv) The Lenders hereby irrevocably authorize Administrative Agent to enter into Extension Amendments in accordance with this Section 2.22(b).

(c) Refinancing Amendments. (i) At any time after the Closing Date, Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class of the Loans under this Agreement, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness shall (x) rank pari passu in right of payment and of security with the Loans and (y) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Subsidiary Guarantor.

(ii) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in paragraphs (a) and (b) of Section 5.2 and, except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received (with sufficient copies for each of the Additional Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and substantially consistent with those delivered on the Closing Date under Section 5.1.

(iii) Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.22(c) shall be in an aggregate principal amount not less than $25,000,000 and an integral multiple of $5,000,000 in excess thereof unless such amount represents the total outstanding amount of the Refinanced Debt or the Administrative Agent otherwise consents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.

(iv) Any Refinancing Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to reflect the existence of the Credit Agreement Refinancing Indebtedness as new Classes, incurred pursuant thereto and to otherwise effect the provisions of this Section 2.22(c).

(d) Repricing Option. (i) Borrower may at any time and from time to time request that the Applicable Margin be modified. In order to modify the Applicable Margin pursuant to this Section, Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (a “Repricing Request”) setting forth the proposed new Applicable Margin to be established. No Lender shall have any obligation to agree to such Repricing Request.

(ii) Borrower shall provide the applicable Repricing Request at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.22(d). Any Lender (an “Accepting Lender”) wishing to have all or a portion of its Loans subject to such Repricing Request shall notify the Administrative Agent (a “Repricing Election”) on or prior to the date specified in such Repricing Request of the amount of its Loans that it has elected to continue subject to the new Applicable Margin (the “Repriced Loans”); provided that if any Lenders fail to respond, such Lenders will be deemed to have declined to continue their Loans. In the event that the aggregate amount of Repriced Loans is less than the aggregate amount of Loans outstanding, Borrower may arrange for any such shortfall to be provided by one or more Lenders (each Lender so agreeing to an increase in its Loans, an “Increasing Repriced Lender”), and/or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, a “New Repriced Lender”), increasing their existing Loans; provided, that (A) the amount of increased Loans of each Increasing Repriced Lender and each New Repriced Lender shall be subject to the approval of Borrower, the Administrative Agent and (B)(1) in the case of an Increasing Repriced Lender, the Loan Parties, the Administrative Agent and such Increasing Repriced Lender shall have executed an Increasing Lender Agreement and (2) in the case of a New Repriced Lender, the Loan Parties, the Administrative Agent and such New Repriced Lender shall have executed a New Lender Agreement. No consent of any Lender (other than the Lenders participating in such repricing) shall be required for any change in the Applicable Margin pursuant to this Section 2.22(d).

(iii) The modification of the definition of Applicable Margin shall be established pursuant to an amendment (a “Repricing Amendment”) to this Agreement (which notwithstanding anything to the contrary set forth in Section 10.1, shall not require the consent of any Lender other than the Accepting Lenders, Increasing Repriced Lenders and New Repriced Lenders) executed by the Loan Parties, the Administrative Agent, the Accepting Lenders, the Increasing Repriced Lenders and the New Repriced Lenders. No such Repricing Amendment shall become effective unless (w) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such increase, (x) Borrower shall have paid all fees and other amounts (including, without limitation, pursuant to Section 10.5) due and payable by Borrower in connection with such Repricing Amendment, (y) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such Repricing Amendment, before and after giving effect to such Repricing Amendment, as if made on and as of such date and (z) the Administrative Agent shall have received (1) documents consistent with those delivered on the Closing Date as to the corporate power and authority of the Loan Parties to enter into the Repricing Amendment, Increasing Lender Agreement and New Lender Agreement, as applicable, and to continue perform their obligations under the Loan

Documents and (2) Borrower shall have delivered or caused to be delivered customary legal opinions as reasonably requested by the Administrative Agent in connection with any such transaction, including (i) as to the enforceability of such Repricing Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such Repricing Amendment does not conflict with or violate the terms and provisions of Section 10.1 of this Agreement and (iii) covering such other matters as the Administrative Agent may reasonably request in connection therewith.

(iv) On the effective date of any Repricing Amendment, (A) the Loans of any Lender that is not an Accepting Lender with respect to such Repricing Amendment shall be terminated, (B) each relevant Accepting Lender, Increasing Repriced Lender and New Repriced Lender shall make available to the Administrative Agent, for the benefit of the other Lenders, such amounts in immediately available funds as the Administrative Agent shall determine as being required in order to cause, after giving effect to such Repricing Amendment and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Applicable Percentage of such outstanding Loans (including, for the avoidance of doubt, the repayment in full of the principal on the Loans of any Lender that is not an Accepting Lender) and (C) Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any Repricing Amendment (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by Borrower, in accordance with the requirements of Section 2.2). The deemed payments made pursuant to clause (C) of the immediately preceding sentence shall be accompanied by (1) payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by Borrower pursuant to the provisions of Section 2.19 if the deemed payment occurs other than on the last day of the related Interest Periods and (2) payment of all other amounts owed to any Lender that is not an Accepting Lender hereunder and under the other Loan Documents.

(v) Nothing contained in this Section 2.22(d) shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Loans hereunder at any time.

This Section 2.22 shall supersede any provisions in Section 2.15 or 2.16 to the contrary.

2.23 [Reserved.]

2.24 [Reserved.]

2.25 Default Event.

(a) In the event that a Default or Event of Default has occurred and is continuing, the Administrative Agent shall direct the Conditional Controlled Account Bank to transfer any amounts on deposit in the Conditional Controlled Account, or any amounts that are deposited in the Conditional Controlled Account during such period, to the Account.

(b) In the event that an Event of Default has occurred and is continuing, the Administrative Agent is authorized by Borrower and shall, subject to the Intercreditor Agreement, apply the amounts on deposit in the Account from time to time and all cash distributions from any of Borrower’s direct or indirect Subsidiaries on and after the occurrence of an Event of Default, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting accrued and unpaid fees (including pursuant to Section 2.5), interest on the Loans and other Obligations, indemnities and other amounts (other than principal) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders), ratably among them in proportion to the respective amounts described in this clause Second payable to them; and

Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them.

(c) In the event that an Event of Default has occurred and is continuing, Borrower shall cause each of its direct and indirect Subsidiaries to make the maximum amount of cash distributions to its respective parent entity that it is not prohibited from making under the terms of the Mortgage Loan Documents directly into the Account.

(d) Notwithstanding the foregoing in this Section 2.25;

(i) the Loan Parties may request, and the Administrative Agent will comply with any such request, for withdrawals from the Account and the Conditional Controlled Account, in an amount not to exceed $100,000 per annum in the aggregate, for the purposes of making REIT Distributions; and

(ii) as long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall direct that all amounts in the Account be remitted to the Conditional Controlled Account.

SECTION 3. [RESERVED]

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Loan Parties hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

4.1 Financial Condition. The financial statements delivered pursuant to Section 5.1(b) present fairly, in all material respects, the consolidated financial condition of

Borrower and its Subsidiaries or the Parent and its Subsidiaries, as applicable, as of the date of each such financial statement. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved, subject to year-end audit adjustments.

4.2 No Change. Since December 31, 2013, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except for where failure to do so could not reasonable be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Collateral Documents).

4.6 Litigation. No action, suit, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of their respective Subsidiaries or against any of their respective property as to which there is a reasonable possibility of an adverse determination and that, if adversely determined could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.7 No Default. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent that could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person except to the extent that could not reasonably be expected to have a Material Adverse Effect.

4.10 Taxes. Borrower is treated as a “real estate investment trust” as defined in Section 856 of the Code for U.S. federal income tax purposes. Each Group Member has filed or caused to be filed all federal, state and other material tax returns and reports that are required to have been filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no Tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such Taxes, fees or other charges.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for the purpose, whether immediate or ultimate, of “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or (b) for any purpose that violates the provisions of the Regulations of the Board.

4.12 ERISA. (a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Group Member and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Group Member or any ERISA Affiliate or to which any Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106; and (iv) the present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of such Pension Plan allocable to such accrued benefits, and the present value of the combined accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the combined assets of all such underfunded Pension Plans.

(b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and published interpretations thereunder with respect to such Foreign Benefit Arrangement or Foreign Plan and (B) with the terms of such plan or arrangement.

4.13 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

4.14 Subsidiaries. Except as disclosed to the Administrative Agent by Borrower in writing from time to time after the Closing Date, (a) Schedule 4.14 sets forth the name and jurisdiction of incorporation of each Subsidiary of a Loan Party and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party or any Subsidiary of a Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than (i) stock options granted to employees or directors, (ii) directors’ qualifying shares and (iii) springing member interests held by independent managers) of any nature relating to any Capital Stock of Borrower or any Subsidiary.

4.15 Use of Proceeds.

(a) The proceeds of the Loans shall be used solely to (i) repay the Mezzanine Loans in full, and pay fees and expenses associated therewith, and (ii) to the extent any portion of the loans remain available following application of proceeds pursuant to preceding clause (i), for general corporate purposes.

(b) Borrower shall not, directly or indirectly, use the proceeds of the Loans, or request any Loan the proceeds of which will be used, or loaned, contributed, or otherwise made to any Subsidiary, joint venture partner or, to the knowledge of Borrower, other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law, or to fund any activities or business of or with any Sanctioned Person or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any other manner that would result in a violation of any Anti-Corruption Laws or Sanctions by any party to this Agreement, with respect to (i) and (ii) to the extent prohibited by Sanctions or Anti-Corruption Laws.

4.16 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted an unresolved violation of, or would reasonably be expected to give rise now or in the future to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding matters arising under Environmental Laws or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that would reasonably expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any judicial decrees, consent decrees, consent orders, administrative orders or other governmental orders outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or, to the knowledge of Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or, to the knowledge of Borrower, arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

For purposes of this Section 4.16, “knowledge of Borrower” includes all facts disclosed in the Phase I environmental site assessment reports prepared by EMG in 2012 for the Properties (the “EMG Reports”) to the extent such facts are specifically and explicitly stated, it being understood by the parties that the representations and warranties set forth in this Section 4.16 are not being qualified by matters or conditions which are not included in such specific facts but are being qualified only by the direct and natural consequences of the explicit factual disclosures contained in the EMG Reports. For example, the disclosure of a current or former storage tank does not have the effect of disclosing contamination which may have leaked from such storage tank unless and only to the extent that such EMG Report specifically states that the storage tank leaked contamination.

4.17 Accuracy of Information, etc. All written information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, other than projections and information of a general economic or industry nature, is and will be, when furnished, complete and correct in all material respects and does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made. The projections contained in the materials referenced above are prepared in good faith based upon reasonable assumptions at the time made and at the time such projections are made, it being recognized by the Lenders that such projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.18 Collateral Documents. The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Securities described in the Security Agreement, when stock certificates representing such Pledged Securities are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 4.18 in appropriate form are filed in the offices specified on Schedule 4.18, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior (subject to the Customary Intercreditor Agreements) in right to any other Person (except, in the case of Collateral other than Pledged Securities and Deposit Accounts, Liens permitted by Section 7.3).

4.19 Insurance. Each Group Member maintains with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

4.20 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by Borrower, the other Group Members and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, the other Group Members and their respective officers and employees and, to the knowledge of Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Borrower, any Subsidiary or, to the knowledge of Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

4.21 Certain Documents. Borrower has delivered to the Administrative Agent a complete and correct copy of the Mortgage Loan Documents and the REIT Revolver Loan Documents, including, in each case, any amendments, supplements or modifications with respect to any of the foregoing.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the Loan requested to be made by it on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing date, of the following conditions precedent:

(a) Credit Agreement; Subsidiary Guarantee and Collateral Documents. The Administrative Agent shall have received:

(i) this Agreement, executed and delivered by the Administrative Agent, Borrower and each Person listed on Schedule 1.1A;

(ii) the Subsidiary Guarantee, executed and delivered by each of the Subsidiary Guarantors;

(iii) the Intercreditor Agreement, executed and delivered by each of the parties thereto; and

(iv) the Collateral Documents, executed and delivered by each of the Loan Parties party thereto.

(b) Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of Borrower and its consolidated Subsidiaries for its fiscal year ended December 31, 2013, (ii) unaudited interim consolidated financial statements of Borrower and its consolidated Subsidiaries for its fiscal quarter ended March 31, 2014, (iii) an unaudited consolidated income statement for Borrower and its consolidated Subsidiaries for its fiscal year ended December 31, 2013 calculated on a pro forma basis after giving effect to the repayment of Mezzanine Loans and (iv) an unaudited consolidated income statement for the Parent and its consolidated Subsidiaries for its fiscal year ended December 31, 2013 calculated on a pro forma basis after giving effect to the repayment of Mezzanine Loans.

(c) Operating Forecast. The Administrative Agent shall have received an Operating Forecast of Borrower through December 31, 2017.

(d) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(e) Eurodollar Loans. The Administrative Agent shall have received not less than three (3) Business Days prior to the Closing Date (or such shorter period as may be acceptable to the Administrative Agent), an appropriately completed request for any Eurodollar Loan to be made on the Closing Date, if any.

(f) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be reflected in the funding instructions given by Borrower to the Administrative Agent on or before the Closing Date.

(g) Secretary’s Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

(h) Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Collateral Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 5.1(g), shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(i) Incumbency Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party, as applicable, executing any Loan Document, which certificate shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 5.1(g), shall be satisfactory in form and substance to the Administrative Agent, and shall be executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

(j) Governing Documents. The Administrative Agent shall have received true and complete copies of the Governing Documents of each Loan Party certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, which certification shall be included in the certificate delivered in respect of such Loan pursuant to Section 5.1(g) and shall be in form and substance satisfactory to the Administrative Agent.

(k) Good Standing Certificates. The Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization or formation and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(l) Legal Opinions. The Administrative Agent shall have received the executed legal opinions of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(m) Closing Certificates. The Administrative Agent shall have received the following certificates, dated the Closing Date, satisfactory in form and substance to the Administrative Agent:

(i) a certificate executed by a Responsible Officer of each Loan Party confirming, as of the Closing Date, that each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents to which it is a party shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(ii) a certificate executed by a Responsible Officer of Borrower, confirming as of the Closing Date that no Default or Event of Default has occurred and is continuing on such date or would result from any extensions of credit under this Agreement requested to be made on such date;

(iii) a certificate executed by a Responsible Officer of each Loan Party, confirming as of the Closing Date that immediately before and after giving effect to the transactions expected to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds thereof, each of the Loan Parties and their respective Subsidiaries, on a consolidated basis, is and will be Solvent; and

(iv) a certificate executed by a Responsible Officer of Borrower, confirming as of the Closing Date that there has been no event or occurrence since December 31, 2013 that has had or could reasonably be expected to have, either individually or in aggregate, a Material Adverse Effect.

(n) Know Your Customer. The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case as requested at least ten (10) Business Days prior to the Closing Date.

(o) [Reserved.]

(p) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

(q) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.8(b) of the Security Agreement.

(r) The Account and the Conditional Controlled Account. The Administrative Agent shall have received (i) evidence satisfactory to it that each of the Account and the Conditional Controlled Account continues to exist, (ii) the Account Control Agreement, executed and delivered by the Revolver Agent, the Administrative Agent, Borrower and the Account Bank, (iii) the Conditional Account Control Agreement, executed and delivered by the Revolver Agent, the Administrative Agent, Borrower and the Conditional Controlled Account Bank and (iv) evidence that Borrower has given the Cash Management Agent irrevocable direction in the form of Exhibit L that all amounts remitted to Group Members shall be remitted to the Conditional Controlled Account (as may be amended, restated or modified from time to time the “Irrevocable Account Direction”).

(s) Mezzanine Debt. Borrower and its Subsidiaries shall have (i) substantially concurrently with the making of the Loans repaid in full all Mezzanine Loans, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to Administrative Agent all documents or instruments necessary to release all liens securing Mezzanine Loans, including, without limitation, a “pay-off” letter in form and substance reasonably satisfactory to Administrative Agent in connection with the repayment of Mezzanine Loans.

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including making of Loans on the Closing Date) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date, before and after giving effect to the extensions of credit requested to be made on such date and the application of the proceeds therefrom, as if made on and as of such date.

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

The Loan Parties hereby jointly and severally agree that, so long as any Lender or the Administrative Agent hereunder, each Loan Party shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower and Parent, a copy of the audited consolidated balance sheet of Borrower and its consolidated Subsidiaries and Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related to the (i) occurrence of the Maturity Date or a (ii) a failure to satisfy financial covenants in the Existing REIT Credit Facility (whether or not such failure has occurred)), by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with the Uniform System of Accounts (or such other accounting basis acceptable to Lender) and include such footnotes as required pursuant to GAAP (it being understood that (x) the filing with the SEC by Borrower of annual reports of Borrower and its consolidated Subsidiaries on Form 10-K and (y) the filing with the SEC by the Parent of annual reports of the Parent and its consolidated Subsidiaries on Form 10-K shall, in each case, satisfy the related requirement of this Section 6.1(a) to the extent such annual reports include the information specified herein); and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Borrower and Parent, the unaudited consolidated balance sheet of Borrower its consolidated Subsidiaries and Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, include such footnotes as required pursuant to GAAP, certified by a Responsible Officer of Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments) (it being understood that (x) the filing with the SEC by Borrower of quarterly reports of Borrower and its consolidated Subsidiaries on Form 10-Q and (y) the filing with the SEC by the Parent of quarterly reports of the Parent and its consolidated Subsidiaries on Form 10-Q shall, in each case, satisfy the related requirement of this Section 6.1(b) to the extent such quarterly reports include the information specified herein).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (A) a certificate of a Responsible Officer of Borrower stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (B) a narrative discussion and analysis of the financial condition and results of operations of each Loan Party and its Subsidiaries for the reporting period then ended and for the period from the beginning of the then current fiscal year to the end of such period, as compared to the portion of the projections covering such periods and to the comparable periods of the previous year, including occupancy figures and average daily rate calculations, in each case, with respect to each of the properties of any Subsidiary of a Loan Party and (C) a reasonably detailed calculation of Consolidated EBITDA and Net Operating Income;

(c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of a Loan Party, an Operating Forecast for such Loan Party for the following fiscal year, and, as soon as available, significant revisions, if any, of such Operating Forecast, each of which such Operating Forecasts shall be accompanied by a certificate of a Responsible Officer of the applicable Loan Party stating that such Operating Forecast is based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Operating Forecast is incorrect or misleading in any material respect;

(d) within five (5) days after the same are sent, copies of all financial statements and similar reporting documents that any Group Member sends to the holders of obligations under the Mortgage Loan Documents and the REIT Revolver Loan Documents;

(e) promptly following receipt thereof, copies of (i) any documents described in Section 101(k) of ERISA that any Group Member or any ERISA Affiliate requests with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that any Group Member or any ERISA Affiliate requests with respect to any Multiemployer Plan; provided, that if the relevant Group Member or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and Borrower shall provide copies of such documents and notices promptly after receipt thereof; and

(f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 6.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Private-Side Information shall not be posted on that portion of the Platform designated for such Public Lenders. Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Borrower which contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 6.2 contains Private-Side Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Private Lenders.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member, or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.4 Taxes. File or cause to be filed all federal, state and other material tax returns and reports that are required to be filed and pay all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other material

Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other (i) than any the amount or validity of which are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the relevant Group Member or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

6.5 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by Borrower, the other Group Members and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

6.6 Maintenance of Property; Insurance. (a) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.7 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent once each calendar year upon reasonable prior notice and at a time mutually agreed with Borrower (or, after the occurrence and during the continuation of an Event of Default, at any time or frequency) to visit and inspect its properties, to examine and make extracts from its books and records (other than materials protected by attorney-client privilege and materials which the Loan Parties or such Subsidiary thereof, as applicable, may not disclose without violation of a confidentiality agreement between the Loan Party, or such Subsidiary thereof, as applicable, and any third party) and to discuss its affairs, finances and condition with its officers, in each case, at the expense of Borrower once each calendar year (or, after the occurrence and during the continuation of an Event of Default, at any time).

6.8 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any action, suit, investigation or proceeding affecting any Group Member (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) which relates to any Loan Document;

(d) an ERISA Event, as soon as possible and in any event within 10 days after Borrower knows or has reason to know thereof;

(e) any transaction or occurrence that results in the damage, destruction or rendering unfit for normal use any of the Property of any Group Member, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(f) any pending or threatened notice or claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any other Person alleging or asserting the liability of any Group Member for investigatory costs, clean-up costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties or seeking injunctive relief, in each case (i) to the extent relating to the presence, use or release of any Material of Environmental Concern or the violation, or alleged violation, of any Environmental Law, and (ii) that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(g) any cancellation or receipt of threatened cancellation of any insurance required to be maintained under Section 6.6(b);

(h) any amendment or proposed amendment to any Mortgage Loan Document or any REIT Revolver Loan Document;

(i) any Trigger Event, Adjusted Trigger Event, Default (as defined in the Existing REIT Credit Facility) or Event of Default (as defined in the Existing REIT Credit Facility); and

(j) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

6.9 Environmental Laws. (a) Comply in all material respects with, and take reasonable steps to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; in each case, except for such compliance and failure to obtain and maintain that would not reasonably be expected to have a Material Adverse Effect;

(b) Except as would no reasonably be expected to have a Material Adverse Effect, (i) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and (ii) promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.10 Additional Collateral, etc.

(a) With respect to any property acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b) or (c) below, (y) any property subject to a Lien expressly permitted by Section 7.3(k), (u) (but solely to the extent that a Lien would be restricted by a contractual obligation incurred in connection with such permitted Lien and only so long as such contractual restriction exists) and (z) Excluded Property) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (and, in any event, within sixty (60) days, provided that such time period may be extended in the reasonable discretion of the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement or such other documents as the Administrative Agent deems reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (subject to any Customary Intercreditor Agreements) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any new Domestic Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (b), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), promptly (and, in any event, within sixty (60) days, provided that such time period may be extended in the reasonable discretion of the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority (subject to any Customary Intercreditor Agreements) security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent (or, as required by the Intercreditor Agreement, the Revolver Agent) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and (iii) cause such new Subsidiary (A) to become a party to the Subsidiary Guarantee and Security Agreement as a Subsidiary Guarantor and a pledgor, respectively, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit K, with appropriate insertions and attachments.

(c) With respect to any new Foreign Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date by any Loan Party, promptly (and, in any event, within sixty (60) days, provided that such time period may be extended in the reasonable discretion of the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), and (ii) deliver to the Administrative Agent (or, as required by the Intercreditor Agreement, the Revolver Agent) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein.

Notwithstanding the above, (i) no Capital Stock of any Subsidiary which is Excluded Property shall be required to be pledged as Collateral, and (ii) no Loan Party will be required to take any action in any non-U.S. jurisdiction to create any security interest in assets located or titled outside of the U.S. or to perfect any security interests in such assets.

6.11 Use of Proceeds.

(a) The proceeds of the Loans shall be used solely to (i) repay the Mezzanine Loans in full and pay fees and expenses associated therewith and (ii) to the extent any portion of the loans remain available following application of proceeds pursuant to preceding clause (i), for general corporate purposes.

(b) Borrower shall not, directly or indirectly, use the proceeds of the Loans, or request any Loan the proceeds of which will be used, or loaned, contributed, or otherwise made to any Subsidiary, joint venture partner or, to the knowledge of Borrower, other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law, or to fund any activities or business of or with any Sanctioned Person or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any other manner that would result in a violation of any Anti-Corruption Laws or Sanctions by any party to this Agreement, with respect to (i) and (ii) to the extent prohibited by Sanctions or Anti-Corruption Laws.

6.12 Know Your Customer. Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

6.13 Further Assurances. Borrower will continue to be treated as a “real estate investment trust” as defined in Section 856 of the Code for U.S. federal income tax purposes. Borrower will execute and deliver to the Administrative Agent such amendments to the Collateral Documents or such other documents as the Administrative Agent deems necessary or advisable to (i) grant to the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and proceeds thereof or (ii) to ensure continued validity, perfection and priority of the Liens on the Collateral.

6.14 [Reserved.]

6.15 Trigger Event. After the occurrence and during the continuation of a Trigger Event or an Adjusted Trigger Event, Borrower shall cause each of its direct and indirect Subsidiaries to make the maximum amount of cash distributions to its respective parent entity that it is not prohibited from making under the terms of the Mortgage Loan Documents directly into the Conditional Controlled Account.

6.16 Cash Management Account. Borrower shall, or shall cause its Subsidiaries to, (i) deliver to the Cash Management Agent monthly instructions with respect to the disposition of funds in the Borrower Remainder Subaccount in accordance with the Irrevocable Account Direction, it being understood that (x) the amounts directed to the ESA Conditional Controlled Account represent the amounts payable to the “Group Members” (as such term is defined in the ESA Revolving Credit Agreement) on account of overpayments made under the terms of the Operating Lease and (y) the amounts directed to the Conditional Controlled Account represent the amounts payable to Group Members; (ii) provide the Administrative Agent with instructions described in clause (i) of this Section 6.16 promptly after delivering such instructions to the Cash Management Agent; and (iii) refrain from revoking, modifying or amending the Irrevocable Account Direction without the prior written consent of the Administrative Agent.

SECTION 7. NEGATIVE COVENANTS

Each Loan Party hereby jointly and severally agrees that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each Loan Party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1 [Reserved.]

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of any Subsidiary of any Loan Party in respect of the Mortgage Loan Documents outstanding on the date hereof or any Permitted Refinancing thereof;

(c) Indebtedness of any Loan Party in respect of the Existing REIT Credit Facility or any Permitted Refinancing thereof;

(d) (i) Indebtedness of any Group Member incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets (provided that such Indebtedness is incurred or assumed prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets) and (ii) any extension, renewal, refinancing, refunding, replacement or restructuring (or successive extensions, renewals, refinancings, refundings, replacements or restructurings) of any such Indebtedness from time to time (in whole or in part); provided, that at the time of incurrence, assumption, extension, renewal, refinancing, refunding, replacement or restructuring, as applicable, of any Indebtedness permitted by this Section 7.2(d), and after giving effect thereto, (A) no Default, Event of Default, Trigger Event or Adjusted Trigger Event shall have occurred and be continuing and (B) the Loan Parties shall be in pro forma compliance with the Revolver Financial Covenants;

(e) Permitted Refinancing Notes and any Permitted Refinancing thereof;

(f) unsecured Indebtedness owed by Borrower to the Parent (i) the aggregate principal amount of which may not exceed $300,000,000 at any time, (ii) the final maturity date of which may not at any time be earlier than the date 91 days following the Maturity Date (as such date may be extended), (iii) which is junior in right of payment to the Obligations pursuant to a subordination agreement in form and substance reasonably acceptable to the Administrative Agent, and (iv) the covenants of which are customary for similar debt securities in light of then-prevailing market conditions;

(g) Indebtedness incurred or arising from or in connection with any bid, performance, surety, statutory, completion, return-of-money or appeal bonds or similar obligations issued, existing or incurred in the ordinary course of business;

(h) Indebtedness arising from or in connection with accounts payable (for the deferred purchase price of property or services) in the ordinary course of business greater than 90 days past the invoice or billing date which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established by the applicable Group Member in conformity with GAAP;

(i) letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(k) obligations (contingent or otherwise) existing or arising under any Swap Agreement entered into in the ordinary course of business not for a speculative purpose;

(l) Indebtedness (x) of a Subsidiary of a Loan Party owed to a Loan Party or a Subsidiary of a Loan Party to the extent constituting an Investment permitted by Section 7.10 and (y) of a Loan Party owed to a Loan Party or a Subsidiary of a Loan Party which is evidenced by an Intercompany Note and shall be subject to a Lien under the Collateral Documents, and any Permitted Refinancing thereof;

(m) Indebtedness of the Loan Parties and their respective Subsidiaries outstanding on the Closing Date and disclosed on Schedule 7.2 and any Permitted Refinancing thereof;

(n) Indebtedness consisting of Guarantee Obligations by the Loan Parties and their Subsidiaries in respect of Indebtedness, leases and other ordinary course obligations permitted by the Loan Documents to be incurred by a Loan Party or its Subsidiaries; provided, that in the case of any Guarantee Obligations by a Loan Party of the obligations of a non-Loan Party, the related Investment is permitted under Section 7.10;

(o) contingent liabilities in respect of any indemnification, adjustment of purchase price, non-compete, consulting, deferred Taxes and similar obligations of the Loan Parties and their respective Subsidiaries incurred in connection with acquisitions;

(p) Indebtedness owed to any Person providing property, casualty or liability insurance to the Loan Parties or any Subsidiary of a Loan Party, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(q) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding 10% of the total assets of such Foreign Subsidiary as determined at the end of the most recently ended Reference Period; and

(r) Indebtedness of Borrower in an aggregate principal amount not to exceed the amount of cash that is contributed to the common equity of Borrower after the Closing Date (other than by any Subsidiary of Borrower); provided that, (i) such Indebtedness is incurred within 365 days after such cash contribution is made and (ii) such Indebtedness is designated as “Contribution Indebtedness” in a certificate from a Responsible Officer of Borrower on the date incurred; provided further that, as a result of the incurrence of such Indebtedness, on a pro forma basis pursuant to this clause (r), the Senior Loan-to-Value Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination will not exceed 40%;

(s) (x) Indebtedness of Borrower or any Subsidiary of Borrower (including Indebtedness incurred to finance a Permitted Acquisition) so long (A) as after giving effect to the incurrence of such Indebtedness on a pro forma basis pursuant to this clause (s), the Loan-to-Value Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination is equal to or less than 60%, (B) as a result of the incurrence of such Indebtedness, on a pro forma basis pursuant to this clause (s), other than with respect to Indebtedness incurred to finance a Permitted Acquisition, the Senior Loan-to-Value Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination will not exceed 40% and (C) after giving effect to the incurrence of such Indebtedness on a pro forma basis pursuant to this clause (s), the Fixed Charge Coverage Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination is equal to or greater than 2.00:1.00 and (y) any Permitted Refinancing of any Indebtedness incurred under this clause (s);

(t) (x) Indebtedness of Borrower or any Subsidiary of Borrower incurred to finance any Permitted Acquisition in an aggregate principal amount not to exceed (A) the product of the fair market value of the assets acquired in such Permitted Acquisition multiplied by 60% plus (B) $50,000,000 at any time outstanding for all such Permitted Acquisitions and (y) any Permitted Refinancing of any Indebtedness incurred under this clause (t);

(u) other Indebtedness of Borrower and its Subsidiaries not otherwise permitted by this Section 7.2 in an aggregate principal amount not to exceed the greater of (x) $100,000,000 or (y) 3.00% of Consolidated Total Assets, as determined at the end of the most recently ended Reference Period; provided that, as a result the incurrence of such Indebtedness, on a pro forma basis pursuant to this clause (u), the Senior Loan-to-Value Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination will not exceed 40%;

(v) Indebtedness incurred by Borrower or any Subsidiary of Borrower constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(w) Indebtedness arising from agreements of Borrower or any Subsidiary of Borrower providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of Borrower permitted hereunder, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(x) Indebtedness of the Borrower or any Subsidiary of Borrower consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(y) Indebtedness representing deferred compensation to employees of the Borrower or any Subsidiary of Borrower incurred in the ordinary course of business.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of the property of any Loan Party or any of its Subsidiaries, whether now owned or hereafter acquired, except:

(a) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance or payment bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Group Member;

(f) Liens securing Indebtedness of any Group Member incurred pursuant to Section 7.2(d) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (iii) the amount of Indebtedness secured thereby is not increased and (iv) after giving effect to the incurrence of such Indebtedness on a pro forma basis the Senior Loan-to-Value Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination is equal to or less than 40%;

(g) Liens created pursuant to the Collateral Documents;

(h) any interest or title of a lessor under any lease entered into by Borrower in the ordinary course of its business and covering only the assets so leased;

(i) Liens existing on the Closing Date and listed on Schedule 7.3 hereto and any modifications, replacements, renewals or extensions thereof; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.2 and (y) proceeds and products thereof, (B) the amount secured or benefited thereby is not increased except as contemplated by Section 7.2(m), (C) the direct or any contingent obligor with respect thereto is not changed and (D) any renewal, extension or modification of the obligations secured or benefited by such Liens is permitted by Section 7.2(m);

(j) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(i);

(k) Liens on property of a Person existing at the time such Person is merged into or consolidated with a Loan Party; provided, that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the relevant Loan Party, and the applicable Indebtedness secured by such Lien is permitted pursuant to this Agreement;

(l) Liens (A) of a collecting bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (B) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (C) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary cause of business;

(n) (A) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (x) interfere in any material respect with the business of a Loan Party or (y) secure any Indebtedness and (B) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Loan Parties or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(o) Liens arising from precautionary Uniform Commercial Code financing statements regarding, and any interest or title of a licensor, lessor or sublessor under, operating leases permitted by this Agreement;

(p) Liens on cash and Cash Equivalents securing Swap Agreements permitted pursuant to Section 7.2(k) owing to one or more Persons;

(q) Liens on Collateral securing Permitted Refinancing Notes and any Permitted Refinancing thereof as long as such Liens are subject to a Customary Intercreditor Agreement;

(r) Liens securing Indebtedness under the Existing REIT Credit Facility and any Permitted Refinancing thereof as long as such Liens are subject to the Intercreditor Agreement;

(s) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Capital Stock of any Subsidiary, and (ii) such Liens secure only Indebtedness incurred by Foreign Subsidiaries pursuant to Section 7.2(q);

(t) Liens securing obligations in respect of any Indebtedness permitted by Section 7.2(s) (other than with respect to finance Permitted Acquisitions) and Section 7.2(u) so long as (i) after giving effect to the incurrence of such Indebtedness on a pro forma basis the Senior Loan-to-Value Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination is equal to or less than 40% and (ii) to the extent such Liens are on all or any portion of the Collateral, such Liens shall be subject to a Customary Intercreditor Agreement;

(u) Liens securing obligations in respect of any Indebtedness incurred to finance Permitted Acquisitions permitted by Section 7.2(s) so long as (i) after giving effect to the incurrence of such Indebtedness on a pro forma basis the Loan-to-Value Ratio as of the last day of the most recently ended Reference Period on or prior to the date of determination is equal to or less than 60% and (ii) to the extent such Liens are on all or any portion of the Collateral, such Liens shall be subject to a Customary Intercreditor Agreement;

(v) Liens securing obligations in respect of any Indebtedness incurred to finance a Permitted Acquisition permitted by Section 7.2(t) so long as to the extent such Liens are on all or any portion of the Collateral, such Liens shall be subject to a Customary Intercreditor Agreement;

(w) other Liens in an aggregate principal amount not to exceed $25,000,000;

(x) Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.11 or 7.12 to the extent such Disposition would have been permitted on the date of the creation of such Lien;

(y) Liens solely on any cash earnest money deposits made by Borrower or any Subsidiary of Borrower in connection with any letter of intent or purchase agreement;

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods (other than tire inventory) entered into by the Borrower or any Subsidiary of Borrower in the ordinary course of business;

(aa) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(bb) Liens that are contractual rights of set off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (b) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries; and

(cc) Liens securing Indebtedness under the Mortgage Loan Documents or any Permitted Refinancing thereof.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or reorganize itself in any non-U.S. jurisdiction, or Dispose of all or substantially all of the property or business of Borrower and its Subsidiaries, except:

(a) any Subsidiary of Borrower may be merged, amalgamated or consolidated with or into (i) Borrower or any Subsidiary of Borrower, or any Subsidiary may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be Disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary (and ratably to any other shareholder); provided, in the case of such a merger, amalgamation or consolidation, Borrower or such Subsidiary Guarantor, as applicable shall be the continuing or surviving Person, (ii) in the case of any Subsidiary of Borrower that is not a Loan Party, any other Subsidiary of Borrower that is not a Loan Party and (iii) in the case of any Subsidiary of Borrower, any other Subsidiary of Borrower to the extent permitted under Section 7.10;

(b) any Person (other than Borrower) may merge or amalgamate into or consolidate with any Subsidiary of Borrower in a transaction in which the surviving entity is such Subsidiary of Borrower (provided that in any such merger, amalgamation, consolidation or liquidation involving a Subsidiary Guarantor, (i) such Subsidiary Guarantor shall be the surviving entity or (ii) the continuing or surviving Person shall expressly assume the obligations of such Subsidiary Guarantor under the Loan Documents in a manner reasonably acceptable to Administrative Agent);

(c) any Subsidiary of Borrower may merge or amalgamate into or consolidate with any Person in order to consummate a Disposition otherwise made in compliance with Section 7.12 in which the surviving entity is not a Subsidiary of Borrower;

(d) so long as no Event of Default exists, Borrower may merge or amalgamate into or consolidated with any other Person; provided that (i) Borrower shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Borrower (any such Person, “Successor Borrower”), (A) Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) Successor Borrower shall expressly assume all the obligations of Borrower under this Agreement and the other Loan Documents pursuant to an agreement or agreements in form and substance reasonably satisfactory to Administrative Agent, (C) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have, pursuant to an agreement or agreements in form and substance reasonably satisfactory to Administrative Agent, confirmed that (x) its guarantee of the Obligations pursuant to the Subsidiary Guarantee shall apply to Successor Borrower’s obligations under this Agreement and (y) the Liens granted by it under the Collateral Documents to which it is a party as security for its Obligations shall continue to secure such obligations and that its obligations under the Collateral Documents to which it is a party shall apply to Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to Administrative Agent) confirmed that its obligations thereunder shall apply to Successor Borrower’s Obligations, (E) such merger shall be permitted or not restricted under Section 7.10 and (F) to the extent requested by Administrative Agent, Borrower shall have delivered to Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such agreement or agreements referred to above comply with this Agreement; provided further, that if the foregoing are satisfied, Successor Borrower will succeed to, and be substituted for, Borrower under this Agreement;

(e) any Subsidiary of Borrower may Dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to Borrower or any other Loan Party; and

(f) any Subsidiary of Borrower may liquidate, wind-up or dissolve if Borrower determines in good faith that such liquidation, winding-up or dissolution is in the best interests of Borrower and is not materially disadvantageous to the Lenders.

7.5 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Qualified Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Subsidiary of a Loan Party may make Restricted Payments to any other Group Member;

(b) any Loan Party may make a Restricted Payment; provided, that at the time of any such Restricted Payment and after giving effect thereto, (i) no Default, Event of Default, Adjusted Trigger Event or Trigger Event shall have occurred and be continuing and (ii) the Loan Parties shall be in pro forma compliance with the Revolver Financial Covenants; and

(c) any Loan Party may make a Restricted Payment with respect to preferred interests issued to satisfy the “100 shareholders” REIT qualification requirement under Section 856(a)(5) of the Code (the “REIT Distributions”), in an amount not exceed $100,000 per annum in the aggregate.

7.6 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Group Member) involving aggregate consideration in excess of $25,000,000 unless such transaction is (a) (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the relevant Group Member and (iii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, or (b) reimbursement of reasonable out-of-pocket expenses of the Sponsors to the extent permitted as a Restricted Payment pursuant to Section 7.5, or (c) Indebtedness permitted under Section 7.2(f).

7.7 Amendments to Mortgage Loan Documents. (a) Amend, supplement or otherwise modify any of the Specified Terms of the Mortgage Loan Documents, (b) amend, supplement or modify any provision of any Mortgage Loan Document providing that cash distributions from any Subsidiary shall be made with all available funds into the Conditional Controlled Account or make any election or designation that would have the effect of making or allowing any cash distributions from any Subsidiary (other than any REIT Distribution) to any Person or into any account other than to Borrower and into the Conditional Controlled Account, (c) amend, supplement or modify any provision of the Existing REIT Credit Facility or any other REIT Revolver Loan Document in a manner adverse, in any material respect, to the interests of the Lenders (it is acknowledged that an extension of credit under the Existing REIT Credit Facility during the continuation of a Trigger Event or an Adjusted Trigger Event shall be deemed to be materially adverse to the Lenders), (d) after the occurrence and during the continuation of a Trigger Event or Adjusted Trigger Event, amend, supplement, terminate or otherwise modify any Operating Lease to the extent prohibited pursuant to Section 5.2.12 of the Mortgage Loan Agreement as in effect as of the date of such Trigger Event or Adjusted Trigger Event (without giving effect to any consent of the lender under the Mortgage Loan Agreement or any amendment, waiver or other modification of such Section 5.2.12 of the Mortgage Loan Agreement) or (e) amend, supplement, terminate or otherwise modify any Operating Lease unless the Administrative Agent has received reasonably satisfactory projections for the 12 month period after the date of such amendment, supplement, termination or other modification showing, on a pro forma basis after giving effect thereto, that the Loan Parties shall be in pro form compliance with the Yield Covenant.

7.8 No Further Negative Pledges. Enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations, except with respect to:

(a) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be);

(b) documentation relating to the Loan Documents, the Mortgage Loan Document, the Existing REIT Credit Facility or Permitted Refinancing Notes, or any Permitted Refinancing thereof;

(c) any agreement in effect at the time a person becomes a Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Borrower, which encumbrance or restriction is not applicable to the properties or assets of any Loan Party, other than such Subsidiary, or the property or assets of the such Subsidiary, so acquired;

(d) customary provisions in partnership agreements, limited liability company organizational or governance documents, joint venture documents and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(e) Liens permitted to be incurred under Section 7.3 and restrictions in the agreements relating thereto that limit the right of Borrower or any of its Subsidiaries to Dispose of the assets subject to such Liens;

(f) customary provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(g) restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or deposit exists;

(h) restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.1 but solely to the extent any such restriction relates to the property financed by or secured by such Indebtedness;

(i) restrictions (x) existing on the Closing Date (to the extent not otherwise permitted by this Section 7.8) and set forth on Schedule 7.8 hereto and (y) to the extent agreements permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of the restrictions described in the foregoing clauses (a) and (b) in such agreement;

(j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(k) restrictions that arise in connection with cash or other deposits permitted under Section 7.10;

(l) restrictions that arise in connection with any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any of its Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(m) restrictions that arise in connection with contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(n) restrictions on Liens in favor of any holder of other Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 7.2 hereof that are, taken as a whole, in the good faith judgment of Borrower, not materially more restrictive with respect to Borrower or any Subsidiary than the restrictions contained in this Agreement and which shall not restrict the granting to the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral; and

(o) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Subsidiary or the assets or property of another Subsidiary.

7.9 Restrictions on Subsidiary Distributions. Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower, other than restrictions:

(a) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(b) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(c) in any agreement binding on any Person or assets acquired by Borrower or any of its Subsidiaries in effect at the time of such acquisition, so long as such agreement was not entered into in connection with or in contemplation of such acquisition;

(d) in any agreement for the Disposition of a Subsidiary that contains such restrictions on such Subsidiary pending the Disposition;

(e) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(f) limiting the Disposition of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(g) on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or deposits exist;

(h) or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments, obligations or arrangements referred to in clauses (a) through (g) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, in any material respect, than those contained in the contracts, instruments, obligations or arrangements prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(i) imposed by applicable law;

(j) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(k) as set forth in the Mortgage Loan Documents and the REIT Revolver Loan Documents, each as set forth as of the Closing Date;

(l) on customary net worth or similar provisions contained in real property leases entered into by Borrower or any Subsidiary so long as Borrower or such Subsidiary has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of Borrower or such Subsidiary to meet its ongoing obligations; and

(m) that arise in connection with any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any of its Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired.

7.10 Investments. Make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Borrower and any Wholly-Owned Subsidiary Guarantor of Borrower;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries;

(d) loans and advances to employees of Borrowers and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $3,000,000;

(e) Permitted Acquisitions;

(f) Investments described in Schedule 7.10, and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.10 and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 7.10;

(g) any Investment held by any person in existence at the time such person becomes a Subsidiary; provided that such Investment was not made in connection with or anticipation of such person becoming a Subsidiary, and any modification, replacement, renewal or extension of such Investment which does not involve an additional Investment;

(h) Swap Agreements which constitute Investments;

(i) Investments made to finance consolidated capital expenditures with respect to Borrower and its Subsidiaries; provided that the proceeds of such Investments in Subsidiaries that are not Loan Parties shall be used solely to finance capital expenditures related to Subsidiary Properties;

(j) advances of payroll payments to directors, officers, employees, members of management and consultants in the ordinary course of business;

(k) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Borrower;

(l) guarantees by Borrower or any of its Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(m) Borrower and its Subsidiaries may make deposits in the ordinary course of business to secure the performance of operating leases or utility contracts, or in connection with obligations in respect of tenders, statutory obligations, surety, stay and appeal bonds, bids, licenses, leases, government contracts, trade contracts, performance and return-of-money bonds, completion guarantees and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(n) Investments (i) by Borrower or any other Loan Party in Subsidiaries of Borrower that are not Loan Parties, the aggregate amount, together with Investments made pursuant to clause (o) hereof, not to exceed the greater of (x) $100,000,000 and (y) 2.00% of Consolidated Total Assets at the end of the most recently ended Reference Period; provided that immediately prior to, and after giving effect thereto, no Event of Default, Trigger Event or Adjusted Trigger Event shall have occurred and be continuing or (ii) by Subsidiaries of Borrower that are not Loan Parties in other Subsidiaries of Borrower that are not Loan Parties;

(o) Investment in a Similar Business having an aggregate fair market value (determined in good faith by the board of directors (or similar governing body) of Borrower), taken together with Investments made pursuant to clause (n) hereof, not to exceed the greater of (x) $100,000,000 and (y) 2.00% of Consolidated Total Assets at the end of the most recently ended Reference Period (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that immediately prior to, and after giving effect thereto, no Event of Default, Trigger Event or Adjusted Trigger Event shall have occurred and be continuing;

(p) Investments in an aggregate amount not to exceed the greater of (x) $200,000,000 and (y) 4.00% of Consolidated Total Assets at the end of the most recently ended Reference Period; provided that immediately prior to, and after giving effect thereto, no Event of Default, Trigger Event or Adjusted Trigger Event shall have occurred and be continuing;

(q) other Investments in an aggregate amount not to exceed the Cumulative Amount as in effect immediately prior to the making of such Investment; provided that immediately prior to, and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Fixed Charge Coverage Ratio on a pro forma basis shall be equal to or greater than 2.00:1.00 as of the last day of the most recently ended Reference Period;

(r) other Investments, so long as after giving pro forma effect to such Investment, the Consolidated Net Leverage Ratio shall be less than 5.00:1.00 as of the last day of the most recent Reference Period then ended; provided, however, Investments in Subsidiaries of Borrower that are not Loan Parties may not be made in reliance on this clause (r); provided further that immediately prior to, and after giving effect thereto, no Event of Default, Trigger Event or Adjusted Trigger Event shall have occurred and be continuing;

(s) Investments in accounts receivable, credit card and debit card receivables, trade credit, advances to customers and distributors, commission, entertainment, drawing accounts, moving, travel and similar advances to employees, directors, officers, managers, distributors and consultants in each case made in the ordinary course of business;

(t) advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any Subsidiary of Borrower and any leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and the Subsidiaries of Borrower, taken as a whole, or (ii) secure any Indebtedness;

(u) any Investment in any Subsidiary of Borrower or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

(v) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 7.5.

7.11 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Wholly-Owned Subsidiaries in compliance with the provisions of Section 7.4 and 7.12, to issue any Capital Stock, except (a) to qualify directors if required by applicable law, (b) from a Subsidiary of Borrower to Borrower or any other Wholly-Owned Subsidiary in a transaction not otherwise prohibited under this Agreement, (c) that Subsidiaries of Borrower formed after the Closing Date in accordance with Sections 6.10 and 7.10 may issue Capital Stock to Borrower or Subsidiary of Borrower which is to own such Capital Stock and (d) in connection with any Investment or Disposition permitted or not restricted under this Agreement.

7.12 Asset Sales. Dispose of all or substantially all of the property or business of Borrower and its Subsidiaries, except:

(a) Investments made in accordance with Section 7.10;

(b) Dispositions of assets that do not constitute Asset Sales;

(c) inventory (or other assets) sold, leased or licensed in the ordinary course of business (excluding from such ordinary course of business requirement any such sales, leases or licenses by operations or divisions discontinued or to be discontinued);

(d) Disposals of obsolete, worn out or surplus property or property that in the reasonable judgment of Borrower is no longer useful in the conduct of the business of Borrower and the Subsidiaries;

(e) any Subsidiary of Borrower may Dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to Borrower or any other Loan Party;

(f) Dispositions of property as a result of any event from which Net Insurance/Condemnation Proceeds are received;

(g) Cash and Cash Equivalents may be disposed of or liquidated in the ordinary course of business;

(h) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(i) a Disposition of Capital Stock in order to qualify members of the board of directors (or similar governing body) if required by applicable law;

(j) leases, subleases, licenses or sublicenses of property in the ordinary course of business which do not materially interfere with the business of Borrower and its Subsidiaries, taken as a whole;

(k) any surrender, modification or waiver of contractual rights or litigation claims or the settlement, release or surrender of contractual rights or litigation claims in the ordinary course of business;

(l) (i) any sale or discount, in each case without recourse or forgiveness, write-off or other Disposition of accounts receivable arising in the ordinary course of business, in connection with the compromise or collection thereof (and, for the avoidance of doubt, not as part of a bulk sale or financing of accounts receivable) and (ii) the lapse or abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer used or useful in the conduct of the business of Borrower or its Subsidiaries or is not otherwise of material value;

(m) Liens granted in compliance with Section 7.3 and Restricted Payments in compliance with Section 7.5;

(n) Dispositions by and among Borrower and its Subsidiaries; provided that to the extent such Asset Sale constitutes an Investment, such Investment must be permitted by Section 7.10;

(o) to the extent constituting a Disposition: (i) the termination or unwinding of any Swap Agreement pursuant to its terms and (ii) the expiration of any option agreement with respect to real estate or personal property;

(p) Dispositions of assets in connection with a Sale and Leaseback Transaction made in compliance with Section 7.13; and

(q) Dispositions of property not otherwise permitted under this Section 7.12; provided that (i) at the time of such Disposition no Event of Default shall exist or would result from such Disposition, (ii) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors (or similar governing body) of Borrower), (iii) with respect to any Disposition pursuant to this clause (q) for a purchase price in excess of $25,000,000, Borrower or any of its Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens); provided, however, that for the purposes of this clause (ii), (A) any liabilities of Borrower or such Subsidiary that (i) are assumed by the transferee with respect to the applicable Disposition, (ii) for which Borrower and all of its Subsidiaries shall have been validly released by all applicable creditors in writing or (iii) are otherwise cancelled or terminated in connection with the transaction with such transferee, (B) any securities, notes or other obligations or assets received by Borrower or such Subsidiary from such transferee that are converted by Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of $5,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash and (iv) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.9(a).

7.13 Sales and Lease Backs. Become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party or any of its Subsidiaries (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease unless (i) the sale of such property is made for cash consideration in an amount not less than the fair market value of such property, (ii) any Liens arising in connection with its use of the property are permitted by Section 7.3 and (iii) any Indebtedness arising therefrom is permitted under Section 7.2.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. If any of the following events shall occur and be continuing:

(a) Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 2.25, Section 6.1, Section 6.2(a)-(d), Section 6.5(a), Section 6.7(b), Section 6.8(a), Section 6.11, Section 6.15, or Section 7 of this Agreement, Sections 1, 11 or 12 of the Subsidiary Guarantee or Sections 3.2 through 3.6, 4.1 through 4.4, 4.6 or 5.1 of the Security Agreement; or

(d) (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 6.16 of this Agreement, and such default shall continue unremedied for a period of 5 Business Days after notice to Borrower from the Administrative Agent or the Required Lenders; or (ii) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) and (d)(i) of this Section), and such default shall continue unremedied for a period of 30 days after notice to Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) or, in the case of a Swap Agreement, the applicable counterparty, to cause, with the giving of notice if required, such Indebtedness to become due (or to be terminated) prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or, in the case of a Swap Agreement, to cause the termination thereof; provided, that, except in the case of the Existing REIT Credit Facility or any Permitted Refinancing thereof, a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which (or, with respect to any Swap Agreements, the Swap Termination Value of which) is $100,000,000 or more; or

(f) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation) incurred under the Mortgage Loan Documents on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness incurred under the Mortgage Loan Documents beyond the period of grace, if any, provided in the Mortgage Loan Documents; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any Mortgage Loan Document, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or

(g) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or any Group Member shall make a general assignment for the benefit of its creditors; or

(h) (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner or (v) any other event or condition shall occur or exist with respect to a Pension Plan; and in each case in clauses (i) through (v)

above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(i) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(j) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any of their respective Subsidiaries contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) any Collateral Document shall cease to create a valid and perfected Lien, with the priority (subject to any Customary Intercreditor Agreement) required by the Collateral Documents, over any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.3, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of Real Property to the extent such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l) the guarantee contained in Section 1 of the Subsidiary Guarantee shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(m) a Change of Control; or

(n) a payment default shall have occurred and be continuing beyond any applicable cure period under any Operating Lease, provided however, if the default is for the failure to pay rent under any such Operating Lease, it shall not constitute a default thereunder until thirty (30) days following the expiration of any applicable cure period under the applicable Operating Lease;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to Borrower, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower declare the Term Commitments to be terminated forthwith, whereupon the Term Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Borrower.

SECTION 9. THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. The provisions of this Section 9 (except for Section 9.9) are solely for the benefit of the Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, affiliates or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Applicable Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Term Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Applicable Percentage thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then upon any such resignation, the Required Lenders shall have the right to appoint a successor, which successor agent (other than a Disqualified Institution) shall (unless an Event of Default under Section 8.1(a) or Section 8.1(g) with respect to Borrower shall have occurred and be continuing) be subject to approval by Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, which successor agent shall (unless (i) an Event of Default under Section 8.1(a) or Section 8.1(g) with respect to Borrower shall have occurred and be continuing or (ii) such successor agent is a Lender) be subject to approval by Borrower (which approval shall not be withheld or delayed by Borrower except for a bona fide valid reason). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as a successor agent is appointed as provided for above.

9.10 Lead Arrangers; Joint Bookrunners; Syndication Agents. No Lead Arranger, Joint Bookrunner or Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

9.11 Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under any Loan Document) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.5 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, to authorize the Administrative Agent to vote in respect of the claim of any Lender, in any such proceeding.

9.12 Agents under Collateral Documents and Subsidiary Guarantee. Each Secured Party hereby further authorizes Administrative Agent on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Subsidiary Guarantee, the Collateral and the Collateral Documents; provided that Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Swap Agreement.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.13 Intercreditor Agreements. The Administrative Agent is hereby authorized to enter into any Customary Intercreditor Agreements, and the parties hereto acknowledge that any such Customary Intercreditor Agreement will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Customary Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers thereof or supplements thereto or other modifications thereto), (b) hereby authorizes and instructs the Administrative Agent to enter into any such Customary Intercreditor Agreements (and any amendments, amendments and restatements, restatements or waivers thereof or supplements thereto or other modifications thereto) and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, and to negotiate, execute and deliver on behalf of the Secured Parties any additional Collateral Documents or any amendment (or amendment and restatement) to the Collateral Documents to effect the provisions contemplated by Section 2.22 or any such Customary Intercreditor Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers.

(a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. Subject to Section 10.1(b), the Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Term Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, release any Subsidiary Guarantor from its obligations under any Subsidiary Guarantee, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Sections 2.9, 2.15, 2.16, 2.25 or 7.7 (including any definition component thereof) without the written consent of all Lenders; (v) change any provisions of any Loan Document in a manner that by its terms adversely affects the payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing the Majority in Interest of each affected Class; or (vi) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; provided that any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by Borrower and the Majority in Interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to effect the provisions of Section 2.22 in accordance with the terms thereof.

(b) Notwithstanding anything in Section 10.1(a), no Lender consent is required to effect any amendment, modification or supplement to any Customary Intercreditor Agreement (i) that is for the purpose of adding the holders of Indebtedness that is secured Indebtedness (or a lender or holder representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Customary Intercreditor Agreement (it being understood that any such amendment, modification or supplement may make such other changes to the applicable Customary Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Customary Intercreditor Agreement.

10.2 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:

c/o ESA Management, LLC

11525 North Community House Road

Charlotte, North Carolina 28277

Attention: Chief Legal Officer

Facsimile No.: (980) 335-3089

Attention: Chief Financial Officer

Facsimile No.: (980) 345-2090

with a copy to:

Centerbridge Partners, L.P.

375 Park Avenue

New York, New York 10152

Attention: William D. Rahm

Facsimile No.: (212) 672-5001

Attention: General Counsel and Scott Hopson

Facsimile No.: (212) 672-4501 and (212) 672-4526

and a copy to:

Paulson & Co. Inc.

1251 Avenue of the Americas, 50th Floor

New York, New York 10020

Attention: Michael Barr

Facsimile No.: (212) 351-5892

Attention: General Counsel

Facsimile No.: (212) 977-9505

and a copy to:

The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: A.J. Agarwal

Facsimile No.: (212) 583-5725

Attention: General Counsel

Facsimile No.: (646) 253-8983

Attention: William J. Stein

Facsimile No.: (212) 583-5726

and a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Viktor Okasmaa

Facsimile No.: (212) 859-4000

Administrative Agent:

Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Email: gsd.link@gs.com and ficc-sbdagency-nydallas@ny.email.gs.com and a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention: Anna Ashurov

Facsimile No.: (212) 291-5407

and a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036-6522

Attention: Steven Messina

Facsimile No.: (917) 777-3509

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(b) Electronic Communications.

(i) Notices and other communications to the Administrative Agent or Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Section 2 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses; Damages Waiver. Borrower agrees (a) to pay or reimburse the Lead Arrangers and the Administrative Agent for all their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel which shall be limited to one primary counsel for the Administrative Agent, one local counsel in each applicable jurisdiction and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs you of such conflict and thereafter, after receipt of your consent (which consent shall not be unreasonably withheld, conditioned or delayed), retains its own counsel, of another firm of counsel (and local counsel, if applicable) for such affected Person) incurred in connection with the syndication, development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Lead Arranger, the Administrative Agent and their Affiliates and each of their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the syndication, execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (including any Increasing Lender Agreement or New Lender Agreement), an Extension Amendment, a Refinancing Amendment and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of one primary counsel, one local counsel in each applicable jurisdiction and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs you of such conflict and thereafter, after receipt of your consent (which consent shall not be unreasonably withheld, conditioned or delayed), retains its own counsel, of another firm of counsel (and local counsel, if applicable) for such affected Indemnitee in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such

Indemnified Liabilities (i) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) arise out of any dispute brought solely by an Indemnitee against another Indemnitee, do not arise out of or relate to any request, act or omission by Borrower, any other Loan Party or any of their respective Subsidiaries or Affiliates and do not involve the Administrative Agent, in its capacity as administrative agent, or any Lead Arranger, in its capacity as a lead arranger. Without limiting the foregoing, and to the extent permitted by applicable law, Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. Notwithstanding anything herein to the contrary, the foregoing indemnity and waiver shall specifically exclude any Indemnified Liabilities and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements relating to (i) Materials of Environmental Concern which are initially placed on, in or under the Property or any surrounding areas, or any violation of Environmental Laws which first occurs, or any condition first created, or any other acts which first occur, after foreclosure, a deed in lieu of foreclosure or other taking of title to or Property by Lender or its designee, or (ii) the circumstances set forth in Section 10.5(d)(i)-(ii) above. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by Borrower pursuant to this Section 10.5 shall be submitted to Peter Crage, c/o ESA Management, LLC, 11525 North Community House Road, Charlotte, North Carolina 28277 (Telephone No. (980) 345-1653) (Telecopy No. (980) 345-2090), at the address of Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by Borrower in a written notice to the Administrative Agent. None of any Loan Party or any Indemnitee shall have any liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, however, that nothing contained in this sentence will limit the indemnity and reimbursement obligations of Borrower set forth in this Section. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not (except as expressly provided in Section 7.4(d) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) Borrower (such consent not to be unreasonably withheld or delayed), provided that (i) Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof and (ii) no consent of Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Commitments or the entire remaining principal outstanding balance of the assigning Lender’s Loans, the amount of the Term Commitments or the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and in whole integral multiples of $1,000,000 in excess thereof unless each of Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) no assignment shall be made to (1) Parent, any Group Member or any Subsidiary of any of the foregoing (other than pursuant to Section 10.6(h)), (2) a natural Person or (3) any Person who, upon becoming a Lender hereunder, would constitute any of the Persons described in clause (1) or (2) above;

(C) no assignments shall be made to Disqualified Institutions;

(D) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(E) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than (x) a natural person, (y) a Disqualified Institution or (z) the Borrower, any of its Subsidiaries or any of its Affiliates other than a Sponsor Affiliated Institutional Lender (a “Participant”)) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Loans owing to it); provided that, (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.20 and 2.21 as if it were an assignee under paragraph (b) of this Section, and (B) shall not be entitled to receive any greater payment under Section 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Term Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Term Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Borrower and the Lenders expressly acknowledge that the Administrative Agent (in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not have any obligation to monitor whether participations are made to Disqualified Institutions or natural persons and none of Borrower or the Lenders will bring any claim to such effect.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Loans owing to it (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan) to any Sponsor Affiliated Lender on a non pro rata basis through (x) one or more modified Dutch auctions (“Auctions”) (provided that, (A) notice of the Auction shall be made to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with the Auction Procedures set forth on Exhibit P and are otherwise reasonably acceptable to the Sponsor Affiliated Lender, the Auction Manager and the Administrative Agent) or (y) open market purchases, in each case subject to the following additional limitations:

(i) the aggregate principal amount of Loans purchased by assignment pursuant to this Section 10.6(f) and held at any one time by Sponsor Affiliated Lenders may not exceed 25% of the outstanding principal amount of all Loans (after giving effect to any simultaneous cancellations);

(ii) the assigning Lender and the Sponsor Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Auction Manager or Administrative Agent, as applicable, an Affiliate Assignment Agreement;

(iii) each Sponsor Affiliated Lender, solely in its capacity as a Lender, hereby agrees, and each Affiliate Assignment Agreement shall provide, that such Sponsor Affiliated Lender shall have no right whatsoever so long as such Person is a Sponsor Affiliated Lender:

(A) to vote with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document requiring the consent of Required Lenders and that it shall be deemed to have voted its interest as a Lender with respect to such Required Lender votes without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders; provided that, notwithstanding the foregoing, (x) such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action disproportionately affects such Sponsor Affiliated Lender in its capacity as a Lender as compared to other Lenders, (y) no amendment, modification, waiver, consent or other action shall, without the consent of the Sponsor Affiliated Lender, deprive any Sponsor Affiliated Lender of its share of any payments and (z) for the avoidance of doubt, such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action requires the consent of any Lender or any affected lender;

(B) to attend (or receive any notice of) any meeting, conference call or correspondence with Administrative Agent or any Lender not attended by (or noticed to) any Loan Party, their Affiliates or any Person on behalf of or representing any of the foregoing or receive any information from Administrative Agent or any other Lender not provided to the Loan Parties, their Affiliates or any Person on behalf of or representing any of the foregoing (other than notices of borrowings, prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2); or

(C) to make or bring any claim, solely in its capacity as Lender, against Administrative Agent, any other Agent or any Lender solely with respect to the duties of such Persons under the Loan Documents (it being understood, for the avoidance of doubt, that such Sponsor Affiliated Lender may make or bring a claim for breach of this Agreement); and

(iv) each Sponsor Affiliated Lender, solely in its capacity as a Lender, hereby further agrees that if any Loan Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law:

(A) each Sponsor Affiliated Lender shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by Administrative Agent (or the taking of any action by a third party that to which Administrative Agent has consented with respect to any disposition of assets by Borrower or any equity or debt financing to be made to Borrower), including, without limitation, the filing of any pleading by Administrative Agent) in (or with respect to any matters related to) the proceeding so long as Administrative Agent is not taking any action to treat such Sponsor Affiliated Lender’s Loans in a manner that is less favorable to such Sponsor Affiliated Lender in any respect than the proposed treatment of similar Obligations held by other Lenders (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization);

(B) the provisions set forth in this Section 10.6(f), and the related provisions set forth in each Affiliate Assignment Agreement, constitute (x) a

“subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable to the maximum extent permitted by applicable non-bankruptcy law for all purposes in any case where a Loan Party has filed for protection under any Debtor Relief Laws and affecting the rights of creditors generally applicable to such Loan Party and (y) an irrevocable voting proxy coupled with a pledge in favor of Administrative Agent with respect to voting obligations set forth in this Section 10.6(f), and the related provisions set forth in each Affiliate Assignment Agreement;

(C) each Sponsor Affiliated Lender shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Sponsor Affiliated Lenders, except (i) to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by such Sponsor Affiliated Lender in a manner that is less favorable to such Sponsor Affiliated Lender in any respect than the proposed treatment of similar Obligations held by other Lenders or (ii) to the extent set forth in Section 10.6(f). For the avoidance of doubt, except to the extent set forth in the preceding sentence, the Administrative Agent is hereby irrevocably authorized and empowered (in the name of such Sponsor Affiliated Lender) to vote on behalf of such Sponsor Affiliated Lender or consent on behalf of such Sponsor Affiliated Lender in any such proceedings with respect to any and all claims of such Sponsor Affiliated Lender relating to the Obligations. Each Sponsor Affiliated Lender agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of the Administrative Agent to vote or consent on behalf of such Sponsor Affiliate Lender in any proceeding in the manner set forth above and that such Sponsor Affiliate Lender shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding; and

(D) each Sponsor Affiliated Lender hereby expressly and irrevocably waives, for the benefit of the Administrative Agent and the Lenders any principles or provisions of law (including as set forth in any Debtor Relief Law, statutory or otherwise) which are or might be in conflict with the terms of this Section 10.6(f) and any legal or equitable discharge of such Sponsor Affiliated Lender’s obligations under Section 10.6(f).

(g) Notwithstanding the foregoing, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to any Sponsor Affiliate Institutional Lender on a non-pro rata basis through (x) Auctions open to all Lenders on a pro rata basis in accordance with the Auction Procedures or (y) open market purchases, provided that for any vote requiring the consent of the Required Lenders, Sponsor Affiliate Institutional Lender shall not, in the aggregate, account for more than 49.9% of the amounts included in determining whether such consent or waiver has been obtained.

(h) Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Commitments or Loans owing to it to any Loan Party or any Subsidiary thereto on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan), subject to the following limitations:

(i) Such Loan Party or Subsidiary may conduct one or more Auctions to repurchase all or any portion of the Loans; provided that, (A) notice of the Auction shall be made to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 10.6(h) and the Auction Procedures set forth on Exhibit P and are otherwise reasonably acceptable to such Loan Party or Subsidiary thereto, the Auction Manager and the Administrative Agent;

(ii) With respect to all repurchases made by any Loan Party or any Subsidiary thereto pursuant to this Section 10.6(h), (A) such Loan Party or Subsidiary shall deliver to the Auction Manager a certificate of an authorized officer stating that no Event of Default has occurred and is continuing or would result from such repurchase and (B) the assigning Lender and the applicable Loan Party or Subsidiary shall execute and deliver to the Auction Manager or Administrative Agent, as applicable, an Affiliate Assignment Agreement; and

(iii) Following repurchase by such Loan Party or Subsidiary pursuant to this Section 10.6(h), the Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by such Loan Party or Subsidiary), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Loans repurchased and cancelled pursuant to this Section 10.6(h), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of Borrower. Each Lender agrees promptly to notify Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. With the exception of those terms contained in Sections 2, 3, 4 (including Annex A), 6, 7 and 8 of the Engagement Letter, dated May 26, 2014, among the Lead Arrangers and Borrower (the “Engagement Letter”), which by the terms of the Engagement Letter remain in full force and effect, this Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. Each of Borrower, the Administrative Agent and the Lenders hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any other Lender to sue or bring an enforcement action relating to this Agreement or any other Loan Document, including any such action or proceeding in connection with the exercise of remedies with respect to the Collateral, in any other jurisdiction.

10.13 Acknowledgements. Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent, any Lender, any Syndication Agent, any Lead Arranger or any Joint Bookrunner has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) each of the Administrative Agent, any Lender, any Syndication Agent, any Lead Arranger or any Joint Bookrunner and their Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates; and

(d) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

10.15 Releases of Liens. At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full and the Term Commitments have been terminated, the Collateral shall be released from the Liens created by the Collateral Documents, and the Collateral Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Collateral Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.16 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than as a result of a breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to another party to this Agreement, (k) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (l) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (m) upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates, (n) if agreed by Borrower in its sole discretion, to any other Person or (o) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents, provided that, such disclosure is limited to the existence of this Agreement and information about this Agreement; provided that, except with respect to any audit or examination by bank accountants or by any governmental bank regulatory authority or other Governmental Authority exercising examination or regulatory authority, each of the Administrative Agent and the Lenders shall, to the extent practicable and not prohibited by applicable law, use reasonable efforts to promptly notify Borrower of disclosure pursuant to clauses (d), (e), (f) or (h), above. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.17 WAIVERS OF JURY TRIAL. BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.18 USA Patriot Act. Each Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and the other Loan Parties, which information includes the name and address of Borrower and the other Loan Parties and other information that will allow such Lender to identify Borrower and the other Loan Parties in accordance with the Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ESH HOSPITALITY, INC., as Borrower

By:	/s/ James L. Donald
Name:	James L. Donald
Title:	Chief Executive Officer

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA,
as Administrative Agent, Joint Lead Arranger, Joint Bookrunner, Syndication Agent and as a Lender

By:	/s/ Anna Ashurov
Authorized Signatory

[Signature Page to Credit Agreement]

CITIGROUP GLOBAL MARKETS INC., as a Joint Lead Arranger, a Joint Bookrunner and a Syndication Agent

By:	/s/ David Leland
Name:	David Leland
Title:	Managing Director

[Signature Page to Credit Agreement]

DEUTSCHE BANK SECURITIES, INC.,
as a Joint Lead Arranger, a Joint Bookrunner and a Syndication Agent

By:	/s/ Nicholas Hayes
Name:	Nicholas Hayes
Title:	Managing Director

By:	/s/ Scott Sartorius
Name:	Scott Sartorius
Title:	Managing Director

[Signature Page to Credit Agreement]

J.P. MORGAN SECURITIES LLC,
as a Joint Lead Arranger, a Joint Bookrunner and a Syndication Agent

By:	/s/ Robert J. Cascarino
Name:	Robert J. Cascarino
Title:	Executive Director

[Signature Page to Credit Agreement]

SCHEDULES TO

CREDIT AGREEMENT

Dated as of June 23, 2014

(ESH Hospitality, Inc.)

SCHEDULES

Schedule 1.1A	Term Commitments
Schedule 1.1B	Immaterial Subsidiaries
Schedule 4.4	Consents, Authorizations, Filings and Notices
Schedule 4.14	Subsidiaries
Schedule 4.18	Collateral Filings
Schedule 6.16	Mortgaged Properties
Schedule 7.2	Indebtedness
Schedule 7.3	Liens
Schedule 7.8	Restrictions
Schedule 7.10	Investments

SCHEDULE 1.1A

TERM COMMITMENTS

Lender	Term Commitments
GOLDMAN SACHS BANK USA	$375,000,000.00
Total:	$375,000,000.00

SCHEDULE 1.1B

IMMATERIAL SUBSIDIARIES

i.	ESH H Portfolio LLC

ii.	ESH Spartanburg Ground Lessee LLC

iii.	ESA LVP Portfolio LLC

iv.	ESA UD Properties L.L.C.

SCHEDULE 4.4

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None.

SCHEDULE 4.14

SUBSIDIARIES

	Subsidiary	Jurisdiction	Owner*

1.	CP ESH Investors, LLC	DE	ESH Hospitality, Inc.

2.	Extended Stay LLC	DE	CP ESH Investors, LLC

3.	ESA LVP Portfolio LLC	DE	Extended Stay LLC

4.	ESA UD Properties L.L.C.	DE	Extended Stay LLC

5.	ESH H Portfolio LLC	DE	Extended Stay LLC

6.	ESH Spartanburg Ground Lessee LLC	DE	Extended Stay LLC

7.	ESH Mezzanine C LLC	DE	Extended Stay LLC

8.	ESH Canada Mezzanine C LLC	DE	Extended Stay LLC

9.	ESH Mezzanine B LLC	DE	ESH Mezzanine C LLC

10.	ESH Canada Mezzanine B LLC	DE	ESH Canada Mezzanine C LLC

11.	ESH Mezzanine A LLC	DE	ESH Mezzanine B LLC

12.	ESA P Portfolio L.L.C.	DE	ESH Mezzanine A LLC

13.	ESH/TN Properties L.L.C.	DE	ESH Mezzanine A LLC

14.	ESA P Portfolio MD Beneficiary L.L.C.	DE	ESH Mezzanine A LLC

15.	ESA Canada Beneficiary L.L.C.	DE	ESH Mezzanine A LLC

16.	ESA Canada Administrator L.L.C.	DE	ESH Mezzanine A LLC

17.	ESA P Portfolio MD Trust	DE	ESA P Portfolio MD Beneficiary L.L.C.

18.	ESA Canada Properties Trust	DE	ESA Canada Beneficiary L.L.C.

19.	ESA P Portfolio MD Borrower L.L.C.	DE	ESA P Portfolio MD Trust

20.	ESA Canada Properties Borrower L.L.C.	DE	ESA Canada Properties Trust

*Owner	holds 100% of Capital Stock unless otherwise noted.

SCHEDULE 4.18

FILINGS

	Entity	Filing	Filing Office

1.	ESH Hospitality, Inc.	UCC-1 financing statement	Delaware Secretary of State

2.	CP ESH Investors, LLC	UCC-1 financing statement	Delaware Secretary of State

3.	Extended Stay LLC	UCC-1 financing statement	Delaware Secretary of State

SCHEDULE 6.16

MORTGAGED PROPERTIES

None.

SCHEDULE 7.2

INDEBTEDNESS

Right of Contribution Agreement, dated as of November 11, 2013, by and between ESH Hospitality, Inc. and Extended Stay America, Inc.

Indebtedness attributable to the redemption of 12.5% preferred stock of ESH Hospitality, Inc., issued as preferred units by ESH Hospitality, LLC, the predecessor of ESH Hospitality, Inc., on January 3, 2011, in an amount not to exceed $187,500.00.

SCHEDULE 7.3

LIENS

None.

SCHEDULE 7.8

RESTRICTIONS

None.

SCHEDULE 7.10

INVESTMENTS

None.

EXHIBITS TO

CREDIT AGREEMENT

Dated as of June 23, 2014

(ESH Hospitality, Inc.)

EXHIBITS

Exhibit A	Form of Subsidiary Guarantee
Exhibit B	Form of Security Agreement
Exhibit C	[Reserved]
Exhibit D	Form of Secretary’s Certificate
Exhibit E	Form of Assignment and Acceptance
Exhibit F	Form of Exemption Certificates (1-4)
Exhibit G	[Reserved]
Exhibit H	[Reserved]
Exhibit I	Form of Account Control Agreement
Exhibit J	Form of Conditional Account Control Agreement
Exhibit K	Form of Subsidiary Perfection Certificate
Exhibit L	Form of Notice to Cash Management Agent
Exhibit M	Form of Funding Notice
Exhibit N	Form of Conversion/Continuation Notice
Exhibit O	Form of Intercompany Note
Exhibit P	Modified Dutch Auction Procedures

EXHIBIT A

FORM OF SUBSIDIARY GUARANTEE

[Provided Separately]

EXECUTION VERSION

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE (as amended, supplemented or otherwise modified from time to time, this “Guarantee”), dated as of June 23, 2014, made by each of the entities signatory hereto (each a “Guarantor” and, collectively, the “Guarantors”), in favor of the Administrative Agent (as defined below) for the ratable benefit of the Guaranteed Parties (as defined below).

W I T N E S S E T H:

WHEREAS, ESH Hospitality, Inc., a Delaware corporation (the “Borrower”), has entered into that certain Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not defined herein but defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto, and Goldman Sachs Bank USA, as Administrative Agent (hereinafter, the “Administrative Agent”);

WHEREAS, the Lenders and the Administrative Agent are herein referred to as the “Guaranteed Parties”;

WHEREAS, each Guarantor will derive substantial direct and indirect economic and other benefit from the Loans under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make Loans under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:

SECTION 1. Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all costs and expenses incurred in connection with the enforcement or preservation of any rights under this Guarantee, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) and (c) all present and future amounts that would become due but for the operation of any provision of bankruptcy or insolvency laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Law (the items set forth in clauses (a), (b) and (c) immediately above being herein referred to as the “Guaranteed Obligations”). Upon failure of the Borrower to pay any of the Guaranteed Obligations when due after the expiration of any applicable notice and/or cure period in each case provided for in the Loan Documents (whether at stated maturity, by acceleration or otherwise), each Guarantor hereby further agrees to promptly pay the same after such Guarantor’s receipt of notice from the Administrative Agent of the Borrower’s failure to pay the same, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by the Guaranteed Parties of this Guarantee or the creation or incurrence of any of the Obligations. This Guarantee is an absolute guarantee of payment of the Guaranteed Obligations and not a guarantee of collection, meaning that it is not necessary for the Guaranteed Parties, in order to enforce payment by the Guarantor, first or contemporaneously to accelerate payment of any of the Guaranteed Obligations, to institute suit or exhaust any rights against the Borrower, or to enforce any rights against any collateral. Notwithstanding anything herein or in any other Loan Document to the contrary, in any action or proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if, as a result of applicable law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of Title 11 of the United States Code (the “Bankruptcy Code”) or any applicable provisions of comparable state law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor under this Section 1 would otherwise, after giving effect to (x) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (y) the value of the assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to applicable requirements of law or any other contractual obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guarantee or other guaranties of the Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Guaranteed Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 2. Guarantee Absolute. Each Guarantor guaranties that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, without set-off or counterclaim, and regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Parties with respect thereto. The liability of each Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

(a)	any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document or avoidance or subordination of any of the Guaranteed Obligations;

(b)	any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guaranteed Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Loan Documents;

(c)	any exchange, release or non-perfection of any Lien on any collateral for, or any release of the Borrower or amendment or waiver of any term of any other guarantee of, or any consent to departure from any requirement of any other guarantee of, all or any of the Guaranteed Obligations;

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(d)	the absence of any attempt to collect any of the Guaranteed Obligations from the Borrower or any other action to enforce the same or the election of any remedy by any of the Guaranteed Parties;

(e)	any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guaranteed Parties with respect to any provision of any other Loan Document;

(f)	the election by any of the Guaranteed Parties in any proceeding under any Debtor Relief Law;

(g)	any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under any Debtor Relief Law; or

(h)	any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or the Guarantor other than payment or performance of the Obligations.

SECTION 3. Waiver.

(a)	Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Obligations or this Guarantee, (B) any requirement that any of the Guaranteed Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guaranteed Obligations, (E) the benefit of any statute of limitations, (F) all demands whatsoever (and any requirement that demand be made on the Borrower or any other Person as a condition precedent to the Guarantor’s obligations hereunder), (G) all rights by which the Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Borrower or any other Person, (H) any defense based upon an election of remedies by any Guaranteed Party, or (I) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2 hereof; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guarantee will not be discharged except (A) by complete payment of the Guaranteed Obligations and any other obligations of the Guarantors contained herein or (B) in accordance with Section 8 hereof.

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(b)	If, in the exercise of any of its rights and remedies, any of the Guaranteed Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guaranteed Party and waives any claim based upon such action. Any election of remedies that results in the denial or impairment of the right of such Guaranteed Party to seek a deficiency judgment against the Borrower shall not impair the obligation of any Guarantor to pay the full amount of the Guaranteed Obligations or any other obligation of such Guarantor contained herein.

(c)	In the event any of the Guaranteed Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, under any of the Loan Documents, to the extent not prohibited by applicable law, such Guaranteed Party may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid, if successful, need not be paid by such Guaranteed Party but shall be credited against the Guaranteed Obligations.

(d)	Each Guarantor agrees that, notwithstanding the foregoing and without limiting the generality of the foregoing, if, after the occurrence and during the continuance of an Event of Default, the Guaranteed Parties are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Guaranteed Obligations, to collect interest on the Guaranteed Obligations, or to enforce or exercise any other right or remedy with respect to the Guaranteed Obligations, or the Administrative Agent is prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guaranteed Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guaranteed Parties.

(e)	Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise such Guarantor of information known to any of the Guaranteed Parties regarding such condition or any such circumstance. In the event that any of the Guaranteed Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guaranteed Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guaranteed Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

(f)	Each Guarantor consents and agrees that the Guaranteed Parties shall be under no obligation to marshal any assets in favor of such Guarantor or otherwise in connection with obtaining payment of any or all of the Guaranteed Obligations from any Person or source.

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SECTION 4. Amendments, Etc. No amendment or waiver of any provision of this Guarantee nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Lenders (or by all of the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5. Addresses for Notices. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 10.2 of the Credit Agreement, provided that if a notice or communication hereunder is sent to any Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower.

SECTION 6. No Waiver; Remedies.

(a)	No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law or by any of the other Loan Documents.

(b)	No waiver by the Guaranteed Parties of any Default shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by any of the Guaranteed Parties permitted hereunder shall in way affect or impair any of the rights of the Guaranteed Parties or the obligations of any Guarantor under this Guarantee or under any of the other Loan Documents, except as specifically set forth in any such waiver. To the extent permitted by applicable law, any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guaranteed Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made provided that the Borrower was a party thereto.

SECTION 7. Right of Set-off. To the extent permitted by the Credit Agreement, in addition to any rights and remedies of the Guarantees Parties provided by law, each Guaranteed Party shall have the right, without notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon any Guaranteed Obligations becoming due and payable by any such Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Guaranteed Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Guarantor. Each Guaranteed Party shall promptly notify the Guarantors and the Administrative Agent after any such application made by such Guaranteed Party, provided that the failure to give such notice shall not affect the validity of such application. The rights of each Guaranteed Party under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Guaranteed Party may have.

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SECTION 8. Continuing Guarantee; Release Date; Transfer of Notes. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until (the date of such occurrence, the “Release Date”) payment in full of all of the Loans and other Obligations, (b) be binding upon each Guarantor, its permitted successors and assigns, and (c) inure to the benefit of and be enforceable by the Guaranteed Parties and their respective successors, permitted transferees, and permitted assigns. Without limiting the generality of the foregoing clause (c), each of the Guaranteed Parties may assign or otherwise transfer any Note held by it or the Guaranteed Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guaranteed Party herein or otherwise with respect to such of the Notes and the Guaranteed Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.6 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guarantee without first obtaining the written consent of the Lenders as set forth in the Credit Agreement.

SECTION 9. Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 10. Representations and Warranties. Each Guarantor hereby makes for the benefit of the Administrative Agent and each of the other Guaranteed Parties each of the representations and warranties set forth in the Credit Agreement to the extent any such representation or warranty applies to such Guarantor.

SECTION 11. Covenants.

(a)	Each Guarantor hereby covenants and agrees with the Administrative Agent and each of the other Guaranteed Parties that, until the Release Date, such Guarantor shall comply with each of the covenants set forth in the Credit Agreement to the extent that any such covenant applies to such Guarantor.

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(b)	Each Guarantor hereby covenants and agrees with the Administrative Agent and each of the other Guaranteed Parties that, from and after the date of this Guarantee until the Release Date, if any Guarantor shall at any time acquire any Domestic Subsidiary which is not a Guarantor hereunder and is required to become a Guarantor pursuant to Section 6.10(b) of the Credit Agreement, such Guarantor and such Subsidiary shall promptly deliver to the Administrative Agent an addendum to this Guarantee, substantially in the form of Exhibit A to this Guarantee, duly completed.

SECTION 12. Subrogation and Subordination.

(a)	Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably agrees not to assert any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Guaranteed Party against the Borrower or any collateral which any Guaranteed Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the agreement set forth in this Section 12 is knowingly made in contemplation of such benefits.

(b)	Subordination. All debt and other liabilities of the Borrower to any or all of the Guarantors (“Borrower Debt”) are expressly subordinate and junior to the Guaranteed Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

(i) Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below.

(ii) Notwithstanding the provisions of clause (i) above, the Borrower may pay to a Guarantor, and such Guarantor may request, demand, accept and receive and retain from the Borrower, payments, credits or reductions of all or any part of the amounts owing under the Borrower Debt or any security therefor on the Borrower Debt, provided that the Borrower’s right to pay and such Guarantor’s right to receive any such amount

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shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of an Event of Default or (B) if, after taking into account the effect of such payment, an Event of Default would occur and be continuing. Each Guarantor’s right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Event of Default which was the basis of such suspension has been cured or waived (provided that no subsequent Event of Default has occurred) or such earlier date, if any, as the Administrative Agent gives notice to such Guarantor of reinstatement by the Required Lenders, in the Required Lenders’ sole discretion.

(iii) If any Guarantor receives any payment on the Borrower Debt in violation of this Guarantee, such Guarantor will hold such payment in trust for the Guaranteed Parties and will promptly deliver such payment to the Administrative Agent.

(iv) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against the Borrower (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the Bankruptcy Code, the Guaranteed Obligations shall first be paid and discharged in full before any payment is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time (A) file, at the request of any Guaranteed Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower’s obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guaranteed Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guaranteed Parties may apply such monies or the cash proceeds of such other assets to the Obligations.

SECTION 13. Right of Contribution. Each Guarantor hereby agrees that, to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder or in respect of the Guaranteed Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. The provisions of this Section 13 shall be subject to the terms and conditions of Section 12. The provisions of this Section 13 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Guaranteed Parties, and each Guarantor shall remain liable to the Administrative Agent and the Guaranteed Parties for the full amount guaranteed by it hereunder.

SECTION 14. GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTEED PARTIES AND THE GUARANTORS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 15. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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SECTION 16. Submission to Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a)	submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)	consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, in accordance with Section 5; and

(d)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of any Guaranteed Party to sue or bring an enforcement action relating to this Guarantee or any other Loan Document, including any such action or proceeding in connection with the exercise of remedies with respect to the Collateral, in any other jurisdiction.

SECTION 17. Section Titles. The Section titles contained in this Guarantee are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guarantee.

SECTION 18. Execution in Counterparts. This Guarantee may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guarantee.

SECTION 19. Miscellaneous.

(a)	All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

(b)	All payments made by any Guarantor hereunder shall be (i) made to the Administrative Agent, for the account of the respective Guaranteed Party to which such payment is owed, at the Administrative Agent’s office set forth in the Credit Agreement in Dollars and in immediately available funds and (ii) subject to the provisions of Section 2.18 of the Credit Agreement.

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SECTION 20. Severability. Any provision of this Guarantee which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 21. ENTIRE AGREEMENT. TOGETHER WITH THE CREDIT AGREEMENT, THIS GUARANTEE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 22. Conflicts. If in the event of a conflict between the terms and conditions of this Guarantee and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be duly executed and delivered by its duly authorized officer on the date first above written.

CP ESH INVESTORS, LLC

By:
Name:
Title:

EXTENDED STAY LLC

By:
Name:
Title:

[Signature Page to Subsidiary Guarantee]

ACCEPTED AND AGREED:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Authorized Signatory

[Signature Page to Subsidiary Guarantee]

EXHIBIT A

To Guarantee

ADDENDUM TO GUARANTEE

The undersigned,                     , a                     , (“New Guarantor”):

(i) agrees to all of the provisions of the Subsidiary Guarantee, dated as of June 23, 2014 (as amended, supplemented or otherwise modified prior to the date hereof, the “Guarantee”), made by signatories thereto as Guarantors (collectively, the “Guarantors”), in favor of Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to the Credit Agreement, dated as of June 23, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESH Hospitality, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and the Administrative Agent; and

(ii) becomes a party to the Subsidiary Guarantee, as a Guarantor, effective on the date hereof, with the same effect as if the undersigned were an original signatory to the Subsidiary Guarantee (with the representations and warranties contained therein being deemed to be made by the New Guarantor on and as of the date hereof).

Terms defined in the Guarantee and the Credit Agreement shall have such defined meanings when used herein.

Exhibit A to Subsidiary Guarantee

By its acceptance hereof, each of the undersigned Guarantors hereby ratifies and confirms its obligations under the Guarantee, as supplemented hereby.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Date:

ACCEPTED AND AGREED:

[NAMES OF EXISTING GUARANTORS]

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

Exhibit A to Subsidiary Guarantee

EXHIBIT B

FORM OF SECURITY AGREEMENT

[Provided Separately]

EXECUTION VERSION

SECURITY AGREEMENT

By

ESH HOSPITALITY, INC.,

as Borrower

and

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

GOLDMAN SACHS BANK USA,

as Administrative Agent

Dated as of June 23, 2014

SCHEDULE 2.1	Commercial Tort Claims
SCHEDULE 3.1(A)	Pledged Securities
SCHEDULE 3.1(B)	Intercompany Notes
SCHEDULE 3.4(A)	Instruments & Tangible Chattel Paper
SCHEDULE 3.4(B)	Deposit Accounts
SCHEDULE 3.4(C)	Securities Accounts & Commodities Accounts
SCHEDULE 3.4(D)	Electronic Chattel Paper & Transferable Records
SCHEDULE 6.1	Intellectual Property

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is made by ESH HOSPITALITY, INC., a Delaware corporation (the “Borrower”) and the subsidiary guarantors from to time to time party hereto (the “Subsidiary Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Subsidiary Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of GOLDMAN SACHS BANK USA, in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined) (in such capacity and together with any successors in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referenced below).

R E C I T A L S:

A. ESH Hospitality, Inc., as borrower, the Administrative Agent, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers, syndication agents and joint bookrunners, and the lending institutions party thereto as lenders (the “Lenders”) have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Each Subsidiary Guarantor is a direct or indirect subsidiary of the Borrower and has unconditionally guaranteed the Obligations (as defined in the Credit Agreement) pursuant to that certain Subsidiary Guarantee, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee”) by and among the Subsidiary Guarantors and the Administrative Agent.

C. The Borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Revolver Agent”), and the lenders, including the issuing lender and the swingline lender, party thereto, are parties to that certain Credit Agreement, dated as of November 18, 2013, as amended pursuant to the First Amendment to Credit Agreement, dated June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing REIT Credit Facility”), under which the lenders party thereto have agreed, on certain terms and subject to certain conditions, to make loans and other extensions of credit to the Borrower.

D. The Borrower, the Revolver Agent and the Administrative Agent are parties to that certain Intercreditor Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), which agreement, among other things, sets forth, as between the Administrative Agent and the Revolver Agent, the relative priority of their respective Liens on the Collateral and their rights with respect thereto.

E. The Borrower and each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and the extensions of credit from time to time made to the Borrower pursuant to the Credit Agreement and each is, therefore, willing to enter into this Agreement.

F. This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

G. It is a condition to the obligations of the Lenders to make extensions of credit under the Credit Agreement that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions.

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Commodity Account.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreements, the Securities Account Control Agreements and the Commodity Account Control Agreements.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Existing REIT Credit Facility” shall have the meaning assigned to such term in Recital C hereof.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill owned by such Pledgor that is connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, with respect to each Pledgor, collectively, all of the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill of such Pledgor; provided that Intellectual Property Collateral shall not include any Excluded Property.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future breaches or violations thereof, (iii) rights to sue for past, present and future breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes held by such Pledgor and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” shall have the meaning assigned to such term in Recital D hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“Permitted Liens” shall mean each of the Liens permitted pursuant to Section 7.3 of the Credit Agreement.

“Permitted Prior Liens” shall mean each of the Permitted Liens that has priority over the Liens granted pursuant to the Collateral Documents by operation of law that grants special extraordinary priority.

“Permitted Representative” shall mean any secured party (other than the Revolver Agent or the Administrative Agent) that (i) holds a security interest in any or all of the Pledged Collateral of the Pledgors to secure any Indebtedness permitted under the Credit Agreement and (ii) is party to any Customary Intercreditor Agreement.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Capital Stock owned by such Pledgor and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Stock in each such issuer or under any Governing Document of each such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Stock, (ii) all Capital Stock of any issuer, which Capital Stock is hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Capital Stock of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Stock or under any Governing Document of any such issuer, and the certificates, instruments and agreements representing such Capital Stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Stock, from time to time acquired by such Pledgor in any manner, and (iii) all Capital Stock issued in respect of the Capital Stock referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Capital Stock; provided that Pledged Securities shall not include any Capital Stock which constitutes Excluded Property.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Securities Account.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Revolver Agent” shall have the meaning assigned to such term in Recital C hereof.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names, trade names and other similar source identifiers, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any of the foregoing, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.2 thereof) shall be applicable to this Agreement.

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

Section 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letter-of-Credit Rights;

(v)	all Investment Property;

(vi)	the Commercial Tort Claims described on Schedule 2.1 hereto;

(vii)	all General Intangibles;

(viii)	all Money and all Deposit Accounts;

(ix)	all Supporting Obligations;

(x)	all books and records; and

(xi)	all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xi) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property.

The Pledgors shall from time to time at the request of the Administrative Agent, give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property and shall provide to the Administrative Agent such other information regarding the Excluded Property as the Administrative Agent may reasonably request.

Section 2.2. Filings.

(a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” or using words of similar import and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

(b) Each Pledgor (i) agrees, at the request of the Administrative Agent, to enter into a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement in favor of the Administrative Agent and (ii) hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any state, political subdivision or other country), including the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents as may be necessary or reasonably deemed desirable by the Administrative Agent for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, naming such Pledgor, as debtor, and the Administrative Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

Section 3.1. Securities Collateral Schedules. Schedule 3.1(a) hereto lists all Pledged Securities of the Pledgors and sets forth the issuer, the owner, the certificate number (if any), the percentage ownership and the percentage pledge for any Capital Stock constituting Pledged Securities. Schedule 3.1(b) hereto lists all Intercompany Notes of the Pledgors and sets forth the owner, the debt issuer, the principal amount, the date of issuance, the maturity date and a brief description of each such Intercompany Note.

Section 3.2. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the certificated Securities Collateral in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing certificated Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within thirty days after receipt thereof by such Pledgor) be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the certificated Securities Collateral, without any indication that such certificated Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

Section 3.3. Perfection of Uncertificated Securities Collateral. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) at the Administrative Agent’s request, either (A) cause the issuer of such Pledged Securities to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Administrative Agent or (B) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Securities under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent, (A) cause the Governing Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Administrative Agent in accordance with the provisions of Section 3.1.

Section 3.4. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Prior Liens, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements.

Section 3.5. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. Schedule 3.4(a) hereto lists each Instrument and each item of Tangible Chattel Paper of the Pledgors. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 3.4(a) hereto has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. The requirement in the preceding sentence shall not apply to the extent that the face amount of any such Instrument or Tangible Chattel Paper is less than $1,000,000 in the aggregate for all Pledgors. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Administrative Agent exceeds $1,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty days after receipt thereof) endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank.

(b) Deposit Accounts. Schedule 3.4(b) hereto lists each Deposit Account of the Pledgors. Each Pledgor shall enter into and cause the applicable Bank to enter into a Deposit Account Control Agreement with the Administrative Agent with respect to each Deposit Account listed on Schedule 3.4(b) hereto, except for the Exempt Deposit Accounts. No Pledgor shall hereafter establish and maintain any Deposit Account

(other than an Exempt Deposit Account and Deposit Accounts that are held internally at the Administrative Agent) unless such Bank and such Pledgor shall have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement with respect to such Deposit Account within 15 Business Days of establishing such Deposit Account (or such longer period as the Administrative Agent may agree in its reasonable discretion). The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing.

(c) Securities Accounts and Commodity Accounts. Schedule 3.4(c) hereto lists each Securities Account and Commodities Account of the Pledgors. Each Pledgor shall enter into and cause the applicable Securities Intermediary or Commodity Intermediary to enter into a Control Agreement with the Administrative Agent with respect to each Securities Account or Commodity Account listed on Schedule 3.4(c). No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account within 15 Business Days of establishing such Securities Account or Commodity Account (or such longer period as the Administrative Agent may agree in its reasonable discretion), as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Administrative Agent and within three (3) Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Administrative Agent’s Control except for such cash as may be held in Exempt Deposit Accounts in accordance with the terms of this Agreement. The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur, or unless otherwise permitted pursuant to the Credit Agreement. No Pledgor shall grant Control over any Investment Property to any person other than the Administrative Agent and, subject to the terms of the Intercreditor Agreement, the Revolver Agent. As between the Administrative Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 3.4(d) hereto. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $1,000,000 in the aggregate for all Pledgors. The Administrative Agent agrees with such Pledgor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter of Credit Rights. If any Pledgor is at any time a beneficiary under a letter of credit now or hereafter issued, such Pledgor shall promptly notify the Administrative Agent thereof and such Pledgor shall, at the reasonable request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit. The actions in the preceding sentence shall not be required to the extent that perfection is achieved by filing a financing statement under the UCC or the amount of any such letter of credit, together with the aggregate amount of all other letters of credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Pledgors.

(f) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly (and in any event, within thirty (30) days) notify the Administrative Agent in writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Administrative Agent does not have a security interest, does not exceed $1,000,000 in the aggregate for all Pledgors.

Section 3.6. Joinder of Additional Pledgors. The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Loan Documents, to execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Exhibit 3 hereto, in each case, within thirty (30) days of the date on which it was acquired or created (or such longer period as the Administrative Agent may agree in its reasonable discretion). Upon such execution and delivery, such Subsidiary shall constitute a “Subsidiary Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor and Pledgor as a party to this Agreement.

Section 3.7. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or advisable to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

Section 4.1. Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all claims or Liens of others. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by the Loan Documents.

Section 4.2. Validity of Security Interest. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Prior Liens and except as permitted by the Intercreditor Agreement.

Section 4.3. Defense of Claims; Transferability of Pledged Collateral. Subject to the Loan Documents, each Pledgor shall, at its own cost and expense, take all commercially reasonable actions necessary to defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Permitted Liens.

Section 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien. No Pledgor shall execute or authorize to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to any holder of Permitted Liens.

Section 4.5. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

Section 4.6. Consents, etc. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use its commercially reasonable efforts to assist the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Section 4.7. Pledged Collateral. All information set forth herein, including the schedules hereto, is accurate and complete in all material respects. The Pledged Collateral described on the schedules hereto constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors as of the Closing Date.

Section 4.8. Insurance.

(a) None of the Pledged Collateral of any Pledgor constitutes an interest or claim in or under any policy of insurance or contract for annuity, except to the extent the same constitutes Proceeds.

(b) The Pledgors shall maintain the property and liability insurance specified in Sections 4.19 and 6.6 of the Credit Agreement (including paying all premiums in respect thereof), and shall provide certificates to the Administrative Agent setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. Such insurance certificates shall be accompanied by endorsements of the related insurance policies which endorsements shall (except as otherwise agreed by the Administrative Agent in its discretion) (i) name the Administrative Agent, for the ratable benefit of the Secured Parties, as lender loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance, as its interests may appear and (ii) provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof.

(c) In the event that the net cash proceeds of any insurance claim are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default, such proceeds shall be held in trust for the benefit of the Administrative Agent and promptly after receipt thereof shall be, subject to the terms of any Customary Intercreditor Agreement, paid to the Administrative Agent for application in accordance with the Loan Documents.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

Section 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within thirty days after receipt thereof) deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.2 and Section 3.3 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.

Section 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing, and except as otherwise provided in the Credit Agreement:

(i)	Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which would reasonably be expected to have a Material Adverse Effect.

(ii)	Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Loan Documents, including Section 7.5 of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of Securities Collateral shall be delivered to the Administrative Agent in accordance with Section 3.2 and Section 3.3 hereof, as applicable.

(b) So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to the exercise of any and all voting rights and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default and prior written notice by the Administrative Agent to such Pledgor:

(i)	All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)	All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(a)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 5.3. Defaults, etc. Each Pledgor hereby represents and warrants that (i) such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Governing Documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.

Section 5.4. Certain Agreements of Pledgors As Issuers and Holders of Capital Stock.

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Governing Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL

Section 6.1. Intellectual Property Collateral Schedule; Grant of Intellectual Property License. Each item of registered Intellectual Property Collateral (and applications therefor) of each Pledgor is set forth on Schedule 6.1 hereto. For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under ARTICLE VIII hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies and for no other purpose, each Pledgor hereby grants to the Administrative Agent, during the continuance of an Event of Default, to the extent it has the legal right to do so, an irrevocable (until the termination of this Agreement; provided that any sublicenses granted by the Administrative Agent during such period shall continue for their term as direct licenses from the relevant Pledgor) and nonexclusive license to use, assign, license or sublicense and otherwise exploit any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.2. After-Acquired Property. If any Pledgor shall at any time after the date hereof obtain any rights to any additional Intellectual Property Collateral, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (other than Excluded Property) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (and in any event no less frequently than quarterly with submission of the financial statements delivered pursuant to Section 6.1(b) of the Credit Agreement) provide to the Administrative Agent written notice of any registrations of or applications to register the foregoing and, at the Administrative Agent’s request, confirm the attachment of the Lien and security interest created by this Agreement to any of the foregoing by execution of an instrument in form reasonably acceptable to the Administrative Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Administrative Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Administrative Agent to modify this Agreement by amending Schedule 6.1 to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

Section 6.3. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name and in accordance with its reasonable business judgment, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Administrative Agent, do any and all lawful acts and execute any and all documents requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Administrative Agent for all costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6.3 in accordance with the Loan Documents. In the event that the Administrative Agent shall elect not to bring suit as permitted pursuant to this Section 6.3 to enforce the Intellectual Property Collateral upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees, at the reasonable request of the Administrative Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

Section 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Administrative Agent’s security interest therein without the consent of any Pledgor.

Section 7.2. Pledgors Remain Liable under Receivables and Contracts. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable and in accordance with and pursuant to the terms and provisions of each such Contract. None of the Secured Parties shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Receivable or Contract pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Receivable (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 7.3. Communication with and Notice to Receivable Obligors and Contracting Parties.

The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with account debtors on the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall notify account debtors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent on behalf and for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. Such notification shall be accomplished by each Pledgor by:

(i) notifying the account debtor of such assignment of proceeds and giving irrevocable instructions to pay the proceeds, without offset or counterclaim or, in the event there is an existing netting agreement with such account debtor, the net proceeds to a Deposit Account subject to a Control Agreement in favor of the Administrative Agent; or

(ii) causing the account debtor to send the Administrative Agent written confirmation that such account debtor shall pay the proceeds to a Deposit Account designated by the Administrative Agent without offset or counterclaim or, in the event there is an existing netting agreement with such account debtor, that the net proceeds shall be paid to such account; or

(iii) entering a valid, enforceable written agreement with the account debtor relating to the assignment of proceeds, containing irrevocable payment instructions for account debtor to pay the proceeds to a Deposit Account designated by the Administrative Agent without offset or counterclaim or, in the event there is an existing netting agreement with such account debtor, that the net proceeds shall be paid to such account.

At any time after the occurrence and during the continuance of an Event of Default, (a) the Administrative Agent, in its reasonable discretion, shall determine whether each Pledgor has satisfactorily performed the notification of assignment of the proceeds, and (b) in the event the Administrative Agent determines that such notification has not been satisfactorily performed, the Administrative Agent may, upon written notice to such Pledgor, give written notification of the assignment of proceeds to the account debtor, indicating the Lenders’ reliance on the account debtor to pay proceeds without offset or counterclaim or, in the event there is an existing netting agreement with such account debtor, the net proceeds to the Deposit Account designated by the Administrative Agent.

Section 7.4. Collections on Receivables. The Administrative Agent hereby authorizes each Pledgor to collect such Pledgor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Pledgor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Pledgor in the exact form received, duly endorsed by such Pledgor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only, as hereinafter provided, and (ii) until so turned over, shall be held by such Pledgor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Pledgor. Each such deposit of any Proceeds constituting collections of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in such deposit. All Proceeds constituting collections of Receivables while held by the Administrative Agent (or by any Pledgor in trust for the Administrative Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Pledgors or to whomsoever may be lawfully entitled to receive the same. At the Administrative Agent’s request, each Pledgor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such Pledgor’s Receivables, including, without limitation, all original orders, invoices and shipping receipts.

Section 7.5. Certain Government Receivables. With respect to Receivables or Contracts, in each case, that constitute Pledged Collateral, to which the counterparty or obligor is a Governmental Authority, such Pledgor shall, as soon as reasonably practicable after the request by the Administrative Agent, take any commercially reasonable actions under the Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C. §3723, et seq.) or any similar law required to permit or approve the assignment of the rights to payment thereunder or thereon to the Administrative Agent on behalf of and for the benefit of the Secured Parties.

ARTICLE VIII

REMEDIES

Section 8.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)	Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)	Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than five (5) Business Days after receipt thereof) pay such amounts to the Administrative Agent;

(iii)	Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)	Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent, (B) store and keep any Pledged Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)	Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations as provided in ARTICLE IX hereof;

(vi)	Retain and apply the Distributions to the Obligations as provided in ARTICLE IX hereof;

(vii)	Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii)	Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 8.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any ride of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

Section 8.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

Section 8.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this ARTICLE VIII in the absence of gross negligence or willful misconduct on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

Section 8.4. Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Administrative Agent, for the benefit of the Administrative Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may reasonably request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Administrative Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

Section 8.5. No Waiver; Cumulative Remedies.

(a) No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

Section 8.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Administrative Agent, each Pledgor shall, at the Administrative Agent’s request, execute and deliver to the Administrative Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or reasonably appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Administrative Agent, each Pledgor shall make available to the Administrative Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Administrative Agent may reasonably designate for a reasonable period to enable such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Administrative Agent’s behalf.

ARTICLE IX

APPLICATION OF PROCEEDS

Section 9.1. Application of Proceeds. Subject to the terms of any Customary Intercreditor Agreement, the proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1. Concerning Administrative Agent.

(a) The Administrative Agent has been appointed as Administrative Agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Loan Documents. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Loan Documents. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the other Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Administrative Agent, in its sole discretion, shall select which provision or provisions shall control.

(e) The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any relevant change to any Pledgor or to the Collateral. If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.

Section 10.2. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement or the other Loan Documents (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder and under the Credit Agreement, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and ware-housemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) discharge Liens (except for Permitted Liens) or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Loan Documents. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of the Loan Documents. Neither the provisions of this Section 10.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement or any other Loan Document nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Loan Documents, this Agreement and the other Collateral Documents which the Administrative Agent may deem necessary to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 10.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person in accordance with and pursuant to the Credit Agreement and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Customary Intercreditor Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

Section 10.4. Termination; Release. When all of the Obligations have been paid in full, this Agreement shall automatically, and without any action by any party hereto, terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01(a)(b)(iii) of the Credit Agreement, the security interest in such Collateral shall be automatically released. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement and, to the extent applicable, any Customary Intercreditor Agreement, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in the possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

Section 10.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

Section 10.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.6.

Section 10.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.11, 10.12 and 10.17 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 10.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 10.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

Section 10.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Taxes on the Pledged Collateral or any part thereof.

Section 10.12. No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

Section 10.13. No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 10.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

Section 10.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)	any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii)	any lack of validity or enforceability of the Credit Agreement, any Customary Intercreditor Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Customary Intercreditor Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv)	any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Obligations;

(v)	any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Customary Intercreditor Agreement or any other Loan Document; or

(vi)	any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

Section 10.15. Administrative Agent’s Fees and Expenses. The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as and to the extent provided in Section 10.5 of the Credit Agreement and the provisions of Section 10.5 shall be incorporated by reference herein and apply to the Pledgors mutatis mutandis.

Section 10.16. Customary Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, the priority of the Liens granted hereunder in favor of the Administrative Agent for the benefit of the Secured Parties in respect of the Pledged Collateral and the exercise of any right or remedy related thereto thereby shall be subject, in each case, to the terms of any Customary Intercreditor Agreement.

(b) In the event of any conflict between the terms and provisions of this Agreement and of any Customary Intercreditor Agreement with regard to the priority of the Liens granted hereunder and the exercise of any right or remedy related thereto, the terms and provisions of such Customary Intercreditor Agreement shall control.

(c) The parties hereto acknowledge that the Administrative Agent may effect transfers of any Pledged Collateral at any time in its possession (and any “control” or similar agreements with respect to such Pledged Collateral) to any Permitted Representative to be held as Pledged Collateral pursuant to the terms of any Customary Intercreditor Agreement and will provide notice thereof to Borrower.

(d) Notwithstanding anything to the contrary herein, any provision hereof that requires any Pledgor to (i) deliver any Pledged Collateral to the Administrative Agent or (ii) provide that the Administrative Agent has control over such Pledged Collateral, may be satisfied by (A) the delivery of such Pledged Collateral by such Pledgor to the Revolver Agent for the benefit of the Administrative Agent for the benefit of the Secured Parties in accordance with the Intercreditor Agreement and (B) the execution and delivery of a Control Agreement with the Revolver Agent and/or a Permitted Representative, the Administrative Agent and the applicable Bank, Securities Intermediary or Commodity Intermediary establishing each such secured party’s Control.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

ESH HOSPITALITY, INC., as a Pledgor

By:
Name:
Title:

CP ESH INVESTORS, LLC, as a Pledgor

By:
Name:
Title:

EXTENDED STAY LLC, as a Pledgor

By:
Name:
Title:

[Signature Page to Security Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Authorized Signatory

[Signature Page to Security Agreement]

Schedule 2.1

Commercial Tort Claims

None.

Schedule 3.1(a)

Pledged Securities

None.

Schedule 3.1(b)

Intercompany Notes

None.

Schedule 3.4(a)

Instruments & Tangible Chattel Paper

None.

Schedule 3.4(b)

Deposit Accounts

Name	Depositary Institution	Account Name	Account No.	Account Purpose	Approx. Average Balance	Security Interest (if applicable)
ESH Hospitality, Inc.	Bank of America, N.A.	ESH Hospitality, Inc.	***********	Operating	$10 million	Control Agreement w/ Revolver Agent & Administrative Agent

	Bank of America, N.A.	ESH Hospitality, Inc.	***********	Conditional Controlled Account	$10 million	Control Agreement w/ Revolver Agent & Administrative Agent

	JPMorgan Chase Bank, N.A.	ESH Hospitality, Inc.	***********	“Account”	$0	Control Agreement w/ Revolver Agent & Administrative Agent

Schedule 3.4(c)

Securities Accounts & Commodities Accounts

None.

Schedule 3.4(d)

Electronic Chattel Paper & Transferable Records

None.

Schedule 6.1

Intellectual Property

None.

EXHIBIT l

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 23, 2014, made by ESH HOSPITALITY, INC., a Delaware corporation (the “Borrower”) and the subsidiary guarantors from time to time party thereto (the “Subsidiary Guarantors”) and GOLDMAN SACHS BANK USA, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), (ii) agrees promptly to note on its books the security interests granted to the Administrative Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with prior written instructions of the Administrative Agent with respect to the applicable Securities Collateral (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, and (iv) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Administrative Agent therein.

[ ]

By:
Name:
Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [             ], 201[     ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 23, 2014, made by ESH HOSPITALITY, INC., a Delaware corporation (the “Borrower”) and the subsidiary guarantors from time to time party thereto (the “Subsidiary Guarantors”) and GOLDMAN SACHS BANK USA, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 23, 2014, made by ESH HOSPITALITY, INC., a Delaware corporation (the “Borrower”) and the subsidiary guarantors from time to time party thereto (the “Subsidiary Guarantors”) and GOLDMAN SACHS BANK USA, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [    ] (the “New Pledgor”), pursuant to Section 3.6 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Subsidiary Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Subsidiary Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement.

The New Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether the New Pledgor is an organization, the type of organization and any organizational identification number issued to the New Pledgor, (ii) any financing or continuation statements or other documents without the signature of the New Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the New Pledgor or in which the New Pledgor otherwise has rights” or using words of similar import and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. The New Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR],

By:
Name:
Title:

AGREED TO AND ACCEPTED:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT 4

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [             ], 201[    ], by [            ] and [            ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of GOLDMAN SACHS BANK USA, in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement, dated as of June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. As collateral security for the payment and performance in full of all of the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)	Copyrights of such Pledgor listed on Schedule I attached hereto: and

(b)	all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Copyright Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS],

By:
Name:
Title:

AGREED TO AND ACCEPTED:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications

OWNER	TITLE

EXHIBIT 5

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [    ], 201[    ], by [            ] and [            ] individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of GOLDMAN SACHS BANK USA, in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are                     party to a Security Agreement, dated as of June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. As collateral security for the payment and performance in full of all of the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)	Patents of such Pledgor listed on Schedule 1 attached hereto; and

(b)	all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Patent Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS],

By:
Name:
Title:

AGREED TO AND ACCEPTED:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations

OWNER	REGISTRATION NUMBER	TITLE

Patent Applications

OWNER	APPLICATION NUMBER	NAME

EXHIBIT 6

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [    ], 201[    ], by [        ] and [        ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of GOLDMAN SACHS BANK USA, in its capacity as Administrative Agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement, dated as of June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. As collateral security for the payment and performance in full of all of the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor;

(a)	Trademarks of such Pledgor listed on Schedule I attached hereto;

(b)	all Goodwill associated with such Trademarks; and

(c)	all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Trademark Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGOR],

By:
Name:
Title:

Accepted and Agreed:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications

OWNER	APPLICATION NUMBER	TRADEMARK

EXHIBIT C

[Reserved]

EXHIBIT D

[FORM OF]

SECRETARY’S CERTIFICATE

ESH HOSPITALITY, INC.

June 23, 2014

I, [                    ], the undersigned, do hereby certify that I am the Secretary of ESH HOSPITALITY, INC. (the “Company”) and, in such capacity, and not individually, on behalf of the Company, that:

1. Attached hereto as Exhibit A are true, correct and complete copies of the Certificate of Incorporation, together with any and all amendments thereto (the “Filed Charter Documents”), of the Company as on file as of the date hereof with the Secretary of State of the State of Delaware. As of the date of this Certificate, the Filed Charter Documents have not been amended, modified, revoked or rescinded in any respect, no other charter documents have been filed with the Secretary of State of the State of Delaware, and no amendment, modification, revocation or rescission in any respect of the Filed Charter Documents has been authorized on behalf of the Company.

2. Attached hereto as Exhibit B are true, correct and complete copies of the bylaws of the Company, together with any and all amendments thereto, as in full force and effect as of the date hereof. Except as set forth in Exhibit B, such bylaws have not been amended, modified, revoked or rescinded in any respect and remain in full force and effect as of the date hereof.

3. Attached hereto as Exhibit C are true, correct and complete copies of all the resolutions adopted by unanimous written consent of the Board of Directors of the Company relating to the Transactions Documents (as defined below) and the transactions contemplated thereby and such resolutions have not since their adoption been in any way modified or rescinded and are in full-force and effect on the date hereof. As of the date hereof, there were no vacancies or unfilled newly-created directorships on the Board. The resolutions attached hereto as Exhibit C are the only resolutions adopted by the Board of Directors or any committee thereof relating to the execution, delivery and performance of the Transactions Documents to which the Company is a party and the transactions contemplated thereby and have been filed with the minutes of the proceedings of the Board of Directors.

[Remainder of Page Intentionally Left Blank]

4. The following persons are, as of the date hereof, the duly elected, qualified, and acting officers of the Company, holding the offices set forth beside their names, and the signature appearing next to each name is the genuine signature of such officer:

Name	Office	Signature
[ ]	[ ]
[ ]	[ ]

Each person above is authorized to execute and deliver on behalf of the Company the Loan Documents (as defined in that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Company, as Borrower, the lenders from time to time party thereto (the “Lenders”) and GOLDMAN SACHS BANK USA, as administrative agent for the Lenders), and any other document, certificate, or instrument to be delivered in connection therewith (collectively, the “Transaction Documents”). The Transaction Documents have been duly executed and delivered by one or more of such authorized persons acting on behalf of the Company.

5. Attached hereto as Exhibit D is a true and correct copy of a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware. As of the date hereof, no corporate action has been taken or notice received from a government official looking to the dissolution or liquidation of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title: Secretary

Secretary’s Certificate – REIT Borrower

I, [                    ], [title] of the Company, do hereby certify that [                    ] is the duly elected, qualified and acting Secretary of the Company, and that the signature set forth above is the true and genuine signature of [                    ].

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title:

EXHIBIT E

[FORM OF] ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

(a)	Assignor:

(b)	Assignee is not a Disqualified Institution or a Sponsor Affiliated Lender

(c)	Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]][1]

(d)	Borrower: ESH Hospitality, Inc.

(e)	Administrative Agent: GOLDMAN SACHS BANK USA

(f)      Credit Agreement: The Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and GOLDMAN SACHS BANK USA, as Administrative Agent.

(g)	Assigned Interest:[2]

[1]	Select as applicable.

Facility Assigned	Aggregate Amount of Term Commitment/ Loans for all Lenders	Amount of Term Commitment/ Loans Assigned	Percentage Assigned of Term Commitment/ Loans[3]
Term Commitment/Loans	$	$	%

Effective Date:                     , 201   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including federal, state and foreign securities laws.

[2]	Must comply with the minimum assignment amount set forth in Section 10.6(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
[3]	Set forth, to at least nine decimals, as a percentage of the Term Commitments/ Loans of all Lenders.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,

By:
Name:
Title:

[Consented to and Accepted:]4

GOLDMAN SACHS BANK USA, as Administrative Agent,

By:
Name:
Title:

[Consented to:][5]

[ESH HOSPITALITY, INC., as Borrower,]

By:
Name:
Title:

[4]	To be included only if the consent of the Administrative Agent is required by Section 10.6(b)(i)(B) or Section 10.6(b)(ii)(A) of the Credit Agreement.
[5]	To be included only if the consent of the Borrower is required by Section 10.6(b)(i)(A) or Section 10.6(b)(ii)(A) of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

SECTION 1. REPRESENTATIONS AND WARRANTIES.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) it is or is not a Disqualified Institution or a Sponsor Affiliated Lender, (iii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of any Loan Party’s Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of any Loan Party’s Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof (or, prior to the first such delivery, the financial statements referred to in Section 5.1 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Lender that is a U.S. Person, attached to this Assignment and Acceptance is IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax, (vi) if it is a Foreign Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.18 of the Credit Agreement, duly completed and executed by the Assignee, and (vii) it does not bear a relationship to the Borrower as described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2. PAYMENTS. FROM AND AFTER THE EFFECTIVE DATE, THE ADMINISTRATIVE AGENT SHALL MAKE ALL PAYMENTS IN RESPECT OF THE ASSIGNED INTEREST (INCLUDING PAYMENTS OF PRINCIPAL, INTEREST, FEES AND OTHER AMOUNTS) TO THE ASSIGNEE WHETHER SUCH AMOUNTS HAVE ACCRUED PRIOR TO OR ON OR AFTER THE EFFECTIVE DATE. THE ASSIGNOR AND THE ASSIGNEE SHALL MAKE ALL APPROPRIATE ADJUSTMENTS IN PAYMENTS BY THE ADMINISTRATIVE AGENT FOR PERIODS PRIOR TO THE EFFECTIVE DATE OR WITH

RESPECT TO THE MAKING OF THIS ASSIGNMENT DIRECTLY BETWEEN THEMSELVES. NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATIVE AGENT SHALL MAKE ALL PAYMENTS OF INTEREST, FEES OR OTHER AMOUNTS PAID OR PAYABLE IN KIND FROM AND AFTER THE EFFECTIVE DATE TO THE ASSIGNEE.

SECTION 3. GENERAL PROVISIONS. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE BINDING UPON, AND INURE TO THE BENEFIT OF, THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THIS ASSIGNMENT AND ACCEPTANCE MAY BE EXECUTED IN COUNTERPARTS (AND BY DIFFERENT PARTIES HERETO ON DIFFERENT COUNTERPARTS), EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL, BUT ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE CONTRACT. DELIVERY OF AN EXECUTED COUNTERPART OF A SIGNATURE PAGE OF THIS ASSIGNMENT AND ACCEPTANCE BY FACSIMILE OR OTHER ELECTRONIC IMAGING SHALL BE EFFECTIVE AS DELIVERY OF A MANUALLY EXECUTED COUNTERPART OF THIS ASSIGNMENT AND ACCEPTANCE. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

EXHIBIT F-1

FORM OF EXEMPTION CERTIFICATE

FOR FOREIGN LENDERS THAT ARE NOT

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not defined herein but defined therein being used herein as therein defined), among ESH Hospitality, Inc., as borrower (the “Borrower”), the Lenders party thereto from time to time party thereto, and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT F-2

FORM OF EXEMPTION CERTIFICATE

FOR FOREIGN PARTICIPANTS THAT ARE

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not defined herein but defined therein being used herein as therein defined), among ESH Hospitality, Inc., as borrower (the “Borrower”), the Lenders party thereto from time to time party thereto, and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT F-3

FORM OF EXEMPTION CERTIFICATE

FOR FOREIGN PARTICIPANTS THAT ARE

NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not defined herein but defined therein being used herein as therein defined), among ESH Hospitality, Inc., as borrower (the “Borrower”), the Lenders party thereto from time to time party thereto, and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT F-4

FORM OF EXEMPTION CERTIFICATE

FOR FOREIGN LENDERS THAT ARE

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not defined herein but defined therein being used herein as therein defined), among ESH Hospitality, Inc., as borrower (the “Borrower”), the Lenders party thereto from time to time party thereto, and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],

By:
Name:
Title:

Date:	, 201[ ]

EXHIBIT G

[Reserved]

EXHIBIT H

[Reserved]

EXHIBIT I

FORM OF ACCOUNT CONTROL AGREEMENT

[Provided Separately]

EXCUTION VERSION

Amended and Restated Blocked Account Control

Agreement (“Lending Control”) | JPMORGAN CHASE BANK, N.A.

V1.5_0213

AMENDED AND RESTATED BLOCKED ACCOUNT CONTROL AGREEMENT dated as of June 23, 2014, (the “Agreement”) by and among ESH Hospitality, Inc. (“Company”), JPMorgan Chase Bank, N.A., as administrative agent under the Revolving Credit Agreement (as defined below) (“Revolving Agent”), Goldman Sachs Bank, USA, as administrative agent under the Term Credit Agreement (as defined below) (“Term Agent”) (Revolving Agent and Term Agent collectively referred to as “Agents”) and JPMorgan Chase Bank, N.A. (“Depositary”).

The parties hereto refer to Account No. ********** in the name of Company maintained at Depositary (the “Account”) and hereby agree as follows:

1.	(a) Company, JPMorgan Chase Bank, N.A., as administrative agent under the Revolving Credit Agreement (the “original Agent”), and JPMorgan Chase Bank, N.A. as Depositary entered into that certain Blocked Account Control Agreement, dated November 18, 2013, with reference to Account ********** (the “Original Agreement”). By this instrument, each of Company, original Agent and Depositary agree that the Original Agreement is merged into and replaced by this Amended and Restated Blocked Account Control Agreement.

(b) Company and Revolving Agent are party to that certain Credit Agreement, dated as of November 18, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), by and among Company, as borrower, the lenders from time to time party thereto and Revolving Agent, as administrative agent and (ii) Company and Term Agent are party to that certain Credit Agreement, dated as of June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), by and among Company, as borrower, the lenders from time to time party thereto and Term Agent, as administrative agent.

(c) Company and Agents notify Depositary that by separate agreements Company has granted Agents security interests in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified.

(d) As used herein, “Control Agent” shall mean Revolving Agent until the Resignation Effective Time. For the purposes hereof, the “Resignation Effective Time” shall be the opening of business on the second Business Day next succeeding the Business Day on which a notice purporting to be signed by the Revolving Agent notifies Depositary in writing in substantially the same form as Exhibit A, attached hereto, with a copy of this Agreement attached thereto (a “Resignation Notice”), is actually received by the unit of Depositary to whom the notice is required hereunder to be addressed; provided, however, that a “Business Day” is any day other than a Saturday, Sunday or other day on which Depositary is or is authorized or required by law to be closed. On and after the Resignation Effective Time, the term “Control Agent” shall mean Term Agent and Depositary shall cease honoring instructions from the Revolving Agent and begin honoring the instructions of the Term Agent pursuant to this Agreement. Depositary and/or any affiliate may (at its discretion and without any obligation to do so) cease honoring Revolving Agent’s instructions and/or commence honoring solely Term Agent’s instructions concerning the Account at any time after it receives a Resignation Notice but prior to the Resignation Effective Time. As of the Resignation Effective Time, the Revolving Agent will no longer be an Agent under this Agreement.

2. Depositary shall honor only withdrawal, payment, transfer or other fund disposition or other instructions which the Company would be entitled to give under the Account Documentation (as hereinafter defined) save for the provisions of this Agreement (collectively, “instructions”) received from the Control Agent (without Company’s consent) concerning the Account. The Company shall have no right to issue instructions or any other right or ability to access or withdraw or transfer funds from the Account.

Revolving Agent hereby agrees with Company that Revolving Agent (if acting as Control Agent) shall provide instructions to Depositary at the request of Company at any time neither (i) a Trigger Event (as defined in the Revolving Credit Agreement) has occurred and is continuing nor (ii) an Event of Default (as defined in the Revolving Credit Agreement) has occurred and is continuing. Revolving Agent and Company hereby agree that the foregoing sentence creates rights and obligations and liabilities solely and exclusively between the two of them and that Depositary’s duties and responsibilities under this Agreement (including without limitation with respect to any instruction given to Depositary by Revolving Agent) are determined without any reference whatsoever to the foregoing sentence, any knowledge the Depositary may have or be deemed to have of the existence thereof or any claim by Company or Revolving Agent that the Depositary must take such sentence into account.

Term Agent hereby agrees with Company that Term Agent (if acting as Control Agent) shall provide instructions to Depositary at the request of Company at any time that an Event of Default (as defined in the Term Credit Agreement) has not occurred and is not continuing. Term Agent and Company hereby agree that the foregoing sentence creates rights and obligations and liabilities solely and exclusively between the two of them and that Depositary’s duties and responsibilities under this Agreement (including without limitation with respect to any instruction given to Depositary by Term Agent) are determined without any reference whatsoever to the foregoing sentence, any knowledge the Depositary may have or be deemed to have of the existence thereof or any claim by Company or Term Agent that the Depositary must take such sentence into account.

3.	This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions, Control Agent shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Control Agent. Control Agent may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Control Agent executing such Account Documentation or other documentation as Depositary may require in connection therewith).

4.	(a) Depositary agrees not to exercise or claim any right of offset, banker’s lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Account or transactions therein, (ii) overdrafts in the Account or (iii) Depositary’s charges, fees and expenses with respect to the Account or the services provided hereunder.

(b) Upon the occurrence of any of the items referred to in clauses (i)-(iii), inclusive, of the preceding sentence (any such item, a “Returned Item”), Depositary shall first attempt to obtain reimbursement therefore from the Account or the Company; however, if Depositary fails to obtain any such reimbursement within 15 days after the occurrence of such Returned Item, then Control Agent shall reimburse Depositary the amount of such Returned Item within 5 days after Control Agent’s receipt of a written request therefor from Depositary; provided that the Control Agent’s aggregate obligations under this sentence shall be limited to the aggregate amount transferred from the Account on the instructions of the Control Agent pursuant to this Agreement.

5.	Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by Company or Control Agent in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the Revolving Credit Agreement, the Term Credit Agreement or the separate agreements referred to in paragraph 1 above or any other related documentation or whether any actions by Control Agent, Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

6.	(a) Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary’s willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred as a result of following Company’s direction or instruction.

(b) Control Agent hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred in connection with this Agreement or the Account (except to the extent due to Depositary’s willful misconduct or gross negligence, and except for items covered by clause (c) of this Section 6) or any interpleader proceeding related thereto as a result of following Control Agent’s direction or instruction.

(c) In addition, each Agent hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred due to any claim by such Agent of an interest in the Account or the funds on deposit therein.

7.	Depositary may terminate this Agreement (i) in its discretion upon the sending of at least thirty (30) days’ advance written notice to the other parties hereto or (ii) because of a material breach by Company or Agents of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) days advance written notice to the other parties hereto. Prior to the Resignation Effective Time, Agents may terminate this Agreement in their discretion upon the sending of at least three (3) days advance written notice signed by each Agent to the other parties hereto and after the Resignation Effective Time Control Agent may terminate this Agreement in its discretion upon the sending of at least three (3) days advance written notice to the other parties hereto, provided that Depositary may shorten or waive the requirement that Agents’ notice be in advance and any such shortening or waiver shall be binding on all parties. Prior to the Resignation Effective Time, the Term Agent can resign as Agent under this Agreement with written notice to all parties. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. The provisions of paragraphs 4(b), 5 and 6 above shall survive any such termination or resignation of this Agreement.

8.	Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect. Payment will be effected by a direct debit to the Account.

9.	This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. All notices under this Agreement shall be in writing and sent (including via emailed pdf or similar file or facsimile transmission) to the parties hereto at their respective addresses, email address or fax numbers set forth below (or to such other address, email address or fax number as any such party shall designate in writing to the other parties from time to time). Regardless of any provision in any other agreement, for purposes of the UCC (as defined below) the State of Delaware shall be deemed to be the Depositary’s “jurisdiction” (within the meaning of Section 9-304 of the State of New York Uniform Commercial Code (as in effect from time to time (the “UCC”)).

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ESH HOSPITALITY, INC.

By:	Date:
Name: Title:
Address for Notices:

Email Address:

Fax No.:

JPMORGAN CHASE BANK, N.A., as administrative agent (“Revolving Agent”)

By:	Date:
Name: Title:

Address for Notices:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, New York 10179

Attn: Kimberly L. Turner

Email Address: turner_kimberly@jpmorgan.com

Fax No.: (212) 270-2157

GOLDMAN SACHS BANK, USA, as administrative agent (“Term Agent”)

By:	Date:
Name: Title:

Address for Notices:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anna Ashurov Facsimile No.: (212) 291-5407

Email Address:

Fax No.:

JPMORGAN CHASE BANK, N.A., as Depositary

By:	Date:
Name: Title:

Address for Resignation and Termination Notices:	Address for Instructions and other Notices:
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
Attn: Blocked Accounts	3424 Peachtree Rd NE, Floor 06
420 W Van Buren Street, 9th floor Suite IL1-0199	Atlanta, GA 30326-1118
Chicago, IL 60606-3534	Email: kurt.schwarz@jpmorgan.com
Email: blocked.account.contracts@jpmchase.com

Exhibit A | RESIGNATION NOTICE

Date:

JPMorgan Chase Bank, N.A.

Address:	420 W Van Buren Street, 9th Floor Suite IL1-0199
Chicago, IL 60606-3534
Attention:	Blocked Accounts

Re: Blocked Account Control Agreement dated as of June 23, 2014 (the “Agreement”), by and among ESH Hospitality, Inc. (“Company”), JPMorgan Chase Bank, N.A. (“Revolving Agent”), Goldman Sachs Bank, USA (“Term Agent”) and JPMorgan Chase Bank, N.A. (“Depositary”) relating to Account(s) No. *******.

Ladies and Gentlemen:

The Revolving Agent notifies Depositary that it shall cease to be a party to the Agreement or an “Agent” thereunder] (and that any requirement hereunder requiring notice to or the consent of Revolving Agent shall instead be deemed to require notice to or the consent of Term Agent), This constitutes a Resignation Notice as referred to in paragraph 1(c) of the Agreement, a copy of which is attached hereto.

[REVOLVING AGENT]

By:	Date:

Name: Title:

EXHIBIT J

FORM OF CONDITIONAL ACCOUNT CONTROL AGREEMENT

[Provided Separately]

EXECUTION COPY

(Account – With Multiple Activation, Multi-Lender)

AMENDED AND RESTATED

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Amended and Restated Deposit Account Control Agreement (the “Agreement”) is entered into as of June 23, 2014, among ESH Hospitality, Inc. (“Company”), JPMorgan Chase Bank, N.A., as administrative agent under the Revolving Credit Agreement (as defined below) (“Revolving Agent”), Goldman Sachs Bank, USA, as administrative agent under the Term Credit Agreement (as defined below) (“Term Agent” and, together with the Revolving Agent, the “Agents”) and Bank of America, N.A. (“Bank”) with respect to the following:

RECITALS:

A. Bank has agreed to establish and maintain for Company certain deposit account(s) identified as number(s) ******** (referred to individually and collectively, as the “Account”).

B. Company, Revolving Agent and Bank are parties to that certain Deposit Account Control Agreement, with respect to the Account, dated November 18, 2013 (the “Existing Control Agreement”).

C. Company, Revolving Agent, Term Agent and Bank each agree that this Agreement shall amend and restate the Existing Control Agreement in its entirety, subject to the terms and conditions set forth herein.

D. Company and Revolving Agent are party to that certain Credit Agreement, dated as of November 18, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), by and among Company, as borrower, the lenders from time to time party thereto and Revolving Agent, as administrative agent.

E. Company and Revolving Agent are party to that certain Security Agreement, dated as of November 18, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement (Revolver)”), by and between Company, as borrower, and Revolving Agent.

F. Company and Term Agent are party to that certain Credit Agreement, dated as of June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), by and among Company, as borrower, the lenders from time to time party thereto and Term Agent, as administrative agent.

G. Company and Term Agent are party to that certain Security Agreement, dated as of June 23, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement (Term)”), by and between Company, as borrower, and Term Agent.

H. Pursuant to the Security Agreement (Revolver), Company has assigned to Revolving Agent a security interest in the Account and in any checks, automated clearinghouse (“ACH”) transfers, wire transfers, instruments and other payment items (collectively, “Funds”) deposited in the Account.

I. Pursuant to the Security Agreement (Term), Company has assigned to Term Agent a security interest in the Account and in any Funds deposited in the Account.

J. Company, Revolving Agent and Term Agent have requested Bank to enter into this Agreement to evidence Revolving Agent and Term Agent’s security interest in the Account and to provide for the disposition of the Funds deposited in the Account.

K. Bank is willing to enter into this Agreement for the benefit of Company, Revolving Agent and Term Agent pursuant to the terms and conditions set forth herein.

Accordingly, Company, Revolving Agent, Term Agent and Bank agree as follows:

1. Revolving Agent and Term Agents’ Control over the Account.

(a) This Agreement evidences each Agent’s control over the Account. Notwithstanding any contrary duties owed by Bank to the Company under any other deposit account agreements, terms and conditions or other documentation entered into by and between Bank and the Company governing the Account and any cash management or similar services provided by Bank or an affiliate of Bank in connection with the Account, including without limitation, services in connection with any “Lockbox”, as defined below (collectively, the “Account Related Agreements”), Bank will comply with instructions originated by each Agent as set forth herein directing the disposition of Funds in the Account without further consent of the Company. Bank may follow such instructions even if doing so results in the dishonoring by Bank of items presented for payment from the Account or Bank otherwise not complying with any instruction from Company directing the disposition of any Funds in the Account. Bank shall have no liability for not honoring any instruction issued by the Term Agent prior to the delivery by the Revolving Agent of an Agent Transfer Notice.

(b) Company represents and warrants to each Agent and Bank that it has not assigned or granted a security interest in the Account or any Funds deposited in the Account, except to Agents and Bank.

(c) Company will not permit any Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind (“Charges”), other than Agents’ security interest referred to herein, Bank’s setoffs and the Charges permitted hereinafter.

(d) Company covenants to each Agent that it will not close the Account prior to the termination of this Agreement. Bank shall have no liability in the event Company breaches this covenant to Agents.

2. Company Access to the Account. Except as otherwise provided in this Section 2 of the Agreement, prior to an “Activation Effective Time” (as defined below) Bank may honor withdrawal, payment, transfer, or other instructions originated by the Company concerning the disposition of Funds in the Account (collectively, “Company Instructions”). On and after each Activation Effective Time until termination of such Activation Effective Time as provided in Section 3, Bank shall only honor instructions originated by the Notice Agent (as defined below) concerning the disposition of Funds in the Account (“Agent Instructions”) without further consent from the Company and Company shall have no right or ability to access, withdraw or transfer Funds from the Account. Except as provided herein, no Agent Instruction may be rescinded or modified without Bank’s consent, except Notice Agent may terminate the Activation Effective Time as provided in this Agreement. Each Agent and Company acknowledge that Bank may, without liability, (i) comply with any Company Instruction or otherwise complete a transaction involving the Account that Bank or an affiliate had started to process before an Activation Effective Time and (ii) commence to solely honor Notice Agent’s Instructions at any time or from time to time after Bank becomes aware that Notice Agent has sent to Bank the Activation Notice (as defined below) even if prior to an Activation Effective Time (including without limitation halting, reversing or redirection of any transaction), which actions (under (i) and/or (ii)) shall not, in any way, affect the commencement of an Activation Effective Time. The Account may receive merchant card deposits and chargebacks. Company acknowledges and agrees that upon commencement of the Activation Effective Time, chargebacks may be blocked from debiting the Account.

As used in this Agreement, the term “Notice Agent” shall mean (i) at any time prior to the delivery of an Agent Transfer Notice, in the form of Exhibit D hereto (an “Agent Transfer Notice”), by the Revolving Agent to the Bank, the Revolving Agent and (ii) at any time after the delivery of an Agent Transfer Notice by the Revolving Agent to the Bank, the Term Agent. For the avoidance of doubt, there shall at all times be only one Notice Agent. The parties hereto agree that the Term Agent shall have the right to provide an Activation Notice and Agent Instructions; provided, however, the Term Agent hereby covenants to the Bank and the Revolving Agent that it will not provide such Activation Notice or Agent Instructions prior to an Agent Transfer Notice being delivered as set forth in clause (ii) above, any such delivery prior to such Agent Transfer Notice shall be deemed null and void.

For purposes hereof, and notwithstanding anything to the contrary in this agreement, each “Activation Effective Time” shall commence upon the opening of business on the second Banking Day (as defined below) following the Banking Day on which a notice purporting to be signed by Notice Agent in substantially the form of Exhibit A-1 and sent to the location of Bank to which Notice Agent is required hereunder to send the Activation Notice, with a copy of this Agreement attached (an “Activation Notice”) is received by the Bank; provided, however, that if such Activation Notice is received on any day after 12:00 noon, eastern time, such Activation Notice shall be deemed to have been received on the next Banking Day. A “Banking Day” is any day other than a Saturday, Sunday or other day on which Bank is or is authorized or required by law to be closed.

Within a reasonable time, after commencement of each Activation Effective Time and continuing on each Banking Day thereafter, Bank shall wire transfer all immediately available Funds (other than the Retained Balance provided in Section 15(i) below) in the Account to the account specified by Notice Agent in the Activation Notice. In the event Notice Agent requests in writing a change to the wire transfer instructions provided to Bank in the Activation Notice by sending a written notice in substantially the form of Exhibit B and sent to the location of Bank to which Notice Agent is required hereunder to send the Activation Notice to Bank to the location set forth hereunder, any such change requested by Notice Agent shall commence no later than the opening of business on the second Banking Day following the Banking Day on which such notice is received by the Bank; provided, however, that if such notice is received on any day after 12:00 noon, eastern time, such notice shall be deemed to have been received on the next Banking Day. Funds are not available if (i) they are not available pursuant to Bank’s funds availability policy as set forth in the Account Related Agreements or (ii) in the reasonable determination of Bank, (A) they are subject to hold, dispute or a binding order, judgment, decree or injunction or a garnishment, restraining notice or other legal process directing or prohibiting or otherwise restricting, the disposition of the Funds in the Account or (B) the transfer of such Funds would result in Bank failing to comply with a statute, rule or regulation.

3. Multiple Agent Activations Permitted. The Revolving Agent and the Term Agent, collectively (in their respective capacities as Notice Agent), shall be entitled to send no more than three separate Activation Notices to the Bank. After a “Termination Effective Time” as defined below and prior to commencement of a subsequent Activation Effective Time, Company may operate and transact business through the Account in its normal fashion, including issuing Company Instructions to the Bank. Each of the three Activation Effective Times shall commence as described in Section 2 of this Agreement and until the termination of each such Activation Effective Time, Bank shall only honor Agent Instructions. Each Activation Effective Time may be terminated by the Notice Agent by sending Bank a notice of termination (the “Activation Termination Notice”) in the form of Exhibit A-2. Each termination shall become effective on the Termination Effective Time. The third and final Activation Effective Time will terminate concurrently with the termination of the Agreement in accordance with the terms of Section 13. Each “Termination Effective Time” shall commence upon the opening of business on the second Banking Day (as defined below) following the Banking Day on which an Activation Termination Notice purporting to be signed by Agent in substantially the form of Exhibit A-2, is received by the Bank; provided, however, that if such notice is received on any day after 12:00 noon, eastern time, such notice shall be deemed to have been received on the next Banking Day. The Bank shall have a reasonable after the Termination Effective Time to halt further transfers from the Account to the account specified by Agent in the Activation Effective Notice.

4. Returned Items. Each Agent and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item (as defined herein) may be paid by Bank debiting the Account to which the Returned Item was originally credited, without prior notice to any Agent or Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to an Account and returned unpaid or otherwise uncollected, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to, a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state), Regulation CC (12 C.F.R. §229), clearing house operating rules or NACHA as in effect from time to time; (iii) any ACH entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or adjustment; (iv) any credit to the Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to the Account made in error and any other adjustments including those due to encoding errors or other items posted to the account in error.

5. Settlement Items. Each Agent and Company understand and agree that Bank may pay the face amount (“Settlement Item Amount”) of each Settlement Item (as defined herein) by debiting the applicable Account, without prior notice to any Agent or Company. As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account, a Controlled Balance Account (as defined below) or other deposit account at any time linked to any Account by a controlled balance arrangement (each a “Linked Account”), which Bank takes for deposit or value, cashes or exchanges for a cashier’s check or official check in the ordinary course of business prior to an Activation Effective Time and which is presented for settlement against the Account (after having been presented against the Linked Account) during an Activation Effective Time, (ii) each check or other payment order drawn on or payable against an Account, which, prior to an Activation Effective Time, Bank takes for deposit or value, assures payment pursuant to a banker’s acceptance, cashes or exchanges for a cashier’s check or official check in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of Company, as originator, prior to an Activation Effective Time, which ACH credit entry settles during an Activation Effective Time, and (iv) any other payment order drawn on or payable against an Account, which Bank has paid or funded prior to an Activation Effective Time, and which is first presented for settlement against the Account in the ordinary course of business during an Activation Effective Time. Company and each Agent acknowledge and agree that if there are Linked Accounts not subject to this Agreement, that upon commencement of an Activation Effective Time any such Linked Accounts will be de-linked and will no longer transfer balances to or from the Account. “Controlled Balance Account” is a deposit account that is linked to one or more other deposit accounts in order to allow transfers to be made between such accounts on an automated basis, pursuant to the Company’s instructions, in order to maintain a specified balance in one or more of the Linked Accounts, including, without limitation, zero balance arrangements where transfers are made to a subaccount from a master account or from a subaccount to a master account at the end of each Banking Day in order to maintain a zero balance in such subaccount at the end of such Banking Day.

6. Account Related Agreements. This Agreement supplements, rather than replaces, the Account Related Agreements. The Account Related Agreements will continue to apply to the Account and cash management or similar services provided by Bank or any affiliate of Bank in connection with the Account to the extent not directly in conflict with the provisions of this Agreement (provided, however, that in the event of any such conflict, the provisions of this Agreement shall control).

7. Lockboxes. To the extent that any Funds to be deposited to the Account have been received in one or more post office lockboxes maintained for Company by Bank (each a “Lockbox”) and have been or will be processed by Bank for deposit to the Account in accordance with the terms of the applicable Account Related Agreement (the “Remittances”), Company acknowledges that Company has granted to each Agent a security interest in all Remittances. Company agrees that after Bank receives the Activation Notice, Company will not instruct Bank regarding the receipt, processing or deposit of Remittances nor will it attempt to change or redirect the items deposited in the Lockbox. Company and each Agent acknowledge and agree that Bank’s operation of each Lockbox, and the receipt, retrieval, processing and deposit of Remittances, will at all times be governed by Bank’s Account Related Agreements.

8. Bank Subordination and Permitted Debits. Bank agrees that, during any Activation Effective Time, Bank shall not offset, charge, deduct, debit or otherwise withdraw funds from the Account, except as permitted by this Section 8, until Bank has been advised in writing by each Agent that this Agreement has been terminated. Each Agent shall notify Bank promptly in writing upon payment in full of Company’s respective obligations by means of a Termination Notice (defined below).

During any Activation Effective Time, Bank is permitted to debit the Account for:

(a) Bank’s fees and charges relating to the Account or associated with this Agreement and any other charges, fees, expenses, payments and other amounts for treasury management services or card services provided by Bank to the Company in connection with the Account or the Lockboxes, including, without limitation, funds transfer (origination or receipt), trade, merchant card, lockbox, stop payment, positive pay, automatic investment, imaging, and information services (collectively “Bank Fees”);

(b) any Returned Item Amounts;

(c) any Settlement Item Amounts; and

(d) chargebacks regarding merchant card deposits and debits related to cash vault coin and currency requests (“Permitted Debits”).

Bank’s right to debit the Account under this Section 8 shall exist notwithstanding any obligation of the Company or any Agent to reimburse or indemnify Bank.

9. Company and Agent Responsibilities.

(a) If the balances in the Account are not sufficient to compensate Bank for any Bank Fees, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank and such Bank Fees are incurred during an Activation Effective Time, to the extent funds are received by any Agent from the Account, such Agent agrees to pay Bank within five (5) Banking Days after Bank’s demand to such Agent with respect to such Bank Fees. The failure of Company or such Agent to so pay Bank shall constitute a breach of this Agreement.

(b) If the balances in the Account are not sufficient to compensate Bank for any Returned Item Amounts or Settlement Item Amounts, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand and such Returned Item Amounts of Settlement Item Amounts are incurred during an Activation Effective Time, Notice Agent agrees to pay Bank the amount due within five (5) Banking Days after Bank’s demand to Notice Agent to pay such amount up to any amount transferred to an account designated by Notice Agent. The failure by Company or Notice Agent to so pay Bank shall constitute a breach of this Agreement.

(c) Bank is authorized, without prior notice and without regard to the Activation Notice under this Agreement or any other control agreement with Agent, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under this Agreement or any other Account Related Agreement.

(d) At the request of Bank, Company agrees to provide Bank with annual company-prepared financial statements within 120 days of year-end, to Bank’s address set forth below.

10. Bank Statements. Upon written request by any Agent, in addition to the original Bank statement for the Account provided to Company, Bank will provide such Agent with a duplicate of such statement.

11.	Bank’s Responsibility/Limitation of Liability.

(a) Bank will not be liable to Company or any Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance or failure to perform under this Agreement other than those Damages to the extent resulting directly from Bank’s acts or omissions constituting gross negligence or intentional misconduct as determined in a court of competent jurisdiction in a final non-appealable order. Bank’s obligations hereunder shall be that of a depository bank, and nothing in this Agreement shall create custodial or bailee obligations.

(b) In no event will Bank or any Agent be liable for any special, indirect, exemplary, punitive or consequential damages, including but not limited to lost profits.

(c) Bank will be excused from any failure to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, acts of terrorism, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any of Bank’s guidelines or policies, or rule or regulation of any governmental authority.

(d) Bank shall have no duty to inquire or determine whether Company’s obligations to any Agent are in default or whether Notice Agent is entitled to provide the Activation Notice or any Agent Instructions to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party. Bank may accept, acknowledge or act upon any notice, instructions or other directions hereunder that contain minor mistakes or other irregularities, including notices that fail to attach an accurate copy of this Agreement.

(e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f) Bank shall be permitted to comply with any writ, levy, order or other similar judicial or regulatory order or process concerning the Account or any Funds and shall not be in violation of this Agreement for so doing.

12. Indemnities.

(a) Company shall indemnify, defend and hold harmless Bank against all liabilities, expense, claim, loss, damage or cost of any nature (including but not limited to allocated costs of in-house legal services and other reasonable attorney’s fees) and any other fees and expenses, whether to Bank or to third parties (“Losses”) in any way arising out of or relating to this Agreement, including all costs of settlement of claims. This section does not apply to any Losses to the extent directly attributable to gross negligence or intentional misconduct of Bank as determined by a court of competent jurisdiction in a final non-appealable order.

(b) To the extent such obligations of indemnity are not satisfied by Company within five (5) Banking Days after demand on Company by Bank, each Agent shall indemnify, defend and hold harmless Bank against all Losses Bank may suffer or incur as a result of following any instructions received from such Agent (acting as a Notice Agent) pursuant to the Activation Notice other than Losses to the extent directly attributable to Bank’s gross negligence or intentional misconduct as determined by a court of competent jurisdiction in a final non-appealable order.

(c) Company shall pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement or any related instrument or agreement, including but not limited to any costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action relating to Bank’s rights or obligations in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement or any related instrument or agreement (including any amendments thereto).

13. Termination and Assignment of this Agreement.

(a) Any Agent may terminate this Agreement (with respect to itself) by providing notice substantially in the form of Exhibit C (“Termination Notice”) together with a copy of this Agreement to Company, the Bank and the other Agent, provided that Bank shall have a reasonable time to act on such termination. Any Agent may assign this Agreement by providing 10 days’ prior written notice of such assignment together with a copy of this Agreement to Company, the other Agent and Bank. Bank may terminate this Agreement upon 30 days’ prior written notice to Company and each Agent. Company may not terminate this Agreement except with the written consent of each Agent and upon prior written notice to Bank.

(b) Notwithstanding subsection 13(a), Bank may terminate this Agreement at any time by written notice to Company and each Agent if either Company or any Agent breaches any of the terms of this Agreement, provided that, all Funds will be sent via wire transfer to an another account of the Company specified (i) at any time other than during an Activation Effective Time, jointly by the Notice Agent and the Company or (ii) during an Activation Effective Time, by the Notice Agent.

(c) Sections 9, 11 and 12 shall survive any termination of this Agreement; provided that any Agent’s reimbursement obligations under Sections 9 and 11 shall terminate on the date which is one hundred twenty (120) days after the date of termination of this Agreement, except with respect to claims made by Bank prior to expiration of such one hundred twenty (120) day period.

14. Representations and Warranties.

(a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b) Company agrees that it shall be deemed to make and renew each representation and warranty in subsection 14(a) on and as of each day on which Company uses the services set forth in this Agreement. Each Agent agrees it shall be deemed to make and renew each representation and warranty in subsection 14(a) upon sending the Activation Notice, in its capacity as Notice Agent, or sending any Agent’s Instructions to Bank.

15. Miscellaneous.

(a) This Agreement may be amended only by a writing signed by Company, each Agent and Bank; except that Bank Fees are subject to change by Bank upon 30 days’ prior written notice to Company.

(b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement. This Agreement shall become effective when it shall have been executed by Bank and when Bank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d) This Agreement shall be interpreted in accordance with New York law, without reference to that state’s conflict of law principles.

(e) Any written notice or other written communication to be given under this Agreement shall be addressed or faxed to each party at its address or fax number set forth on the signature page of this Agreement or to such other address or fax numbers a party may specify in writing in accordance with this Section 15. Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt or (ii) fax transmission shall be effective upon successful transmission thereof, provided such notice is also sent via overnight courier.

(f) Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship among any of Bank, Company or any Agent, and nothing in this Agreement shall create custodial or bailee obligations of Bank to any party. Company and each Agent agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit or services to Company or any Agent.

(g) Each party hereto intentionally, knowingly and voluntarily irrevocably waives any right to trial by jury in any proceeding related to this Agreement.

(h) The Bank hereby confirms and agrees that the Account is a demand deposit account maintained by Company with Bank in Bank’s ordinary course of business, that the Bank is a national banking association and that the Bank’s “jurisdiction” (within the meaning of Section 9-304 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”)) shall be deemed to be Delaware for purposes of the UCC and the Uniform Commercial Code of any other applicable jurisdiction.

(i) During the term hereof, there shall remain at all times a Retained Balance of $25,000.00 in the Account for the benefit of Bank to pay amounts owed, if any, to bank under Sections 8, 9, 11, and 12.

(j) This Agreement amends and restates in its entirety the Existing Control Agreement.

The remainder of this page is intentionally left blank.

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

ESH Hospitality, Inc.
(“Company”)

Address for notices:
By:	11525 N. Community House Road
Name:	Suite 100
Title:	Charlotte, NC 28277

[Signature Page to A&R Deposit Account Control Agreement – ESH Hospitality, Inc. Controlled Account]

JPMorgan Chase Bank, N.A., as administrative agent (“Revolving Agent”)

By:
Name:	Address for notices:
Title:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road, Ops. 2, Floor 03 Newark, Delaware 19713-2107

Primary Operations Contact:
Taieshia Reefer
Telephone No.: (302) 634-8802
Facsimile No.: (302) 634-4733
Email: taieshia.e.reefer@jpmorgan.com

Secondary Operations Contact:
John Enyam
Telephone No.: (302) 634-8833
Facsimile No.: (302) 634-4733
Email: john.enyam@jpmorgan.com

with a copy to:
383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Kimberly Turner
Facsimile No.: (212) 270-2157

and a copy to:
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: William P. McInerney, Esq.
Facsimile No.: (212) 504-6666

[Signature Page to A&R Deposit Account Control Agreement – ESH Hospitality, Inc. Controlled Account]

Goldman Sachs Bank, USA, as administrative agent (“Term Agent”)

By:	Address for notices:
Name:	Goldman Sachs Bank USA
Title:	c/o Goldman, Sachs & Co.
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: SBD Operations
Email: gsd.link@gs.com and ficc-sbdagency-nydallas@ny.email.gs.com with a copy to:
Goldman Sachs Bank USA
200 West Street
New York, New York 10282-2198
Attention: [ ]

and a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036-6522
Attention: Steven Messina
Facsimile No.: (917) 777-3509

[Signature Page to A&R Deposit Account Control Agreement – ESH Hospitality, Inc. Controlled Account]

Bank of America, N.A. (“Bank”)

By:	Address for notices:
Name:	Bank of America, N.A.
Title:	2001 Clayton Road, Building B
Concord, CA 94520-2425
Attn: Blocked Account Support
Mail Code: CA4-702-02-37

Telephone: 925.681.6165
Facsimile: 877.207.2524

[Signature Page to A&R Deposit Account Control Agreement – ESH Hospitality, Inc. Controlled Account]

EXHIBIT A-1

TO AMENDED AND RESTATED

DEPOSIT ACCOUNT CONTROL AGREEMENT

[First] [Second] [Third and Final] Activation Notice

[Letterhead of Notice Agent]

To:	Bank of America, N.A.
[Address]

Re:	ESH Hospitality, Inc.
Account No. ********

Ladies and Gentlemen:

Reference is made to the Amended and Restated Deposit Account Control Agreement dated June 23, 2014 (the “Agreement”) among ESH Hospitality, Inc., the Revolving Agent (as defined therein), the Term Agent (as defined therein) and you regarding the above-described account (the “Account”), a copy of which is attached hereto. Defined terms used herein, but not identified herein shall have the meanings set forth in the Agreement. In accordance with Section 2 of the Agreement, we hereby give you notice of the [first] [second] [third and final] exercise of control of the Account and we hereby instruct you to transfer funds to the below account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary’s Name:

Very truly yours,

as Notice Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By:
Name:
Title:
Date:

EXHIBIT A – 2

TO AMENDED AND RESTATED

DEPOSIT ACCOUNT CONTROL AGREEMENT

Notice of Termination of The [First] [Second] Activation Effective Time

[Letterhead of Notice Agent]

To:	Bank of America, N.A.
[Address]

Re:	ESH Hospitality, Inc.
Account No. ********

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Deposit Account Control Agreement dated June 23, 2014 (the “Agreement”) among ESH Hospitality, Inc., the Revolving Agent (as defined therein), the Term Agent (as defined therein) and you regarding the above-described account (the “Account”) and (ii) the Activation Notice dated             in respect of the Agreement and the Account (the “Activation Notice”). Defined terms used herein, but not identified herein shall have the meanings set forth in the Agreement. In accordance with Section 3 of the Agreement, we hereby terminate the [First] [Second] Activation Effective Time initiated by the Activation Notice and agree that the Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account.

Very truly yours,
as Notice Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By:
Name:
Title:
Date:

EXHIBIT B

TO AMENDED AND RESTATED

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Notice Agent]

To:	Bank of America, N.A.
[Address]

Re:	ESH Hospitality, Inc.
Account No. ********

Ladies and Gentlemen:

Reference is made to the Amended and Restated Deposit Account Control Agreement dated June 23, 2014 (the “Agreement”) among ESH Hospitality, Inc., the Revolving Agent (as defined therein), the Term Agent (as defined therein) and you regarding the above-described account (the “Account”). Defined terms used herein, but not identified herein shall have the meanings set forth in the Agreement. In accordance with Section 2 of the Agreement, we hereby give you notice of our request to change the wire transfer instructions provided to Bank in the Activation Notice, and we hereby instruct you to transfer funds to the below account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary’s Name:

Very truly yours,
as Notice Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By:
Name:
Title:
Date:

EXHIBIT C

TO AMENDED AND RESTATED

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Revolving Agent]

            , 20

Bank of America, N.A.

Attn:

Re: Termination of Deposit Account Control Agreement

Account(s): ********

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Deposit Account Control Agreement dated June 23, 2014 (the “Agreement”) among ESH Hospitality, Inc., the Revolving Agent (as defined therein), the Term Agent (as defined therein) and you regarding the above-described account (the “Account”), a copy of which is attached hereto. Defined terms used herein, but not identified herein shall have the meanings set forth in the Agreement.

You are hereby notified that the Agreement is terminated with respect to the undersigned Agent (the “Terminating Agent”), and you have no further obligations to the undersigned Terminating Agent thereunder and Terminating Agent is terminating its security interest in the Account. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Account from the Company or from any Agent still party to the Agreement, as provided in the Agreement.

This notice terminates any obligations you may have to the undersigned Terminating Agent with respect to the Account.

Very truly yours,

as Terminating Agent

cc: [Revolving Agent] [Term Agent]

EXHIBIT D

TO AMENDED AND RESTATED

DEPOSIT ACCOUNT CONTROL AGREEMENT

Letterhead of Secured Party

            , 20

Bank of America, N.A.

Attn:

Re: Agent Transfer Notice in respect of Deposit Account Control Agreement

Account(s): ********

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Deposit Account Control Agreement dated June 23, 2014 (the “Agreement”) among ESH Hospitality, Inc., the Revolving Agent (as defined therein), the Term Agent (as defined therein) and you regarding the above-described account (the “Account”), a copy of which is attached hereto. This letter is the “Agent Transfer Notice” described in Section 2 of the Agreement. Defined terms used herein, but not identified herein shall have the meanings set forth in the Agreement.

You are hereby notified that the Agreement is terminated with respect to the undersigned Revolving Agent, and you have no further obligations to the undersigned Revolving Agent thereunder and Revolving Agent is terminating its security interest in the Account. From and after your receipt of this Agent Transfer Notice, the Term Agent shall be deemed to be the “Notice Agent” for all purposes under the Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Account from the Company or from the Term Agent, as provided in the Agreement.

This notice terminates any obligations you may have to the undersigned Revolving Agent with respect to the Account.

Very truly yours,

as Revolving Agent

cc: [Term Agent]

EXHIBIT K

FORM OF SUBSIDIARY PERFECTION CERTIFICATE

[Provided Separately]

EXECUTION VERSION

PERFECTION CERTIFICATE

ESH HOSPITALITY, INC.

June 23, 2014

The following information (in the form of separate schedules for each of them) is provided by and on behalf of ESH Hospitality, Inc. (the “Borrower”) and each Guarantor (as hereinafter defined, together with the Borrower, each an “Obligor”, and collectively, the “Obligors”) in connection with the Credit Agreement (the “Credit Agreement”) and related Loan Documents to be entered into among the Borrower, the guarantors party thereto (the “Guarantors”), the lenders party thereto (the “Lenders”), and Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Agent”). As used herein, the term “Non-Guarantor Subsidiaries” shall mean ESA UD Properties L.L.C., ESA LVP Portfolio LLC, ESH H Portfolio LLC and ESH Spartanburg Ground Lessee LLC.

1.	Identity. Schedule I hereto sets forth with respect to each Obligor:

(i)	the current jurisdiction of organization of such Obligor and each state in which such Obligor is qualified to do business as a foreign entity;

(ii)	(A) the exact name of the Obligor as it appears in its organizational documents and (B) if such name was different at any time during the last three years, the exact spelling of each such other name and the date on which such other name was adopted as the name of such Obligor;

(iii)	(A) the organizational identification number of such Obligor or (B) that it has none;

(iv)	whether such Obligor does business under any other names, and if so, each such other name; and

(v)	whether such Obligor has or uses any trade names or trade styles, and if so, each such trade name and trade style.

2.	Organizational Structure. Schedule II hereto sets forth with respect to each Obligor:

(i)	whether, during the last three years, such Obligor has ever changed its structure or form of organization (e.g., a change from a general partnership or limited partnership to a corporation or limited liability company), and if so, the name and nature of the predecessor entity;

(ii)	whether, during the last three years, such Obligor was ever incorporated or otherwise organized in any different state or other jurisdiction from its current jurisdiction of organization, and if so, the date of such other organization and the name and the jurisdiction of organization of the predecessor entity; and

(iii)	whether, during the last three years, such Obligor was ever the subject of a merger or consolidation with or into another entity, and if so, the name, nature and jurisdiction of organization of each predecessor entity and the nature of the transaction.

3.	Chief Executive Office; Places of Business. Schedule III sets forth with respect to each Obligor:

(i)	the current address (including county) of such Obligor’s chief executive office;

(ii)	if different from the information in the preceding clause (i), the place where such Obligor keeps its books and records (including computer records) relating to its accounts, contracts, chattel paper, general intangibles or other property;

(iii)	whether any of the books and records (including computer records) relating to any of its property are maintained with a third-party (including, without limitation, a computer service firm), and if so, the name and address (including county) of such third-party; and

(iv)	the address (including county) of each place of business of such Obligor other than those listed in (i) through (iii) above or in 4 below, the nature of the activity conducted at each such location.

4.	Equity, Other Investments and Loans. Schedule IV sets forth (i) all equity interests owned by each Obligor and each Non-Guarantor Subsidiary, including information regarding percentage ownership, certificate numbers (if applicable) and whether or not each such equity interest is certificated and (ii) all intercompany loans and other investments (other than Investment Property listed in Schedule IX) and whether such investments are evidenced by promissory notes or other instruments.

5.	Accounts and Contracts. Schedule V sets forth with respect to each Obligor and each Non-Guarantor Subsidiary (as applicable):

(i)	whether any of such Obligor’s accounts receivable are payable by (a) the United States of America or any state or any department or agency of any thereof or (b) by an insurance company under or pursuant to any policy of insurance, and in such case if so, the aggregate amount thereof and the percentage that such amount represents of such Obligor’s accounts, in each case as of a recent specified date; and

(ii)	a list of all contracts and agreements of each Obligor and each Non-Guarantor Subsidiary entered into outside the ordinary course of business which the Borrower in its sole discretion, exercised in good faith, deems to be material.

6.	Inventory, Equipment and Other Goods. Schedule VI sets forth, as of June 23, 2014, with respect to each Obligor and each Non-Guarantor Subsidiary: the address (including county) of each location where such party keeps or maintains inventory or other goods, and whether such location is owned by such party or leased by such party, or whether such inventory or other goods are held by a third party (and if so, information indicating the nature of such third party’s possession of such inventory or other goods).

2

7.	Intellectual Property. Schedule VII sets forth, as of June 23, 2014, descriptions, registration numbers, application numbers, registration dates and other recordation information with respect to intellectual property, including patents, trademarks, trade names and copyrights, in each case owned or licensed by any Obligor or any Non-Guarantor Subsidiary.

8.	Special Property. Schedule VIII sets forth, as of June 23, 2014, with respect to each Obligor and each Non-Guarantor Subsidiary: whether any of the Obligor’s or Non-Guarantor Subsidiary’s property includes automotive equipment, ships and other vessels, aircraft or railroad locomotives and other rolling stock, whether owned or leased.

9.	Deposit Accounts, Commodity Accounts, Securities Accounts. Schedule IX sets forth:

(i)	Deposit Accounts. A list of all deposit accounts in which any of the Obligors or any of the Non-Guarantor Subsidiaries has any interest (including the name of the depositary institution, the name of the account, the account number, the purpose of the account, the approximate average balance of the account, and any other interests (including security interests) held by any person in the account). Indicate whether any person (including any person with a security interest in a deposit account) has control rights over such deposit accounts, and if so the source of such rights.

(ii)	Commodity Accounts. A list of all commodity accounts in which any of the Obligors or any of the Non-Guarantor Subsidiaries has any interest (including the name of the commodity broker or other institution at which the commodity account is maintained, the name of the account, the account number, the purpose of the account, the type of commodity contracts held in the account, the approximate average balance of the account, and any other interests (including security interests) held by any person in the account). Indicate whether any person (including any person with a security interest in a commodity account) has control rights over such commodity accounts, and if so the source of such rights.

(iii)	Securities Accounts. A list of all securities accounts in which any of the Obligors or any of the Non-Guarantor Subsidiaries has any interest (including the name of the securities intermediary or other institution at which such securities account is maintained, the name of the account, the account number, the purpose of the account, the types of securities and other financial assets held in such account and the approximate average balance of the account, and any other interests (including security interests) held by any person in the account). Indicate whether any person (including any person with a security interest in a securities account) has control rights over such securities accounts, and if so the source of such rights.

10.	Real Property. Schedule X sets forth all locations of real property owned or leased by any Obligor or any Non-Guarantor Subsidiary.

3

11.	Litigation. Schedule XI sets forth, with respect to each Obligor and each Non-Guarantor Subsidiary:

(i)	A description of all material lawsuits pending or threatened in writing against any such party, including estimated damages if such lawsuit is adversely determined.

(ii)	A description of all material infringement actions or challenged to ownership of patents, trademarks, service marks or copyrights issued to, applied for or owned by any such party.

(iii)	A description of all material consent decrees, judgments, orders and injunctions outstanding against any such party.

(iv)	A description of all material settlement agreements pursuant to which any such party will be obligated to make payments to or will be entitled to receive payments from a third party.

12.	Commercial Tort Claims. Schedule XII sets forth, as of June 23, 2014, a list of commercial tort claims held by each Obligor and each Non-Guarantor Subsidiary in which it reasonably expects to recover an amount greater than $1,000,000, including a brief description thereof.

13.	Letter-of-Credit Rights. Schedule XIII sets forth, as of June 23, 2014, a list of all letters of credit issued in favor of each Obligor and each Non-Guarantor Subsidiary as beneficiary thereunder.

14.	Representation and Warranty; Acknowledgment. Each of the undersigned hereby represents and warrants that the information set forth in this Perfection Certificate is true, correct and complete. Each of the undersigned acknowledges that this Perfection Certificate is provided in connection with the Credit Agreement, and that the Lenders and the Agent will rely upon the information contained herein (including the Schedules attached hereto). Each of the undersigned further acknowledges and agrees that the information so contained herein shall be deemed to be a representation and warranty by the Borrower under the Credit Agreement, and that any material misstatements or omissions contained herein may constitute an Event of Default under the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

OBLIGORS:

ESH HOSPITALITY, INC.

By:
Name: Ross W. McCanless
Title: Chief Legal Officer & Secretary

CP ESH INVESTORS LLC

By:
Name: Ross W. McCanless
Title: Vice President & Secretary

EXTENDED STAY LLC

By:
Name: Ross W. McCanless
Title: Vice President & Secretary

NON-GUARANTOR SUBSIDIARIES:

ESA UD PROPERTIES L.L.C.

By:
Name: Ross W. McCanless
Title: Vice President & Secretary

ESA LVP PORTFOLIO LLC

By:
Name: Ross W. McCanless
Title: Vice President & Secretary

[Signature Page to Perfection Certificate]

5

ESH H PORTFOLIO LLC

By:
Name: Ross W. McCanless
Title: Vice President & Secretary

ESH SPARTANBURG GROUND LESSEE LLC

By:
Name: Ross W. McCanless
Title: Vice President & Secretary

[Signature Page to Perfection Certificate]

6

Schedule I

Identity1

Name	Jurisdiction	Organizational ID No.	Other Names	Trade Names
ESH Hospitality, Inc.	Delaware	4873003	N/A	N/A
CP ESH Investors, LLC	Delaware	4805576	N/A	N/A
Extended Stay LLC	Delaware	4874221	N/A	N/A
ESA UD Properties L.L.C.	Delaware	3788942	N/A	N/A
ESH H Portfolio LLC	Delaware	5239044	N/A	N/A
ESH Spartanburg Ground Lessee LLC	Delaware	4873006	N/A	N/A
ESA LVP Portfolio LLC	Delaware	5450672	N/A	N/A

[1]	Attached schedules to be updated by Obligors.

Schedule II

Organizational Structure

Name	Predecessor Entity	Prior Jurisdiction	Merger/ Consolidation
ESH Hospitality, Inc.	ESH Hospitality LLC	N/A	N/A
CP ESH Investors, LLC	N/A	N/A	N/A
Extended Stay LLC	N/A	N/A	N/A
ESA UD Properties L.L.C.	N/A	N/A	N/A
ESH H Portfolio LLC	N/A	N/A	N/A
ESH Spartanburg Ground Lessee LLC	N/A	N/A	N/A
ESA LVP Portfolio LLC	N/A	N/A	N/A

Schedule III

Chief Executive Office; Places of Business

Name	Chief Executive Office	Books & Records Address (if different)	Books & Records (Third Parties)	Other Places of Business
ESH Hospitality, Inc.	11525 N. Community House Road Suite 100 Charlotte, NC 28277	N/A	N/A	N/A

CP ESH Investors, LLC	11525 N. Community House Road Suite 100 Charlotte, NC 28277	N/A	N/A	N/A

Extended Stay LLC	11525 N. Community House Road Suite 100 Charlotte, NC 28277	N/A	N/A	N/A

ESA UD Properties L.L.C.	11525 N. Community House Road Suite 100 Charlotte, NC 28277	N/A	N/A	N/A

ESH H Portfolio LLC	11525 N. Community House Road Suite 100 Charlotte, NC 28277	N/A	N/A	N/A

ESH Spartanburg Ground Lessee LLC	11525 N. Community House Road Suite 100 Charlotte, NC 28277	N/A	N/A	N/A

ESA LVP Portfolio LLC	11525 N. Community House Road Suite 100 Charlotte, NC 28277	N/A	N/A	N/A

Schedule IV

Equity, Other Investments and Loans

Name	Equity Interests Owned	Percentage Owned	Certificate Number	Intercompany Loans
ESH Hospitality, Inc.	CP ESH Investors, LLC	100%	N/A	N/A
CP ESH Investors, LLC	Extended Stay LLC	100%	N/A	N/A
Extended Stay LLC	ESA UD Properties L.L.C.	100%	N/A	N/A
	ESH H Portfolio LLC	100%	N/A
	ESH Spartanburg Ground Lessee LLC	100%	N/A
	ESH Mezzanine C LLC	100%	N/A
	ESH Canada Mezzanine C LLC	100%	N/A
ESA UD Properties L.L.C.	N/A	N/A	N/A	N/A
ESH H Portfolio LLC	N/A	N/A	N/A	N/A
ESH Spartanburg Ground Lessee LLC	N/A	N/A	N/A	N/A
ESA LVP Portfolio LLC	N/A	N/A	N/A	N/A

Schedule V

Accounts and Contracts

Name	U.S. Government/ Insurance Company Accounts Receivable	Material Contracts
ESH Hospitality, Inc.	N/A	N/A
CP ESH Investors, LLC	N/A	N/A
Extended Stay LLC	N/A	N/A
ESA UD Properties L.L.C.	N/A	N/A
ESH H Portfolio LLC	N/A	N/A
ESH Spartanburg Ground Lessee LLC	N/A	N/A
ESA LVP Portfolio LLC	N/A	N/A

Schedule VI

Inventory, Equipment and Other Goods

None.

Schedule VII

Intellectual Property

None.

Schedule VIII

Special Property

None.

Schedule IX

Deposit Accounts, Commodity Accounts, Securities Accounts

Deposit Accounts

Name	Depositary Institution	Account Name	Account No.	Account Purpose	Approx. Average Balance	Security Interest (if applicable)
ESH Hospitality, Inc.	Bank of America, N.A.	ESH Hospitality, Inc.	********	Operating	$3.4 million	DACA w/JPM
	Bank of America, N.A.	ESH Hospitality, Inc.	********	Conditional Controlled Account	$25k	DACA w/JPM
	JPMorgan Chase Bank, N.A.	ESH Hospitality, Inc.	********	“Account”	$0	DACA w/JPM
CP ESH Investors, LLC	N/A	N/A	N/A	N/A	N/A	N/A
Extended Stay LLC	N/A	N/A	N/A	N/A	N/A	N/A
ESA UD Properties L.L.C.	Bank of America, N.A.	ESA UD Properties L.L.C.	********	Operating	$550k	N/A
ESH H Portfolio LLC	N/A	N/A	N/A	N/A	N/A	N/A
ESH Spartanburg Ground Lessee LLC	N/A	N/A	N/A	N/A	N/A	N/A
ESA LVP Portfolio LLC	Bank of America, N.A.	ESA LVP Portfolio LLC	********	Operating	425k	N/A

Schedule IX

Commodity Accounts

None.

Securities Accounts

None.

Schedule X

Real Property

Name	Address	Owned/ Leased
ESH Hospitality, Inc.	N/A	N/A
CP ESH Investors, LLC	N/A	N/A
Extended Stay LLC	N/A	N/A

ESA UD Properties L.L.C.	2355 Tiffin Avenue Findlay, OH 45840 1067 Highway 315 Plains Township, PA 18702	Owned Owned

ESH H Portfolio LLC	N/A	N/A

ESH Spartanburg Ground Lessee LLC	N/A	N/A

ESA LVP Portfolio LLC	15385 Katy Freeway Houston, TX 77094 13420 Southwest Freeway Houston, TX 77478	Owned

Schedule XI

Litigation

None.

Schedule XII

Commercial Tort Claims

None.

Schedule XIII

Letter-of-Credit Rights

None.

EXHIBIT L

FORM OF NOTICE TO CASH MANAGEMENT AGENT

[Provided Separately]

Notice to Cash Management Agent

November 18, 2013

Wells Fargo Bank, National Association

550 S. Tryon Street, 14th Floor

Charlotte, NC 28202

Attn: Extended Stay America Trust 2010-ESH Asset Manager

Midland Loan Services, a division of PNC Bank, National Association

Two Live Oak

Mail Stop: XX-XTLV-01-1

3445 Peachtree Road NE, Suite 1150

Atlanta, GA 30326

Re: Direction of amounts in Borrower Remainder Subaccount

References is made to the Domestic Cash Management Agreement, dated as of November 30, 2012, by an among Wells Fargo, N.A. as agent (the “Cash Management Agent”) , ESA P Portfolio L.L.C. (“ESA LLC”), ESA P Portfolio MD Borrower L.L.C. (“ESA MD LLC”), ESH/TN Properties L.L.C. (“ESHTN”, and together with ESA LLC and ESA MD LLC, the “Mortgage Borrower”), ESA P Portfolio MD Trust, ESA P Portfolio Operating Lessee, Inc., New ESA P Portfolio Operating Lessee LLC, ESH Mezzanine A LLC, ESH Mezzanine A-2 LLC, ESH Mezzanine B LLC, ESH Mezzanine B-2 LLC, ESH Mezzanine C LLC, ESH Mezzanine C-2 LLC, HVM L.L.C., and the other parties party thereto from time to time (as may be amended, restated or otherwise modified from time to time, the “Domestic Cash Management Agreement”). Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Domestic Cash Management Agreement.

Whereas, pursuant to Section 4.1(b)(xii) of the Domestic Cash Management Agreement, the Mortgage Borrower may direct the Cash Management Agent to disburse amounts in the Borrower Remainder Subaccount to such accounts as directed by Mortgage Borrower.

Mortgage Borrower hereby gives instructions to Cash Management Agent to remit amounts in the Borrower Remainder Subaccount to (i) Account No. *********** held at Bank of America, N.A. (the “ESH Conditional Controlled Account”) and/or (ii) Account No. *********** held at Bank of America, N.A. (the “ESA Conditional Controlled Account”).

The division of funds in the Borrower Remainder Subaccount between the ESH Conditional Controlled Account and the ESA Conditional Controlled Account shall be set forth in subsequent monthly instructions delivered by Mortgage Borrower to the Domestic Cash Management Agent in accordance with the Domestic Cash Management Agreement. In the absence of any subsequent monthly instructions, Cash Management Agent is instructed to deposit in the ESH Conditional Controlled Account the same amount as was deposited in such account during the previous month and to deposit into the ESA Conditional Controlled Account any excess amounts in the Borrower Remainder Subaccount.

[Signatures Continue on Following Page]

This Notice is delivered to the Cash Management Agent as of the date first appearing above.

ESA P PORTFOLIO L.L.C.

By:
Name: Title:

ESA P PORTFOLIO MD BORROWER L.L.C.

By:
Name: Title:

ESH/TN PROPERTIES L.L.C.

By:
Name: Title:

EXHIBIT M

FORM OF FUNDING NOTICE

[            ], 20[    ]

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ESH Hospitality, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein, but not defined herein shall have the meanings set forth in the Credit Agreement.

Pursuant to Section 2.2 of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [            ], 20[    ] (the “Credit Date”):

Loans:

ABR Loans:	$[ , , ]

Eurodollar Loans, with an initial Interest Period of month(s):	$[ , , ]

Borrower hereby certifies that:

(i) as of the Credit Date, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date, before and after giving effect to the extensions of credit requested to be made on such date and the application of the proceeds therefrom, as if made on and as of such date; and

(ii) as of the Credit Date, no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

The account of Borrower to which the proceeds of the Loans requested on the Credit Date are to be made available by Administrative Agent to Borrower are as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

IN WITNESS WHEREOF, the undersigned has executed and delivered this Funding Notice as of the date first above written.

ESH HOSPITALITY, INC.

By:
Name:
Title:

[Signature Page to Funding Notice]

EXHIBIT N

FORM OF CONVERSION/CONTINUATION NOTICE

[            ], 20[    ]

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ESH Hospitality, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein, but not defined herein shall have the meanings set forth in the Credit Agreement.

Pursuant to Section 2.10 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [            ], 20[    ]:

Loans:

$[ , , ]	Eurodollar Loans to be continued with Interest Period of [ ] month(s)

$[ , , ]	ABR Loans to be converted to Eurodollar Loans with Interest Period of [ ] month(s)

$[ , , ]	Eurodollar Loans to be converted to ABR Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default.

ESH HOSPITALITY, INC.

By:
Name:
Title:

[Signature Page to Conversion/Continuation Notice]

EXHIBIT O

FORM OF INTERCOMPANY NOTE

Note Number:	Dated: , 20

FOR VALUE RECEIVED, ESH HOSPITALITY, INC., a Delaware corporation (“Borrower”), and certain Subsidiaries of Borrower (collectively, the “Group Members” and each, a “Group Member”) which are a party to this subordinated intercompany note (this “Promissory Note”) promise to pay to the order of such other Group Member as it makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money as may be agreed upon from time to time by the relevant Payor and Payee, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness now or hereafter owing by such Payor to such Payee as shown in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement dated as of June 23, 2014 (as it may be amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Borrower, the Lenders party thereto from time to time, GOLDMAN SACHS BANK USA, as Administrative Agent thereunder (the “Administrative Agent”).

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable at such times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in any lawful currency as may be agreed upon by the relevant Payor and Payee and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee that is a Loan Party to the Administrative Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the Loan Documents to which such Payee is a party. Each Payor acknowledges and agrees that after the occurrence of and during the continuation of an Event of Default, the Administrative Agent and the other Secured Parties may exercise all the rights of each Payee that is a Loan Party under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that any and all claims of such Payee against any Payor that is a Loan Party or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Obligations until all the Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under the Loan Documents have been terminated; provided, that each Payor that is a Loan Party may make payments to the applicable Payee so long as no Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Loan Documents. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor (whether constituting part of the security or collateral given to any Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Secured Parties in such assets. Except as expressly permitted by the Loan Documents, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, until all the Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under the Loan Documents have been terminated.

After the occurrence of and during the continuation of an Event of Default, if all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Loan Documents) all or substantially all of the assets of any Payor are sold, then, and in any such event, upon the reasonable request of the Administrative Agent, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application to any of the Obligations, due or to become due, until all the Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under the Loan Documents have been terminated. After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party irrevocably authorizes, empowers and appoints the Administrative Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable), to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Administrative Agent’s own names or in the name of such Payee or otherwise, as the Administrative Agent may deem necessary for the enforcement of this Promissory Note. After the occurrence of and during the continuation of an Event of Default, each Payee that is a Loan Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness reasonably requested by the Administrative Agent. After the occurrence of and during the continuation of an Event of Default, the Administrative Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations in accordance with the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Loan Party upon or with respect to Payor Indebtedness owing to such Payee until all the Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under the Loan Documents have been terminated, such Payee that is a Loan Party shall receive and hold the same for the benefit of the Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Administrative Agent’s judgment), for application to any of the Obligations in accordance with the Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Secured Parties. Upon the occurrence and during the continuation of any Event of Default, if such Payee fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Each Payee that is a Loan Party agrees that until all the Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under the Loan Documents have been terminated, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge and Security Agreement or otherwise) any claim such Payee has or may have against any Payor, (ii) upon the occurrence and during the continuation of an Event of Default, discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Promissory Note.

The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

ESH HOSPITALITY, INC.

By:
Name:
Title:

[NAME OF EACH SUBSIDIARY OF BORROWER]

By:
Name:
Title:

EXHIBIT I-4

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                                                   all of its right, title and interest in and to the Intercompany Note, dated                     , 20     (as amended, supplemented or otherwise modified from time to time, the “Promissory Note”), made by ESH HOSPITALITY, INC. and certain Subsidiaries of the Borrower or any other Person that is or becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Loan Documents on the date of the Promissory Note. From time to time after the date thereof, additional Subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

Dated:

ESH HOSPITALITY, INC.

By:
Name:
Title:

[NAME OF EACH GUARANTOR]

By:
Name:
Title:

EXHIBIT P

MODIFIED DUTCH AUCTION PROCEDURES

This Outline is intended to summarize certain basic terms of the modified Dutch auction procedures pursuant to and in accordance with the terms and conditions of Sections 10.6(f)-(h) of the Credit Agreement, of which this Exhibit P is a part (the “Auction Procedures”). It is not intended to be a definitive statement of all of the terms and conditions of an Auction, the definitive terms and conditions for which shall be set forth in the applicable auction procedures set for each Auction (the “Offer Documents”). None of the Administrative Agent, Auction Manager and any other Agent, or any of their respective Affiliates, makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell its Loans to [a Loan Party or Subsidiary/a Sponsor Affiliated Lender] (the “Purchaser”) pursuant to the Offer Documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent (or any of their Affiliates) in its capacity as a Lender be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Loans and, if it decides to do so, the principal amount of and price to be sought for such Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning this Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit have the meanings assigned to them in the Credit Agreement.

Summary. The Purchaser may conduct one or more modified Dutch auctions in order to purchase Loans (each, an “Auction”) pursuant to the procedures described herein.

Notice Procedures. In connection with each Auction, the Purchaser will provide notification to the Auction Manager (for distribution to the Lenders) of the Loans substantially in the form of Annex A to this Exhibit P that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Loans that the Purchaser is willing to purchase in the Auction (the “Auction Amount”); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Purchaser would be willing to purchase Loans in the Auction; and (iii) the date on which the Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. New York time, as such date and time may be extended (such time, the “Expiration Time”) for a period not exceeding three Business Days upon notice by the Purchaser to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, however, that only one extension per offer shall be permitted. An Auction shall be regarded as a “Failed Auction” in the event that either (x) Purchaser withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a Failed Auction, Purchaser shall not be permitted to deliver a new Auction Notice prior to the date occurring five (5) Business Days after such withdrawal or Expiration Time, as the case may be.

Reply Procedures. In connection with any Auction, each Lender holding Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation substantially in the form of Annex B to this Exhibit P (the “Return Bid”) which shall specify (i) a discount to par expressed as a price per $1,000 (in increments of $5) of Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Loans, in an amount not less than $1,000,000 or an integral multiple in excess thereof, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that Lender may submit a Reply Amount that is less than

2

the minimum amount and/or incremental amount requirements described above only if the Reply Amount comprises the entire amount of Loans held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an Affiliate Assignment Agreement. The Purchaser will not purchase any Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Purchaser, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Auction within the Discount Range for the Auction that will allow the Purchaser to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Loans for which the Purchaser has received Qualifying Bids). The Purchaser shall purchase Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at the applicable Reply Price and shall not be subject to proration.

Proration Procedures. All Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount of all Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Loans to be purchased below the Applicable Threshold Price), the Purchaser shall purchase the Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

Notification Procedures. Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due. The Auction Manager will insert the principal amount of Loans to be assigned and the applicable settlement date into each applicable Affiliate Assignment Agreement received in connection with a Qualifying Bid. Upon request of the submitting Lender, the Auction Manager will promptly return any Affiliate Assignment Agreement received in connection with a Return Bid that is not a Qualifying Bid.

Additional Procedures. Once initiated by an Auction Notice, the Purchaser may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. [In the event that a Loan Party or Subsidiary is the Purchaser: However, an Auction may become void if the conditions to the purchase of Loans by the Purchaser required by the terms and conditions of Section 10.6(h)(iii) of the Credit Agreement are not met.] The purchase price for each purchase of Loans

3

shall be paid by the Purchaser directly to the respective assigning Lender on a settlement date as determined by the Auction Manager in consultation with the Purchaser (which shall be no later than ten (10) Business Days after the date Return Bids are due). The Purchaser shall execute each applicable Affiliate Assignment Agreement received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Purchaser, which determination will be final and binding. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Purchaser, will be final and binding.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Purchaser, the Loan Parties, or any of their Affiliates (whether contained in the Offer Documents or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

This Exhibit P shall not require the Purchaser to initiate any Auction.

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Annex A to Exhibit P to

Credit Agreement

AUCTION NOTICE

[Name of Borrower/Name of Sponsor Affiliated Lender Letterhead]

Goldman Sachs Bank USA, as Auction Manager

200 West Street

New York, NY 10282-2198

Attention: [                    ]

Fax No.: [                    ]

Email: [                    ]@gs.com

Re: Loan Auction

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ESH Hospitality, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein, but not defined herein shall have the meanings set forth in the Credit Agreement.

[Name of Loan Party/Name of Sponsor Affiliated Lender] (the “Purchaser”) hereby gives notice to the Lenders that it desires to conduct the following Auction:

•	Auction Amount: $[ ] in principal amount of Loans.

•	Discount Range: Not less than $[ ] nor greater than $[ ] per $1,000 principal amount of Loans.

The Purchaser acknowledges that this Auction Notice may not be withdrawn other than in accordance with the Auction Procedures. The Auction shall be consummated in accordance with the Auction Procedures with all Return Bids due no later than 1:00 p.m. (New York time) on [                    ].

The Purchaser hereby represents and warrants that (i) it is not in possession of any information regarding Borrower, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to [the Auction Manager,] Administrative Agent and the Lenders, (ii) no Default or Event of Default has occurred and is continuing or would result from such repurchase, (iii) Borrower will not use the proceeds of any revolving loans to acquire such Loans and (iv) the assigning Lender and the applicable Loan Party or Subsidiary shall execute and deliver to the Auction Manager an Affiliate Assignment Agreement.

Very truly yours,

[NAME OF BORROWER/NAME OF SPONSOR AFFILIATED LENDER]

1

By:
Name:
Title:

2

Annex B to Exhibit P to

Credit Agreement

RETURN BID

Goldman Sachs Bank USA, as Auction Manager

200 West Street

New York, NY 10282-2198

Attention: [                    ]

Fax No.: [                    ]

Email: [                    ]@gs.com

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of June 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ESH Hospitality, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein, but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned Lender hereby gives notice of its participation in the Auction by submitting the following Return Bid1:

Reply Price (price per $1,000)	Reply Amount (principal amount of Loans)
US$	US$
US$	US$
US$	US$

The undersigned Lender acknowledges that the submission of this Return Bid along with an executed Affiliate Assignment Agreement, to be held in escrow by the Auction Manager, obligates the Lender to sell the entirety or its pro rata portion of the Reply Amount in accordance with the Auction Procedures, as applicable.

Very truly yours,

[Name of Lender]

By:
Name:
Title:

[1]	Lender may submit up to three component bids but need not submit more than one. The sum of Lender’s bid(s) may not exceed the aggregate principal face amount of Loans held by it as lender of record on the date of submission of its Return Bid.

1

Annex C to Exhibit P to

Credit Agreement

AFFILIATE ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Affiliate Assignment and Acceptance Agreement (this “Assignment”) is dated as of the Affiliate Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [NAME OF LOAN PARTY OR SUBSIDIARY/SPONSOR AFFILIATED LENDER] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Affiliate Assignment Effective Date [in the case of an Auction in which a Loan Party or Subsidiary or the Sponsor Affiliated Lender is the Purchaser: inserted by the Auction Manager as contemplated in the Auction Procedures], (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[LOAN PARTY OR SUBSIDIARY/SPONSOR AFFILIATED LENDER]
Market Entity Identifier (if any):

3.	Borrower:	ESH Hospitality, Inc.

4.	Administrative Agent:	Goldman Sachs Bank USA, as the administrative agent under the Credit Agreement

1

5.	Credit Agreement:	The Credit Agreement, dated as of June 23, 2014, by and among ESH Hospitality, Inc, a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as guarantors, the lenders party thereto from time to time, Goldman Sachs Bank USA, as Administrative Agent, and the other agents named therein.

6.	Assignor’s Interest under the Credit Agreement:

Facility	Aggregate Principal Face Amount of Loans of Assignor	Percentage of Loans of Assignor[1]
Loans	$		%

7.	Assigned Interest[2]:

1.	List below the Loans to be assigned by Assignor to Assignee [in the case of an Auction in which a Loan Party or Subsidiary or a Sponsor Affiliated Lender is the Purchaser: which shall be subject to the terms and conditions of the Auction, including, without limitation, the pro rata reduction procedures set forth in the Auction Procedures].

[in the case of an Auction in which a Loan Party or Subsidiary or a Sponsor Affiliated Lender is the Purchaser:

Reply Price with respect to Loans being offered for assignment to Assignee (price per $1,000 principal amount)[3]	Reply Amount (principal face amount of Loans to be Assigned to Assignee at relevant Reply Price) (subject to pro rata reduction)[4]	Pro Rated Principal Face Amount of Loans Assigned[5]	Percentage Assigned of Loans[6]
$	$	$	%
$	$	$	%
$	$	$	%

[1]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder. To be completed by Assignor.
[2]	Notwithstanding anything herein to the contrary, the aggregate principal amount of Loans purchased by assignment pursuant to this Section 10.6(f)(ii) of the Credit Agreement and held at any one time by Sponsor Affiliated Lenders may not exceed 25% of the outstanding principal amount of all Loans (after giving effect to any simultaneous cancellations)
[3]	To be completed by Assignor.
[4]	To be completed by Assignor. [In the case of an Auction in which a Loan Party or Subsidiary or a Sponsor Affiliated Lender is the Purchaser: The sum of Lender’s Reply Amount(s) may not exceed the aggregate principal face amount of Loans held by it as lender of record on the date of submission of its Return Bid.]

2

[in the case of an open market purchase involving a Sponsor Affiliated Lender:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[7]
	$	$		%
	$	$		%
	$	$		%

8.	Affiliate Assignment Effective Date: , 20 [in the case of an Auction in which a Loan Party or Subsidiary or a Sponsor Affiliated Lender is the Purchaser: TO BE INSERTED BY AUCTION MANAGER AND WHICH SHALL BE THE AFFILIATE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	[In the case of an Auction in which a Loan Party or Subsidiary or a Sponsor Affiliated Lender is the Purchaser: To be completed by the Auction Manager, if necessary, based on the proration procedures set forth in the Auction Procedures.]
[6]	[In the case of an Auction in which a Loan Party or Subsidiary or a Sponsor Affiliated Lender is the Purchaser: To be completed by the Auction Manager to at least 9 decimals as a percentage of the Term Loans of all Lenders thereunder.]
[7]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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9.	Notice and Wire Instructions:

ASSIGNOR:	ASSIGNEE:

[NAME OF ASSIGNOR]	[LOAN PARTY OR SUBSIDIARY/SPONSOR AFFILIATED LENDER/]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:

[In the case of an assignment via Dutch Auction only: The Assignor acknowledges and agrees that (i) submission of a Return Bid in respect of the Loans will constitute a binding agreement between the Assignor and the Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement; (ii) Loans will be deemed to have been accepted by the Assignee to the extent such Loans are validly offered by Assignor to Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement upon notification by the Auction Manager to the Assignor that such Loans are part of a Qualifying Bid (subject to applicable proration in accordance with the terms and conditions of the Auction); and (iii) it does not have any withdrawal rights with respect to any offer to assign of its Loans.

Subject to and effective upon the acceptance by the Assignee for purchase of the principal amount of the Loans to be assigned by the Assignor to the Assignee, the Assignor hereby irrevocably constitutes and appoints the Auction Manager as the true and lawful agent and attorney-in-fact of the Assignor with respect to such Loans, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to complete or fill-in the blanks in this Assignment and deliver the completed Assignment to the Assignee and the Assignor.]

[Signature page follows]

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The Assignor acknowledges and agrees that its offer to assign Loans pursuant to the Auction Procedures constitute the Assignor’s acceptance of the terms and conditions (including the proration procedures) contained in the Auction Procedures, the Credit Agreement and this Assignment.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[LOAN PARTY OR SUBSIDIARY /SPONSOR AFFILIATED LENDER]

By:
Name:
Title:

Accepted:

GOLDMAN SACHS BANK USA, as Administrative Agent [and Auction Manager]

By:
Authorized Signatory

5

Annex B to Exhibit P to

Credit Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR AFFILIATE

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is, and on the applicable Affiliate Assignment Effective Date will be, free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Assignment and to sell and assign the Assigned Interest on the basis of which it has made such decision; and (v) it is not a Disqualified Institution, (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, and (c) has read and agrees to all of the terms and conditions (including the pro ration procedures) of the Auction Procedures set forth in the Offer Documents. The Assignor will, upon request, execute and deliver any additional documents deemed by Administrative Agent or the Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest. In the event that the Assignor has determined for itself to not access any information disclosed by Assignee in connection with the Auction or this Assignment, the Assignor acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of Borrower, the Auction Manager, and Administrative Agent has any responsibility for the Assignor’s decision to limit the scope of the information it has obtained in connection with its evaluation of the Auction or its decision to enter into this Assignment.

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Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement [In the case of assignments to a Loan Party or Subsidiary: until such time as the Loans are automatically cancelled without further action by any Person on the Affiliate Assignment Effective Date], (ii) it meets the requirements of an Assignee under Section 10.6 of the Credit Agreement, (iii) it has transmitted same day funds to the Assignor on the Affiliate Assignment Effective Date, (iv) from and after the Affiliate Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, [and] (vii) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest; [In the case of assignments to or by Sponsor Affiliated Lenders: (ix) attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (x) after giving effect to its purchase and assumption of the Assigned Interest, the aggregate principal amount of all Loans held by Sponsor Affiliated Lenders will not exceed 25% of the aggregate principal amount of all Loans outstanding under the Credit Agreement]; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Auction Manager, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) [In the case of assignments to a Loan Party or Subsidiary: it acknowledges that the Assigned Interest shall, from and after the Affiliate Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding and that the Assignee shall have no ability to vote or receive payments in respect of the Assigned Interest] [In the case of assignments to or by Sponsor Affiliated Lenders: it acknowledges that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.]

1.3	No Violation of Laws. Each of the Assignor and Assignee acknowledges that it has not violated any applicable laws relating to this Assignment or the transactions contemplated herein.

2. Payments. [In the case of assignments to a Loan Party or Subsidiary: Payment to the Assignor by the Assignee in respect of the settlement of the assignment of the Assigned Interest shall be paid by Assignee directly to the Assignor and shall include all unpaid interest that has accrued in respect of the Assigned Interest through the Affiliate Assignment Effective Date. No interest shall accrue with respect to the Assigned Interest from and after the Affiliate Assignment Effective Date and such Assigned Interest shall, from and after the Affiliate Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding.] [In the case of assignments to or by Sponsor Affiliated Lenders: From and after the Affiliate Assignment Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Affiliate Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Affiliate Assignment Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Affiliate Assignment Effective Date to the Assignee.]

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3. [In the case of assignments to Sponsor Affiliated Lenders: Waivers. (i) The Assignee shall have no right whatsoever so long as such Person is a Sponsor Affiliated Lender:

(A) to vote with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document requiring the consent of Required Lenders and that it shall be deemed to have voted its interest as a Lender with respect to such Required Lender votes without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders; provided that, notwithstanding the foregoing, (x) such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action disproportionately affects such Sponsor Affiliated Lender in its capacity as a Lender as compared to other Lenders, (y) no amendment, modification, waiver, consent or other action shall, without the consent of the Sponsor Affiliated Lender, deprive any Sponsor Affiliated Lender of its share of any payments and (z) for the avoidance of doubt, such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action requires the consent of any Lender or any affected lender;

(B) to attend (or receive any notice of) any meeting, conference call or correspondence with Administrative Agent or any Lender not attended by (or noticed to) any Loan Party, their Affiliates or any Person on behalf of or representing any of the foregoing or receive any information from Administrative Agent or any other Lender not provided to the Loan Parties, their Affiliates or any Person on behalf of or representing any of the foregoing (other than notices of borrowings, prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Section 2 of the Credit Agreement); or

(C) to make or bring any claim, solely in its capacity as Lender, against Administrative Agent, any other Agent or any Lender solely with respect to the duties of such Persons under the Loan Documents (it being understood, for the avoidance of doubt, that such Sponsor Affiliated Lender may make or bring a claim for breach of the Credit Agreement);

(ii) If any Loan Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law:

(A) the Assignee shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by Administrative Agent (or the taking of any action by a third party that to which Administrative Agent has consented with respect to any disposition of assets by Borrower or any equity or debt financing to be made to Borrower), including, without limitation, the filing of any pleading by Administrative Agent) in (or with respect to any matters related to) the proceeding so long as Administrative Agent is not taking any action to treat the Assignee’s Loans in a manner that is less favorable to the Assignee in any material respect than the proposed treatment of similar Obligations held by other Lenders (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization);

(B) the provisions set forth in Section 10.6(f) of the Credit Agreement, and this Section 4, constitute (x) a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable to the maximum extent permitted by applicable non-bankruptcy law for all purposes in any case where a Loan Party has filed for protection under any Debtor Relief Law and affecting the rights of creditors generally applicable to such Loan Party and (y) an irrevocable voting proxy coupled with a pledge in favor of Administrative Agent with respect to voting obligations set forth in Section 10.6(f) of the Credit Agreement, and this Section 4;

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(C) the Assignee shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Sponsor Affiliated Lenders, except (i) to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by the Assignee in a manner that is less favorable to the Assignee in any material respect than the proposed treatment of similar Obligations held by other Lenders or (ii) to the extent set forth in Section 10.6(f) of the Credit Agreement. For the avoidance of doubt, except to the extent set forth in the preceding sentence, Administrative Agent is hereby irrevocably authorized and empowered (in the name of the Assignee) to vote on behalf of the Assignee or consent on behalf of the Assignee in any such proceedings with respect to any and all claims of the Assignee relating to the Obligations. The Assignee agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of Administrative Agent to vote or consent on behalf of the Assignee in any proceeding in the manner set forth above and that the Assignee shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding; and

(D) the Assignee hereby expressly and irrevocably waives, for the benefit of Administrative Agent and the Lenders any principles or provisions of law (including as set forth in any Debtor Relief Law, statutory or otherwise) which are or might be in conflict with the terms of Section 10.6(f) of the Credit Agreement or this Assignment and any legal or equitable discharge of the Assignee’s obligations hereunder.]

4. [No Default. On the Affiliate Assignment Effective Date, no Default or Event of Default has occurred and is continuing or would result from this Assignment.]1

5. No Material Non-Public Information Representation. Assignee and Assignor hereby acknowledge that [Loan Party/Sponsor Affiliated Lender] is not making any representation that it is not in possession of any information regarding Borrower, its Subsidiaries or its Affiliates, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any such purchase, sale, assignment or transfer.

6. Waiver of Claims. To the fullest extent permitted by applicable law, Assignor and Assignee hereby irrevocably waive, any claim or cause of action against any Lender, any Agent and their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement or otherwise) arising out of or otherwise related to [a Loan Party/Sponsor Affiliated Lender] being in possession of such undisclosed information at the time of any such purchase, sale, assignment or transfer of Loans that may be material to a Lender’s decision to sell, assign or transfer Loans to [a Loan Party, Sponsor Affiliated Lender].

7. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof that would require the application of laws other than those of the State of New York.

[1]	To be included in the context of an assignment to a Loan Party or Subsidiary thereof.

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